                                                                EXHIBIT 17(b)(v)

[Front cover page]
Galaxy Money Market Funds
The Galaxy Fund







Prospectus
__________________, 2000


Galaxy Money Market Fund

Galaxy Government Fund

Galaxy U.S. Treasury Fund

Galaxy Tax-Exempt Fund

Galaxy Connecticut Municipal Money Market Fund

Galaxy Massachusetts Municipal Money Market Fund


Galaxy New York Municipal Money Market Fund


Retail A Shares and Retail B Shares







As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

Contents

1        Risk/return summary

1        Introduction

3        Galaxy Money Market Fund

7        Galaxy Government Fund

10       Galaxy U.S. Treasury Fund

13       Galaxy Tax-Exempt Fund

17       Galaxy Connecticut Municipal Money Market Fund

20       Galaxy Massachusetts Municipal Money Market Fund

24       Galaxy New York Municipal Money Market Fund

27       Additional information about risk

28       Investor guidelines

29       Fund management

30       How to invest in the Funds

30       About sales charges

31       Buying, selling and exchanging shares

32            How to buy shares

34            How to sell shares

35            How to exchange shares

36            Other transaction policies

37       Dividends, distributions and taxes

39       Galaxy investor programs

39       Retirement plans

39       Other  programs

41       How to reach Galaxy

43       Financial highlights

RISK/RETURN SUMMARY


INTRODUCTION

This prospectus describes the Galaxy Money Market Funds. The Funds invest primarily in short-term debt obligations, commonly known as money market instruments, that are determined by the Funds' investment adviser to carry very little risk. Money market instruments purchased by the Funds must meet strict requirements as to investment quality, maturity and diversification. The Funds don't invest in securities with remaining maturities of more than 397 days (subject to certain exceptions) and the average maturity of all securities held by a particular Fund must be 90 days or less. Each Fund tries to maintain its share price at $1.00 to protect your investment from loss.

On the following pages, you'll find important information about each Galaxy Money Market Fund including:

- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective


-    the main risks associated with an investment in the Fund


- the Fund's past performance measured on both a year-by-year and long-term basis


-    the fees and expenses that you will pay as an investor in the Fund



[Sidenote:]
MATURITY
The maturity of a security is the date when the issuer must repay the security's entire principal amount to an investor, such as a Fund.


WHICH FUND IS RIGHT FOR YOU?


Not all mutual funds are right for all investors. Your investment goals and
tolerance for risk will determine which fund is right for you. On page   ,
you'll find a table which sets forth general guidelines to help you decide which of the Galaxy Money Market Funds is best suited to you.



THE FUNDS' INVESTMENT ADVISER


Fleet Investment Advisors Inc. (the "Adviser") is the investment adviser for all of these Funds. The Adviser, an indirect wholly-owned subsidiary of FleetBoston Corporation, was established in 1984 and has its main office at 75 State Street, Boston, Massachusetts 02109. The

Adviser also provides investment management and advisory services to individual and institutional clients and manages the other Galaxy investment
portfolios. As of December 31, 1999, the Adviser managed over $   billion in
assets.



AN INVESTMENT IN THE FUNDS ISN'T A FLEET BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUNDS SEEK TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUNDS.



[Sidenote:]
TAX-EQUIVALENT YIELD
One way to understand the tax advantages of a tax-exempt fund is to compare its after-tax return to that of a taxable investment. For example, suppose a taxable fund pays a return of 10%. If you're in the 36% federal income tax bracket, the fund's return after taxes is 6.4%. When a tax-exempt fund pays a return of 10%, you don't pay tax. So if you're in the 36% tax bracket that's the equivalent of earning about 15.6% on a taxable fund. If you're in a low tax bracket, however, it may not be helpful to invest in a tax-exempt fund if you can achieve a higher after-tax return from a taxable investment.

Galaxy Money Market Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current income as is consistent with liquidity and stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests in a diversified portfolio of money market instruments, including commercial paper, notes and bonds issued by U.S. corporations, obligations issued by the U.S. Government and its agencies and instrumentalities, and obligations issued by U.S. and foreign banks, such as certificates of deposit. The Fund also invests in repurchase agreements backed by U.S. Government obligations.

The Fund will only buy a security if it has the highest short-term rating from at least two nationally recognized statistical rating organizations, or one such rating if only one organization has rated the security. If the security is not rated, it must be determined by the Adviser to be of comparable credit quality.


[Sidenote:]
REPURCHASE AGREEMENTS
Repurchase agreements are transactions in which a fund buys securities from a seller (usually a bank or broker-dealer) who agrees to buy them back from the fund on a certain date and at a certain price.


THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:

- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although credit risk is very low because the Fund only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline.
- REPURCHASE AGREEMENTS - Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement. This could cause the value of your investment to decline.

- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


HOW THE FUND HAS PERFORMED


The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.



YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS


The bar chart shows how the performance of Retail A Shares of the Fund has varied from year to year. The returns for Retail B Shares of the Fund were different than the figures shown because each class of shares has different expenses. The figures don't include any sales charges that investors may pay when selling Retail B Shares of the Money Market Fund.



[Sidenote:]
BEST QUARTER:             % for the quarter ending               ,
WORST QUARTER:            % for the quarter ending               ,



[bar chart goes here]





 1990         1991        1992       1993        1994        1995        1996       1997        1998          1999
----------------------------------------------------------------------------------------------------------------------
8.01%         6.13%       3.54%      2.73%       3.68%       5.29%       4.73%      4.99%       4.96%             %
----------------------------------------------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999, after taking into account any sales charges.



-------------------------------------------------------------------------------------------------------------------------------
                                  1 Year                5 Years                 10 Years                Since Inception
-------------------------------------------------------------------------------------------------------------------------------
Retail A Shares                        %                     %                       %                       % (11/17/86)
-------------------------------------------------------------------------------------------------------------------------------
Retail B Shares                        %                     %                       %                       % (3/6/97)
-------------------------------------------------------------------------------------------------------------------------------


To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).

FEES AND EXPENSES OF THE FUND


The Fund offers both Retail A Shares and Retail B Shares. There are no sales charges (sometimes called front-end loads) when you buy Retail A Shares or Retail B Shares of the Fund. However, if you buy Retail B Shares of the Fund, you may have to pay a contingent deferred sales charge (sometimes called a back-end load or CDSC) when you sell your shares.


The following tables show the fees and expenses you may pay when you buy and hold shares of the Fund.



Shareholder fees (fees paid directly from your investment)


                                            Maximum sales charge (load) on      Maximum deferred sales charge (load)
                                            purchases shown as a % of the        shown as a % of the offering price
                                                    offering price               or share price, whichever is less
----------------------------------------------------------------------------------------------------------------------
Retail A Shares                                          None                                       None
----------------------------------------------------------------------------------------------------------------------
Retail B Shares                                          None                                     5.00%(1)
----------------------------------------------------------------------------------------------------------------------


Annual Fund operating expenses (expenses deducted from the Fund's assets)



                                                  Distribution and                                      Total Fund
                             Management fees     service (12b-1) fees       Other Expenses         operating expenses
----------------------------------------------------------------------------------------------------------------------
Retail A Shares                     0.40%(2)                     None                    %                        %(2)
----------------------------------------------------------------------------------------------------------------------
Retail B Shares                     0.40%(2)                    0.75%                    %                        %(2)
----------------------------------------------------------------------------------------------------------------------

(1) This amount applies if you sell your shares in the first year after purchase and gradually declines to 1% in the sixth year after purchase. After six years, your Retail B Shares will automatically convert to Retail A Shares. See "How to invest in the Funds - About sales charges."

(2)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be     %. Total Fund operating expenses after this waiver
     are expected to be     % for Retail A Shares and     % for Retail B Shares.
     This fee waiver may be revised or discontinued at any time.

EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund

-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    your Retail B Shares convert to Retail A Shares after six years

-    the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Retail A Shares                 $                    $                    $                     $
----------------------- --------------------- -------------------- --------------------- --------------------
Retail B Shares                 $                    $                    $                     $
-------------------------------------------------------------------------------------------------------------
If you hold Retail B Shares, you would pay the following expenses if you didn't sell your shares:
----------------------- --------------------- -------------------- --------------------- --------------------
Retail B Shares                 $                    $                    $                     $
----------------------- --------------------- -------------------- --------------------- --------------------

Galaxy Government Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current income as is consistent with liquidity and stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests primarily in U.S. Government obligations, including U.S. Treasury obligations and obligations of U.S. Government agencies and instrumentalities. The Fund also invests in repurchase agreements backed by these obligations.


[Sidenote:]

U.S. GOVERNMENT  OBLIGATIONS

U.S. Government obligations are debt obligations issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities. U.S. Government obligations generally have less credit risk than other debt obligations.


THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:

- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although U.S. Government securities have historically involved little credit risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.
- REPURCHASE AGREEMENTS - Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement. This could cause the value of your investment to decline.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED


The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS


The bar chart shows how the performance of Retail A Shares of the Fund has varied from year to year.




[Sidenote:]
Best quarter:              % for the quarter ending        ,
Worst quarter:             % for the quarter ending        ,



[bar chart goes here]


------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------
 1990         1991        1992       1993        1994        1995        1996       1997        1998          1999
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------
7.96%         6.23%       3.45%      2.88%       3.73%       5.25%       4.67%      4.89%       4.85%             %
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999.



----------------------- ---------------------- ----------------------- --------------------- -------------------------
                               1 year                 5 years                10 years            Since inception
----------------------- ---------------------- ----------------------- --------------------- -------------------------
Retail A Shares                     %                      %                      %                  % (11/17/86)
----------------------- ---------------------- ----------------------- --------------------- -------------------------


To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).


FEES AND EXPENSES OF THE FUND

There are no sales charges when you buy or sell Retail A Shares of the Fund. The following table shows the fees and expenses you MAY pay when you buy and hold shares of the Fund.

Annual Fund operating expenses (expenses deducted from the Fund's assets)



------------------------- ---------------------- ---------------------- ----------------------- ----------------------
                                                  Distribution                                   Total Fund operating
                             Management fees      (12b-1) fees               Other expenses            expenses
------------------------- ---------------------- ---------------------- ----------------------- ----------------------
Retail A Shares                  0.40%(1)                None                        %                     %(1)
------------------------- ---------------------- ---------------------- ----------------------- ----------------------



(1)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be     %. Total Fund operating expenses after this waiver
     are expected to be     %. This fee waiver may be revised or discontinued at
     any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-   you invest $10,000 for the periods shown
-   you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown o your investment has a 5% return each year

-   the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Retail A Shares                 $                    $                    $                     $
----------------------- --------------------- -------------------- --------------------- --------------------

Galaxy U.S. Treasury Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks current income with liquidity and stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests primarily in securities issued or guaranteed by the U.S. Treasury and certain U.S. Government agencies and instrumentalities that provide income that is generally not subject to state income tax.


[Sidenote:]
U.S. TREASURY OBLIGATIONS
U.S. Treasury obligations are among the safest of all investments because they are backed by the "full faith and credit" of the U.S. Government.


THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:


- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although U.S. Government securities, particularly U.S. Treasury securities, have historically involved little credit risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED


The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS


The bar chart shows how the performance of Retail A Shares of the Fund has varied from year to year.


[Sidenote:]

Best quarter:              % for the quarter ending        ,
Worst quarter:             % for the quarter ending        ,



[bar chart goes here]



---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
1992             1993           1994          1995           1996          1997           1998           1999
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------
3.39%            2.74%          3.58%         5.05%          4.59%         4.70%          4.63%              %
---------------- -------------- ------------- -------------- ------------- -------------- -------------- -------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999.




--------------------------- ------------------------ ------------------------ ------------------------
                                    1 year                   5 years              Since inception
--------------------------- ------------------------ ------------------------ ------------------------
Retail A Shares                          %                        %                   % (1/22/91)
--------------------------- ------------------------ ------------------------ ------------------------


To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).


FEES AND EXPENSES OF THE FUND


There are no sales charges when you buy or sell Retail A Shares of the Fund. The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Annual Fund operating expenses (expenses deducted from the Fund's assets)



------------------------ ---------------------- ---------------------- ---------------------- ----------------------
                                                Distribution                                   Total Fund operating
                            Management fees      (12b-1) fees              Other expenses            expenses
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Retail A Shares                  0.39%                  None                       %                      %
------------------------ ---------------------- ---------------------- ---------------------- ----------------------


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-   you invest $10,000 for the periods shown
-   you reinvest all dividends and distributions in the Fund
-   you sell all your shares at the end of the periods shown
-   your investment has a 5% return each year
-   the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Retail A Shares                 $                    $                    $                     $
----------------------- --------------------- -------------------- --------------------- --------------------

Galaxy Tax-Exempt Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax as is consistent with stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities, which are securities issued by state and local governments and other political or public bodies or agencies and that pay interest which is exempt from regular federal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

The Fund will only buy a security if it has one of the two highest short-term ratings from at least two nationally recognized statistical rating organizations, or one such rating if only one organization has rated the security. If the security is not rated, it must be determined by the Adviser to be of comparable credit quality.


[Sidenote:]
MUNICIPAL SECURITIES
State and local governments issue municipal securities to raise money to finance public works, to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions. Some municipal securities, known as private activity bonds, are issued to finance projects for private companies. Municipal securities, which can be issued as bonds, notes or commercial paper, usually have fixed interest rates, although some have interest rates that change from time to time.

[Sidenote:]
TYPES OF MUNICIPAL SECURITIES
GENERAL OBLIGATION securities are secured by the issuer's full faith, credit and taxing power. REVENUE OBLIGATION securities are usually payable only from revenues derived from specific facilities or revenue sources. PRIVATE ACTIVITY BONDS are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds.


THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:

- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although credit risk is very low because the Fund only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline.
     The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


HOW THE FUND HAS PERFORMED


The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS


The bar chart shows how the performance of Retail A Shares of the Fund has varied from year to year.




[Sidenote:]
Best quarter:     % for the quarter ending         ,
Worst quarter:    % for the quarter ending         ,

[bar chart goes here]



------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------
    1990         1991       1992        1993        1994        1995       1996        1997        1998        1999
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------
   5.52%        4.18%       2.46%      2.01%       2.27%       3.19%       2.78%      2.99%       2.81%           %
------------- ----------- ---------- ----------- ----------- ----------- ---------- ----------- ----------- ----------



AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999.



--------------------------- ------------------ ------------------ -------------------- -----------------------------
                                 1 year             5 years            10 years              Since inception
--------------------------- ------------------ ------------------ -------------------- -----------------------------
Retail A Shares                       %                  %                   %                   % (6/23/88)
--------------------------- ------------------ ------------------ -------------------- -----------------------------


To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).

FEES AND EXPENSES OF THE FUND

There are no sales charges when you buy or sell Retail A Shares of the Fund. The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.


Annual Fund operating expenses (expenses deducted from the Fund's assets)



----------------------- ----------------------- ----------------------- ---------------------- -----------------------
                                                     Distribution                               Total Fund operating
                           Management fees           (12b-1) fees          Other expenses             expenses
----------------------- ----------------------- ----------------------- ---------------------- -----------------------
Retail A Shares                 0.40%                    None                       %                      %
----------------------- ----------------------- ----------------------- ---------------------- -----------------------


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-    you invest $10,000 for the periods shown
-    you reinvest all dividends and distributions in the Fund
-    you sell all your shares at the end of the periods shown
-    your investment has a 5% return each year
-    the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:

----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Retail A Shares                 $                    $                    $                     $
----------------------- --------------------- -------------------- --------------------- --------------------

Galaxy Connecticut Municipal Money Market Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide current income exempt from federal regular income tax and the Connecticut state income tax on individuals, trusts and estates, consistent with relative stability of principal and liquidity.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from federal regular income tax, and at least 65% of its total assets in Connecticut municipal securities, which are securities issued by or on behalf of the State of Connecticut and other government issuers and that pay interest which is exempt from both federal regular income tax and the Connecticut state income tax on individuals, trusts and estates. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

The Fund will only buy a security if it has one of the two highest short-term ratings from at least two nationally recognized statistical rating organizations, or one such rating if only one organization has rated the security. If the security is not rated, it must be determined by the Adviser to be of comparable credit quality.


THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:

- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although credit risk is very low because the Fund only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid.
- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.
- SINGLE STATE RISK - Since the Fund invests primarily in Connecticut municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect Connecticut.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.

- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


HOW THE FUND HAS PERFORMED


The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


The Fund began operations on October 4, 1993 as a separate portfolio (the Predecessor Fund) of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold two classes of shares, Investment Shares and Trust Shares. In connection with the reorganization, shareholders of the Predecessor Fund exchanged their Investment Shares and Trust Shares for Retail A Shares of the Fund. The return for periods prior to December 4, 1995 are for Investment Shares of the Predecessor Fund.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS


The bar chart shows how the performance of the Fund has varied from year to year.



[Sidenote:]
Best quarter:     % for the quarter ending         ,
Worst quarter:    % for the quarter ending         ,

[bar chart goes here]






--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
        1994                1995                1996               1997                1998               1999
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
       1.99%                2.97%              2.78%               2.98%              2.77%                   %
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999, after taking into account any sales charges on Investment Shares of the Predecessor Fund.




--------------------------- ------------------------ ------------------------ ------------------------
                            1 year                   5 years                  Since inception
--------------------------- ------------------------ ------------------------ ------------------------
Retail A Shares                  %                       %                        % (10/4/93)
--------------------------- ------------------------ ------------------------ ------------------------


To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).


FEES AND EXPENSES OF THE FUND

There are no sales charges when you buy or sell Retail A Shares of the Fund. The following table shows the fees and expenses you pay when you buy and hold shares of the Fund.


Annual Fund operating expenses (expenses deducted from the Fund's assets)



----------------------- ----------------------- ----------------------- ---------------------- -----------------------
                                                     Distribution                               Total Fund operating
                           Management fees           (12b-1) fees          Other expenses             expenses
----------------------- ----------------------- ----------------------- ---------------------- -----------------------
Retail A Shares                 0.40%(1)                 None                       %                      %(1)
----------------------- ----------------------- ----------------------- ---------------------- -----------------------



(1)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be     %. Total Fund operating expenses after this waiver
     are expected to be     %. This fee waiver may be revised or discontinued at
     any time.


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-   you invest $10,000 for the periods shown
-   you reinvest all dividends and distributions in the Fund
-   you sell all your shares at the end of the periods shown
-   your investment has a 5% return each year
-   the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Retail A Shares                 $                    $                    $                     $
----------------------- --------------------- -------------------- --------------------- --------------------


Galaxy Massachusetts Municipal Money Market Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks to provide current income exempt from federal regular income tax and the income taxes imposed by the Commonwealth of Massachusetts, consistent with relative stability of principal and liquidity.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from federal regular income tax, and at least 65% of its total assets in Massachusetts municipal securities, which are securities issued by or on behalf of the Commonwealth of Massachusetts and other government issuers and that pay interest which is exempt from both federal regular income tax and Massachusetts personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and commercial paper.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

The Fund will only buy a security if it has one of the two highest short-term ratings from at least two nationally recognized statistical rating organizations, or one such rating if only one organization has rated the security. If the security is not rated, it must be determined by the Adviser to be of comparable credit quality.


THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:

- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although credit risk is very low because the Fund only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid.
- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.
- SINGLE STATE RISK - Since the Fund invests primarily in Massachusetts municipal securities, it is likely to be especially susceptible to economic, political and regulatory events that affect Massachusetts.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.


HOW THE FUND HAS PERFORMED


The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.



The Fund began operations on October 5, 1993 as a separate portfolio (the Predecessor Fund) of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold a single class of shares. In connection with the reorganization, shareholders of the Predecessor Fund exchanged their shares for Retail A Shares of the Fund. The returns for periods prior to December 4, 1995 are for shares of the Predecessor Fund.



YEAR-BY-YEAR TOTAL RETURNS - CALENDAR  YEARS



The bar chart shows how the performance of the Fund has varied from year to year.



[Sidenote:]
Best quarter:                    % for the quarter ending            ,
Worst quarter:                   % for the quarter ending            ,

[bar chart goes here]







------------------ ------------------ --------------------- --------------------- ---------------------- ----------------------
      1994               1995                 1996                  1997                  1998                   1999
------------------ ------------------ --------------------- --------------------- ---------------------- ----------------------
      2.15%              3.23%               2.78%                 2.96%                  2.79%                      %
------------------ ------------------ --------------------- --------------------- ---------------------- ----------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999.



--------------------------- ------------------------ ------------------------ ------------------------
                            1 year                   5 years                  Since inception
--------------------------- ------------------------ ------------------------ ------------------------
Retail A Shares                  %                       %                        % (10/05/93)
--------------------------- ------------------------ ------------------------ ------------------------


To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).


FEES AND EXPENSES OF THE FUND

There are no sales charges when you buy or sell Retail A Shares of the Fund. The following table shows the fees and expenses you pay when you buy and hold shares of the Fund.


Annual Fund operating expenses (expenses deducted from the Fund's assets)




----------------------- ----------------------- ----------------------- ---------------------- -----------------------
                                                 Distribution (12b-1)                           Total Fund operating
                           Management fees               fees              Other expenses             expenses
----------------------- ----------------------- ----------------------- ---------------------- -----------------------

Retail A Shares                 0.40%(1)                 None                       %                      %(1)
----------------------- ----------------------- ----------------------- ---------------------- -----------------------



(1)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be     %. Total Fund operating expenses after this waiver
     are expected to be     %. This fee waiver may be revised or discontinued at
     any time.


EXAMPLE

This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-   you invest $10,000 for the periods shown
-   you reinvest all dividends and distributions in the Fund
-   you sell all your shares at the end of the periods shown

-   your investment has a 5% return each year
-   the Fund's operating expenses remain the same

Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:



----------------------- --------------------- -------------------- --------------------- --------------------
                               1 year               3 years              5 years              10 years
----------------------- --------------------- -------------------- --------------------- --------------------
Retail A Shares                 $                    $                    $                     $
----------------------- --------------------- -------------------- --------------------- --------------------

Galaxy New York Municipal Money Market Fund




THE FUND'S INVESTMENT OBJECTIVE



The Fund seeks to provide current income exempt from federal regular income tax and New York State and New York City personal income tax, consistent with relative stability of principal and liquidity.




THE FUND'S MAIN INVESTMENT STRATEGIES



The Fund normally invests at least 80% of its total assets in municipal securities that pay interest which is exempt from federal regular income tax, and at least 65% of its total assets in New York municipal securities, which are securities issued by or on behalf of the State of New York and other government issuers and that pay interest which is exempt from federal regular income tax and New York State and New York City personal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.



Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.



The Fund will only buy a security if it has one of the two highest short-term ratings from at least two nationally recognized statistical rating organizations, or one such rating if only one organization has rated the security. If the security is not rated, it must be determined by the Adviser to be of comparable credit quality.




THE MAIN RISKS OF INVESTING IN THE FUND



While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:



- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although credit risk is very low because the Fund only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid.

- LACK OF DIVERSIFICATION - The Fund is not diversified, which means that it can invest a large percentage of its assets in a small number of issuers. As a result, a change in the value of any one investment held by the Fund may affect the overall value of the Fund more than it would affect a diversified fund which holds more investments.
- SINGLE STATE RISK - Because the Fund invests primarily in New York municipal securities, the Fund's ability to achieve its investment objective is dependent upon the ability of the issuers of New York municipal securities to meet their continuing obligations for the payment of principal and interest. New York State and New York City face long-term economic problems that could seriously affect their ability and that of other issuers of New York municipal securities to meet their financial obligations. Other considerations affecting the Fund's investments in New York municipal securities are summarized in the Statement of Additional Information.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.




HOW THE FUND HAS PERFORMED



The Fund had not commenced operations prior to the date of this prospectus. No performance information is presented because the Fund has less than one full calendar year of performance history.




FEES AND EXPENSES OF THE FUND



There are no sales charges when you buy or sell Retail A Shares of the Fund. The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.



Annual Fund operating expenses (expenses deducted from the Fund's assets)



----------------------- ----------------- ------------------- ------------- --------------
                                                                            Total Fund
                                          Distribution        Other         operating
                        Management fees   (12b-1) fees        expenses      expenses
----------------------- ----------------- ------------------- ------------- --------------
Retail A Shares         0.40%(1)          None                     %(2)          %(1)
----------------------- ----------------- ------------------- ------------- --------------



(1)  The Adviser is waiving a portion of the Management fees so that such fees
     are expected to be     . Total Fund operating expenses after this waiver
     are expected to be     . This fee waiver may be revised or discontinued at
     any time.

(2) Other expenses are based on estimated amounts for the current fiscal year.



EXAMPLE



This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:
-   you invest $10,000 for the periods shown
-   you reinvest all dividends and distributions in the Fund
-   you sell all your shares at the end of the periods shown
-   your investment has a 5% return each year
-   the Fund's operating expenses remain the same



Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:




----------------------- --------------------- --------------------
                        1 year                3 years
----------------------- --------------------- --------------------
Retail A Shares         $                     $
----------------------- --------------------- --------------------

ADDITIONAL INFORMATION ABOUT RISK


The main risks associated with an investment in each of the Galaxy Money Market Funds have been described above. The following supplements that discussion.



TEMPORARY DEFENSIVE POSITIONS



Each Fund may temporarily hold up to 100% of its total assets in investments that aren't part of its main investment strategy during unfavorable market conditions. These investments may include cash (which will not earn any income) and, in the case of the Tax-Exempt Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, and New York Municipal Money Market Fund, short-term taxable investments, such as money market instruments and debt securities issued or guaranteed by the U.S. Government or its agencies, in excess of 20% of each Fund's assets. This strategy could prevent a Fund from achieving its investment objective.




OTHER TYPES OF INVESTMENTS



This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund mainly invests. Each Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Fund - and the risks involved - are described in detail in the Statement of Additional Information (SAI) which is referred to on the back cover of this prospectus.

INVESTOR GUIDELINES


The table below provides information as to which type of investor might want to invest in each of the Galaxy Money Market Funds. It's meant as a general guide only. TAX-EXEMPT FUNDS ARE GENERALLY NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS BEFORE TAXES ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS. Consult your investment professional for help in deciding which Fund is right for you.



------------------------------------------------------- -----------------------------------------------------
Galaxy Fund                                               May be best suited for...
------------------------------------------------------- -----------------------------------------------------
Galaxy Money Market Fund                                investors who want a flexible and convenient way to
                                                        manage cash while earning money market returns
------------------------------------------------------- -----------------------------------------------------
Galaxy Government Fund                                  investors who want a way to earn money market
                                                        returns with the extra margin of safety associated
                                                        with U.S. Government obligations
------------------------------------------------------- -----------------------------------------------------
Galaxy U.S. Treasury Fund                               investors who want a way to earn money market
                                                        returns from U.S. Treasury obligations that are
                                                        generally free from state and local taxes
------------------------------------------------------- -----------------------------------------------------
Galaxy Tax-Exempt Fund                                  investors who want a way to earn money market
                                                        returns that are free from federal income tax
------------------------------------------------------- -----------------------------------------------------
Galaxy Connecticut Municipal Money Market Fund          investors who want a way to earn money market
                                                        returns that are free from both regular federal
                                                        income tax and the Connecticut state income tax on
                                                        individuals, trusts and estates
------------------------------------------------------- -----------------------------------------------------
Galaxy Massachusetts Municipal Money Market Fund        investors who want a way to earn money market returns
                                                        that are free from both regular federal income tax
                                                        and Massachusetts personal income tax
------------------------------------------------------- -----------------------------------------------------
Galaxy New York Municipal Money Market Fund             investors who want a way to earn money market
                                                        returns that are free from both regular federal
                                                        income tax and New York State and New York City
                                                        personal income tax
------------------------------------------------------- -----------------------------------------------------

FUND MANAGEMENT


ADVISER

The Adviser, subject to the general supervision of Galaxy's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to and places orders for, all purchases and sales of portfolio securities, and maintains related records.


ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES

The Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser will allocate orders to such institutions only if it believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.


MANAGEMENT FEES


The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below. The New York Municipal Money Market Fund had not commenced operations prior to the date of this prospectus, and the fee shown is that which is currently in effect.




--------------------------------------------------------- ----------------------------------
                                                                 Management fee as a
Fund                                                           % of average net assets
--------------------------------------------------------- ----------------------------------
Money Market                                                                %
--------------------------------------------------------- ----------------------------------
Government                                                                  %
--------------------------------------------------------- ----------------------------------
U.S. Treasury                                                               %
--------------------------------------------------------- ----------------------------------
Tax-Exempt                                                                  %
--------------------------------------------------------- ----------------------------------
Connecticut Municipal Money Market                                          %
--------------------------------------------------------- ----------------------------------
Massachusetts Municipal Money Market                                        %
--------------------------------------------------------- ----------------------------------
New York Municipal Money Market                                             %
--------------------------------------------------------- ----------------------------------

HOW TO INVEST IN THE FUNDS




All of the Funds offer Retail A Shares. The Money Market Fund also offers Retail B Shares.




ABOUT SALES CHARGES



There are no sales charges (sometimes called front-end loads) when you buy either Retail A Shares or Retail B Shares of a Fund. If you buy Retail B Shares of the Money Market Fund, you may have to pay a contingent deferred sales charge (sometimes called a back-end load or CDSC) if you sell your shares within six years of buying them. The following table shows the schedule of CDSC charges:



------------------------------------------------------------------------------------------------ -------------------
                                                                                                        You'll pay a
If you sell your shares                                                                                      CDSC of
------------------------------------------------------------------------------------------------ -------------------
during the first year                                                                                         5.00%
------------------------------------------------------------------------------------------------ -------------------
during the second year                                                                                        4.00%
------------------------------------------------------------------------------------------------ -------------------
during the third year                                                                                         3.00%
------------------------------------------------------------------------------------------------ -------------------
during the fourth year                                                                                        3.00%
------------------------------------------------------------------------------------------------ -------------------
during the fifth year                                                                                         2.00%
------------------------------------------------------------------------------------------------ -------------------
during the sixth year                                                                                         1.00%
------------------------------------------------------------------------------------------------ -------------------
after the sixth year                                                                                           None
------------------------------------------------------------------------------------------------ -------------------

For purposes of calculating the CDSC, all purchases made during a calendar month are considered to be made on the first day of that month. The CDSC is based on the value of the Retail B Shares on the date that they are sold or the original cost of the shares, whichever is lower. To keep your CDSC as low as possible each time you sell shares, Galaxy will first sell any shares in your account that are not subject to a CDSC. If there are not enough of these, Galaxy will sell those shares that have the lowest CDSC. There is no CDSC on Retail B Shares that you acquire by reinvesting your dividends and distributions.

There's no CDSC when Retail B Shares of the Money Market Fund are sold because of the death or disability of a shareholder and in certain other circumstances such as exchanges. Ask your investment professional or Galaxy's distributor, or consult the SAI, for other instances in which the CDSC is waived. To contact Galaxy's distributor, call 1-877-BUY-GALAXY (1-877-289-4252).

DISTRIBUTION AND SHAREHOLDER SERVICE FEES



Retail A Shares of the Funds can pay shareholder service fees at an annual rate of up to 0.50% of each Fund's Retail A Share assets. The Funds do not intend to pay more than 0.10% in shareholder service fees with respect to Retail A Shares during the current fiscal year.



Retail B Shares of the Money Market Fund can pay distribution and shareholder service (12b-1) fees at an annual rate of up to 1.15% of the Fund's Retail B Share assets. The Fund does not intend to pay more than 0.75% in distribution and shareholder service (12b-1) fees during the current fiscal year. Galaxy has adopted a plan under Rule 12b-1 that allows the Money Market Fund to pay fees from its Retail B Share assets for selling and distributing Retail B Shares and for providing services to shareholders. Because 12b-1 fees are paid on an ongoing basis, over time they increase the cost of your investment and may cost more than paying other sales charges.



CONVERTING RETAIL B SHARES TO RETAIL A SHARES

Six years after you buy Retail B Shares of the Money Market Fund, they will automatically convert to Retail A Shares of the Fund. This allows you to benefit from the lower annual expenses of Retail A Shares.


[Sidenote:]
Retail B Shares of the Money Market Fund have higher operating expenses than Retail A Shares of the Fund and may not be appropriate for investors who do not plan to exchange their Retail B Shares for Retail B Shares of another Galaxy Fund.

[Sidenote:]
NET ASSET VALUE
The price you pay for your shares is based on the net asset value per share
(NAV). It's the value of a Fund's assets attributable to Retail A Shares or Retail B Shares, minus the value of the Fund's liabilities attributable to Retail A Shares or Retail B Shares, divided by the number of Retail A Shares or Retail B Shares held by investors.


BUYING, SELLING AND EXCHANGING SHARES

If your order to buy shares is received and accepted by Galaxy's distributor by 11:00 a.m. (Eastern time) on a business day, the price you pay will be the net asset value (NAV) per share next determined (and you'll receive that day's dividend) if Galaxy's custodian receives the purchase price in immediately available funds by 11:00 a.m. that day. If your order to purchase shares is received and accepted by Galaxy's distributor after 11:00 a.m. (Eastern time) but before

4:00 p.m. (Eastern time) on a business day, the price you pay will be the NAV next determined (and you'll begin receiving dividends the next day) if Galaxy's custodian receives the purchase price in immediately available funds by 4:00 p.m. on the day of your order. The price at which you sell shares is the NAV next determined after receipt your order in proper form as described below, less any applicable CDSC in the case of Retail B Shares of the Money Market Fund. NAV is determined on each day the New York Stock Exchange is open for trading as of 11:00 a.m. (Eastern time) and at the close of regular trading (usually 4:00 p.m. Eastern time). The New York Stock Exchange is generally open for trading every Monday through Friday, except for national holidays.


The Funds' assets are valued at amortized cost, which is approximately equal to market value.



HOW TO BUY SHARES

You can buy shares through your financial institution or directly from Galaxy's distributor by calling 1-877-BUY-GALAXY (1-877-289-4252). A broker or agent who places orders on your behalf may charge you a separate fee for their services.

BUYING BY MAIL
Complete an account application and mail it, together with a check payable to each Fund in which you want to invest, to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

To make additional investments, send your check to the address above along with one of the following:


- The detachable slip that's included with your Galaxy statement or your confirmation of a prior transaction
- A letter stating the amount of your investment, the name of the Fund you want to invest in, and your account number


If your check is returned because of insufficient funds, we'll cancel your order.



[Sidenote:]
MINIMUM INVESTMENT AMOUNTS
The minimum initial investment to open a Fund account is:
-    $2,500 for regular accounts
-    $500 for retirement plan accounts such as IRA, SEP and Keogh Plan accounts
-    $100 for college savings accounts, including Education IRA accounts

There is generally no minimum initial investment if you participate in the Automatic Investment Program or in a salary reduction retirement plan such as a SIMPLE IRA or 401(k). You generally can make additional investments for as little as $100. See GALAXY INVESTOR PROGRAMS below for information on other minimums for initial and additional investments.


Usually, you must keep at least $250 in your account other than retirement plan accounts. If your account falls below $250 because you sell or exchange shares, Galaxy may redeem your shares and close your account. Galaxy will give you 60 days' notice in writing before closing your account.


BUYING BY WIRE
To make an initial or additional investment by wire, send U.S. funds through the Federal Reserve System to Fleet National Bank as agent for Galaxy's distributor. You should wire money and registration instructions to:

Fleet National Bank
75 State Street
Boston, MA  02109

ABA #0110-0013-8
DDA #79673-5702
Ref:  The Galaxy Fund
   (Account number)
   (Account registration)

Before making an initial investment by wire, you must complete an account application and send it to The Galaxy Fund, P.O. Box 6520, Providence, RI 02940-6520. Your order will not be effected until the completed account application is received by Galaxy. Call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) for an account application.

Your financial institution may charge you a fee for sending funds by wire.

CUSTOMERS OF FINANCIAL INSTITUTIONS
If you are a customer of a financial institution such as a bank, savings and loan association or broker-dealer, including a financial institution affiliated with the Adviser, you should place your order through your financial institution. Your financial institution is responsible for sending your order to Galaxy's distributor and wiring the money to Galaxy's custodian. For details, please contact your financial institution.

HOW TO SELL SHARES

You can sell your shares in several ways: by mail, by telephone, by wire, or through your financial institution.

SELLING BY MAIL Send your request in writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

You must include the following:
-    The name of the Fund
-    The number of shares or the dollar amount you want to sell
-    Your account number
-    Your Social Security number or tax identification number

- The signatures of each registered owner of the account (the signatures must match the names on the account registration)


Additional documents may be required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators or guardians.


[Sidenote:]
SIGNATURE GUARANTEES
When selling your shares by mail or by phone, you must have your signature guaranteed if:
-    you're selling shares worth more than $50,000,
- you want Galaxy to send your money to an address other than the address on your account, unless your money is transferred to a successor custodian,
- you want Galaxy to send your money to the address on your account that's changed within the last 30 days, or
-    you want Galaxy to make the check payable to someone else.

Your signature must be guaranteed by a bank that's a member of the FDIC, a trust company, a member firm of a national securities exchange or any other eligible institution. A notarized signature is not sufficient.


SELLING BY PHONE
You can sell shares by calling Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) unless you tell Galaxy on the account application or in writing that you don't want this privilege.

If you have difficulty getting through to Galaxy because of unusual market conditions, consider selling your shares by mail or wire.

SELLING BY WIRE
Notify Galaxy's distributor by phone or wire that you wish to sell shares and have the sale proceeds wired to your account at any financial institution in the U.S. To be eligible to use this privilege, you must complete the appropriate section on the account application or notify Galaxy in writing (with a signature guarantee). Your sale proceeds must be more than $1,000.

The sale proceeds must be paid to the same bank and account you named on your application or in your written instructions.

CUSTOMERS OF FINANCIAL INSTITUTIONS
Please contact your financial institution for information on how to sell your shares. The financial institution is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy doesn't charge a fee for wiring sale proceeds to your financial institution, but your financial institution may charge you a fee.


HOW TO EXCHANGE SHARES

You may exchange Retail A Shares of a Fund having a value of at least $100 for Retail A Shares of any other Galaxy Fund or for shares of any other Fund that's managed by the Adviser or any of its affiliates in which you have an existing account. Unless you qualify for a waiver, you'll have to pay a sales charge when you exchange Retail A Shares of a Fund for Retail A Shares of another Galaxy Fund that imposes a sales charge on purchases.

You may exchange Retail B Shares of the Money Market Fund for Retail B Shares of any other Galaxy Fund. You won't pay a contingent deferred sales charge when you exchange your Retail B Shares. However, when you sell the Retail B Shares you acquired in the exchange, you'll pay a contingent deferred sales charge based on the date you bought the Retail B Shares which you exchanged.

TO EXCHANGE SHARES:
- call Galaxy's distributor or use the InvestConnect voice response line at 1-877-BUY-GALAXY (1-877-289-4252)

-    send your request in writing to:

     The Galaxy Fund
     P.O. Box 6520
     Providence, RI  02940-6520

-    ask your financial institution

Galaxy doesn't charge any fee for making exchanges but your financial institution might do so. You are generally limited to three exchanges per year. Galaxy may change or cancel the exchange privilege by giving 60 days' advance written notice to shareholders.


OTHER TRANSACTION POLICIES

If Galaxy doesn't receive full payment for your order to buy shares within three business days of the order date, Galaxy won't accept your order. Galaxy will advise you if this happens and return any payment it may eventually receive. You can only invest in shares of the Funds that are legally available in your state.

Galaxy may refuse any order to buy shares. Galaxy doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Galaxy may refuse your order to sell or exchange shares by wire or telephone if it believes it is advisable to do so. Galaxy or its distributor may change or cancel the procedures for selling or exchanging shares by wire or telephone at any time without notice.

If you sell or exchange shares by telephone, you may be responsible for any fraudulent telephone orders as long as Galaxy has taken reasonable precautions to verify your identity, such as requesting information about the way in which your account is registered or about recent transactions in your account.

Galaxy normally pays you cash when you sell your shares, but it has the right to deliver securities owned by a Fund instead of cash. When you sell these securities, you'll pay brokerage charges.

Sales proceeds are normally sent to you within three business days but Galaxy reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.

If any shares that you're selling are part of an investment you've paid for with a personal check, Galaxy will delay sending your sales proceeds until the check clears, which can take up to 15 days from the purchase date.

Galaxy reserves the right to vary or waive any minimum investment requirement.

DIVIDENDS, DISTRIBUTIONS AND TAXES


Each Fund declares dividends from net investment income daily and pays them within five business days after the end of each month. Although the Funds do not expect to realize net long-term capital gains, any capital gains realized will be distributed at least annually. Dividends and distributions are paid in cash unless you indicate in the account application or in a letter to Galaxy that you want to have dividends and distributions reinvested in additional shares.


MONEY MARKET, GOVERNMENT AND U.S. TREASURY FUNDS


Distributions by these Funds will generally be taxable to shareholders. Each of these Funds expects that all, or substantially all, of its distributions will consist of ordinary income. You will be subject to income tax on these distributions regardless whether they are paid in cash or reinvested in additional shares. The one major exception to these tax principles is that distributions on shares held in an IRA (or other tax-qualified plan) will not be currently taxable.




TAX-EXEMPT, CONNECTICUT MUNICIPAL MONEY MARKET, MASSACHUSETTS MUNICIPAL MONEY MARKET AND NEW YORK MUNICIPAL MONEY MARKET FUNDS


Distributions by these Funds will generally consist of dividends derived from interest earned on exempt securities, and these "exempt-interest dividends" will be exempt income for shareholders for federal income tax purposes. It is possible, depending upon a Fund's investments, that a portion of the Fund's distributions could be taxable to shareholders as ordinary income or capital gains, but none of these Funds expects that this will be the case.

Interest on indebtedness incurred by a shareholder to purchase or carry shares of these Funds generally will not be deductible for federal income tax purposes.

You should note that a portion of the exempt-interest dividends paid by one or more of these Funds may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.


CONNECTICUT MUNICIPAL MONEY MARKET FUND


This Fund intends to comply with certain state tax requirements so that its dividends will generally be exempt from the Connecticut state income tax on individuals, trusts and estates ("CSIT"). However, dividends, if any, derived from interest on securities other than Connecticut municipal securities, or from any capital gains, will be subject to the CSIT.

MASSACHUSETTS MUNICIPAL MONEY MARKET FUND


This Fund intends to comply with certain state tax requirements so that its dividends will generally be exempt from the Massachusetts personal income tax. However, dividends, if any, derived from interest on securities other than Massachusetts municipal securities, or from any capital gains, will be subject to Massachusetts personal income tax.




NEW YORK MUNICIPAL MONEY MARKET FUND



This Fund intends to comply with certain state tax requirements so that its dividends will be generally exempt from the New York State and New York City personal income tax. However, dividends, if any, derived from interest on securities other than New York municipal securities, or from any capital gains, will be subject to the New York State and New York City personal income tax.



ALL FUNDS

Taxable dividends paid in January may be taxable as if they had been paid the previous December. Each year you'll receive in the mail federal tax information on distributions paid by the Funds.


OTHER STATE AND LOCAL TAX MATTERS


Generally, shareholders may also be subject to state and local taxes on distributions and redemptions. State income taxes may not apply however to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities or on securities of the particular state or localities within the state.




MISCELLANEOUS



The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevant to your specific situation.

GALAXY INVESTOR PROGRAMS


RETIREMENT PLANS

Retail A Shares and Retail B Shares of the Funds are available for purchase in connection with any of the following retirement plans:

- Individual Retirement Arrangements (IRAs), including Traditional, Roth, Rollover and Education IRAs
-    Simplified Employee Pension Plans (SEPs)
-    Keogh money purchase and profit sharing plans
- Salary reduction retirement plans set up by employers for their employees, which are qualified under Section 401(k) and 403(b) of the Internal Revenue Code
- SIMPLE IRA plans which are qualified under Section 408(p) of the Internal Revenue Code


For information about eligibility requirements and other matters concerning these plans and to obtain an application, call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252).



OTHER  PROGRAMS


It's also easy to buy or sell shares of the Funds by using one of the programs described below. Just tell Galaxy the amount and how frequently you want to buy or sell shares and Galaxy does the rest. For further information on any of these programs, call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) or your financial institution.

AUTOMATIC INVESTMENT PROGRAM

You can make automatic investments from your bank account every month or every quarter. You can choose to make your investment on any day of the month or quarter. The minimum investment is $50 a month or $150 a quarter except for Education IRAs, in which case the minimum investment is $40 a month or $125 a quarter.

PAYROLL DEDUCTION PROGRAM

You can make regular investments from your paycheck. The minimum investment is $25 per pay period. Send a completed Galaxy Payroll Deduction Application to your employer's payroll department. They'll arrange to have your investment deducted from your paycheck.

COLLEGE INVESTMENT PROGRAM

The minimum for initial and additional investments through the College Investment Program is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $50. You can also save for college by opening an Education IRA account. The minimum for initial and additional investments in an Education

IRA is $100 unless you participate in the Automatic Investment Program, in which case the minimum for initial and additional investments is $40.

CHECKWRITING

You can sign up for Galaxy's checkwriting privilege by completing the signature card that accompanies the account application or by writing or calling Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252) to obtain a signature card. There is no limit on the number of checks you can write each month, although each check must be in an amount of at least $250. Galaxy may impose a fee for use of the checkwriting privilege. Please note that you can't write a check to close your account.

DIRECT DEPOSIT PROGRAM


This program lets you deposit your Social Security payments in your Fund account automatically. There's no minimum deposit. You can cancel the program by notifying the Social Security Administration in writing.


SYSTEMATIC WITHDRAWAL PLAN

You can make regular withdrawals from your investment account every month, every quarter, every six months or once a year. You need a minimum account balance of $10,000 to participate in the plan. No CDSC will be charged on withdrawals of Retail B Shares of the Money Market Fund made through the plan that don't annually exceed 12% of your account's value.

You may cancel your participation in any of these programs, other than the Direct Deposit Program, by writing to Galaxy at:

     The Galaxy Fund
     P.O. Box 6520
     Providence, RI  02940-6520

Please allow at least five days for the cancellation to be processed.

HOW TO REACH GALAXY


THROUGH YOUR FINANCIAL INSTITUTION

Your financial institution can help you buy, sell or exchange shares and can answer questions about your account.


GALAXY SHAREHOLDER SERVICES

Call Galaxy's distributor at 1-877-BUY-GALAXY (1-877-289-4252), Monday through Friday, 8 a.m. to 6 p.m. (Eastern time) for help from a Galaxy representative.


INVESTCONNECT

InvestConnect is Galaxy's Shareholder Voice Response System. Call
1-877-BUY-GALAXY (1-877-289-4252) from any touch-tone phone for automated access to account information and current Fund prices and performance, or to place orders to sell or exchange shares. It's available 24 hours a day, seven days a week.


If you live outside the United States, you can contact Galaxy by calling 1-508-871-4121.


THE INTERNET

Please visit Galaxy's website at:

www.galaxyfunds.com

[Sidenote:]
Galaxy also offers a TDD service for the hearing impaired. Just call 1-800-696-6515, 24 hours a day, seven days a week.

FINANCIAL HIGHLIGHTS



The financial highlights tables shown below will help you understand the financial performance for the Funds' Retail A Shares and/or Retail B Shares for the past five years (or the period since a particular Fund began operations or a particular class of shares was first offered). Certain information reflects the financial performance of a single Retail A Share or Retail B Share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in Retail A Shares and/or Retail B Shares of each Fund, assuming all dividends and distributions were reinvested. The information for
the fiscal year ended October 31, 1999 has been audited by         , independent
auditors, whose report, along with the Funds' financial statements, are included in the Funds' Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended October 31, 1995, 1996, 1997 and 1998 was audited by
Galaxy's former auditors,           . No financial highlights are presented for
the New York Municipal Money Market Fund because the Fund had not commenced operations prior to the date of this prospectus.


As discussed above in "Risk/return summary - Connecticut Municipal Money Market Fund," prior to December 4, 1995, the predecessor to the Connecticut Municipal Money Market Fund (Predecessor Fund) offered and sold two classes of shares, Investment Shares and Trust Shares. Investment Shares of the Predecessor Fund were similar to the Retail A Shares which the Connecticut Municipal Money Market Fund currently offers. Accordingly, Trust Shares of the Predecessor Fund have not been included in the financial highlights table for the Connecticut Municipal Money Market Fund set forth below.

                             Galaxy Money Market Fund
                  (For a share outstanding throughout each period)


                                                                   For the year ending October 31,
                                     --------------------------------------------------------------------------------------------
                                             1999                   1998                    1997              1996       1995
                                             ----                   ----                    ----              ----       ----
                                     Retail A    Retail B   Retail A   Retail B    Retail A   Retail B     Retail A   Retail A
                                      Shares      Shares     Shares     Shares      Shares    Shares(1)     Shares     Shares
                                      ------      ------     ------     ------      ------    ---------     ------     ------
Net asset value, beginning of
  period.........................                             $1.00      $1.00      $ 1.00      $ 1.00      $ 1.00     $ 1.00
Income from investment operations:
Net investment income(2).........                              0.05       0.04        0.05        0.03        0.05       0.05
  Net realized and unrealized gain
     (loss) on investments.......                               --         --          --          --          --         --
      Total from investment
       operations................                              0.05       0.04        0.05        0.03        0.05       0.05
  Less dividends:
  Dividends from net investment
     income                                                   (0.05)     (0.04)      (0.05)      (0.03)      (0.05)     (0.05)
   Dividends from net realized
       capital gains.............                               --         --          --          --          --         --
     Total dividends.............                             (0.05)     (0.04)      (0.05)      (0.03)      (0.05)     (0.05)
Net increase (decrease) in net
  asset value....................                               --         --          --          --          --         --
Net asset value, end of period...                           $  1.00      $  1.00    $ 1.00     $  1.00     $  1.00     $ 1.00
                                                            -------      -------    -------     -------     -------     ------
  Total return(3)................                              5.04%      4.33%       4.93%       2.66%(4)    4.78%      5.23%
  Ratios/supplemental data:
  Net assets, end of period (000's)                         $2,139,213   $l,607   $1,877,889    $  749     $1,159,312  $580,762
Ratios to average net assets:
  Net investment income including
         reimbursement/ waiver                                 4.94%      4.26%       4.85%       4.27%(5)    4.67%      5.12%
   Operating expenses including
     reimbursement/waiver........                              0.67%      1.35%       0.69%       1.38%(5)    0.77%      0.74%
   Operating expenses excluding
     reimbursement/waiver........                              0.71%      1.39%       0.73%       1.42%(5)    0.80%      0.76%

 --------------------



 (1) The Fund began offering Retail B Shares on March 6, 1997.
 (2) Net investment income per share for Retail A Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator
     for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $    ,
     $0.05, $0.05, $0.05 and $0.05, respectively. Net investment income per share for Retail B Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the year ended October 31, 1998 and the period ended October 31, 1997 was $0.04 and $0.03, respectively.
 (3) Calculation does not include the effect of any sales charge for Retail B Shares. Total return for the year ended October 31, 1994 includes the effect of the voluntary capital contribution of $1.6 million from the Adviser in order to partially offset losses realized on the sale of certain securities held by the Fund. Without this capital contribution, the total return would have been 3.35%.
 (4) Not annualized.
 (5) Annualized.

                            Galaxy Government Fund
               (For a share outstanding throughout each period)



                                                       For the year ending October 31,
                                        ---------------------------------------------------------------------
                                            1999          1998           1997          1996          1995
                                            ----          ----           ----          ----          ----
                                         Retail A       Retail A      Retail A       Retail A     Retail A
                                           Shares        Shares        Shares         Shares       Shares
                                           ------        ------        ------         ------       ------
   Net asset value, beginning of
        period......................                     $ 1.00        $ 1.00         $ 1.00       $ 1.00
     Income from investment operations:
     Net investment  income(1)......                       0.05          0.05           0.05         0.05
      Net realized and unrealized
        gain (loss) on investments..                         --            --             --           --
         Total from investment
        operations..................                       0.05          0.05           0.05         0.05
     Less dividends:
     Dividends from net investment
        income......................                      (0.05)        (0.05)         (0.05)       (0.05)
      Dividends from net realized
        capital gains...............                         --            --             --           --
         Total dividends............                      (0.05)        (0.05)         (0.05)       (0.05)
    Net increase (decrease) in net
        asset value.................                         --            --             --           --
   Net asset value, end of
        period......................                   $   1.00      $   1.00       $   1.00     $   1.00
                                                       --------      --------       ---------    ---------
     Total return(2)................                       4.94%         4.85%          4.72%        5.20%
     Ratios/supplemental data:
     Net assets, end of period (000's)                 $352,799      $350,513       $326,411     $320,795
     Ratios to average net assets:
     Net investment income including
        reimbursement/ waiver.......                       4.84%         4.74%          4.62%        5.11%
      Operating expenses including
        reimbursement/waiver........                       0.70%         0.71%          0.75%        0.73%
      Operating expenses excluding
        reimbursement/waiver........                       0.71%         0.72%          0.76%        0.74%
 --------------------



(1) Net investment income per share for Retail A Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator
     for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $    ,
     $0.05, $0.05, $0.05 and $0.05, respectively.
(2) Total return for the year ended October 31, 1994 includes the effect of the voluntary capital contribution of $2.3 million from the Adviser in order to partially offset losses realized on the sale of certain securities held by the Fund. Without this capital contribution, the total return would have been 3.49%.

                            Galaxy U.S. Treasury Fund
              (For a share outstanding throughout each period)



                                                              For the year ending October 31,
                                        ---------------------------------------------------------------------
                                            1999           1998           1997           1996          1995
                                            ----           ----           ----           ----          ----
                                          Retail A       Retail A      Retail A        Retail A     Retail A
                                           Shares         Shares        Shares          Shares       Shares
                                           ------         ------        ------          ------       ------
   Net asset value, beginning of
     period.........................                      $ 1.00        $ 1.00          $ 1.00       $ 1.00
     Income from investment
     operations:
     Net investment income(1).......                        0.05          0.05            0.05         0.05
      Net realized and unrealized
        gain (loss) on investments..                          --            --              --           --
         Total from investment
          operations................                        0.05          0.05            0.05         0.05
     Less dividends:
     Dividends from net investment
        income......................                       (0.05)        (0.05)          (0.05)       (0.05)
      Dividends from net realized
        capital gains...............                          --            --              --           --
         Total dividends............                       (0.05)        (0.05)          (0.05)       (0.05)
    Net increase (decrease) in net
     asset value....................                          --            --              --           --
   Net asset value, end of
     period.........................                    $   1.00      $   1.00        $   1.00     $   1.00
                                                        --------      --------        --------     --------
     Total return(2)................                        4.73%         4.67%           4.63%        4.99%
     Ratios/supplemental data:
     Net assets, end of period (000's)                  $559,053      $585,969        $443,230     $318,621
     Ratios to average net assets:
     Net investment income including
        reimbursement/ waiver.......                        4.63%         4.58%           4.53%       4.90%
      Operating expenses including
        reimbursement/waiver........                        0.68%         0.69%           0.69%       0.73%
      Operating expenses excluding
         reimbursement/waiver.......                        0.68%         0.70%           0.69%       0.73%
 --------------------



(1) Net investment income per share for Retail A Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator
     for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $    _,
     $0.05, $0.05, $0.05 and $0.05, respectively.
(2) Total return for the year ended October 31, 1994 includes the effect of the voluntary capital contribution of $1 million from the Adviser in order to partially offset losses realized on the sale of certain securities held by the Fund. Without this capital contribution, the total return would have been 3.30%.

                             Galaxy Tax-Exempt Fund
                (For a share outstanding throughout each period)



                                                          For the year ending October 31,
                                        -------------------------------------------------------------------
                                            1999           1998          1997            1996         1995
                                            ----           ----          ----            ----         ----
                                          Retail A       Retail A      Retail A        Retail A     Retail A
                                           Shares         Shares        Shares          Shares       Shares
                                           ------         ------        ------          ------       ------
   Net asset value, beginning of
     period.........................                      $ 1.00        $ 1.00          $ 1.00       $ 1.00
     Income from investment
     operations:
     Net investment  income(1)......                        0.03          0.03            0.03         0.03
      Net realized and unrealized
        gain (loss) on investments..                          --            --              --           --
         Total from investment
          operations................                        0.03          0.03            0.03         0.03
     Less dividends:
     Dividends from net investment
        income......................                       (0.03)        (0.03)          (0.03)       (0.03)
      Dividends from net realized
        capital gains...............                          --            --              --           --
         Total dividends............                       (0.03)        (0.03)          (0.03)       (0.03)
    Net increase (decrease) in net                                                                            -
     asset value....................                          --            --              --           --
   Net asset value, end of
     period.........................                    $   1.00      $   1.00        $   1.00     $   1.00
                                                        --------      --------        --------     --------
     Total return...................                        2.89%         2.95%           2.82%        3.16%
     Ratios/supplemental data:
     Net assets, end of period (000's)                  $164,340      $151,907        $117,548     $127,056
     Ratios to average net assets:
     Net investment income including
        reimbursement/ waiver.......                        2.85%         2.92%           2.78%        3.12%
      Operating expenses including
        reimbursement/waiver........                        0.67%         0.68%           0.68%        0.68%
      Operating expenses excluding
        reimbursement/waiver........                        0.67%         0.69%           0.69%        0.71%
 --------------------



(1)  Net investment income per share for Retail A Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator
     for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $    ,
     $0.03, $0.03, $0.03 and $0.03, respectively.

                Galaxy Connecticut Municipal Money Market Fund(1)
                (For a share outstanding throughout each period)



                                                          For the year ending October 31,
                                        --------------------------------------------------------------------
                                            1999          1998           1997          1996(1)       1995
                                            ----          ----           ----          -----         ----
                                          Retail A      Retail A       Retail A      Retail A      Retail A
                                          Shares(2)     Shares(2)      Shares(2)     Shares(2)     Shares(2)
                                          ---------     ---------      ---------     ---------     ---------

   Net asset value, beginning of
     period.........................                     $ 1.00          $ 1.00         $ 1.00       $ 1.00
     Income from investment
     operations:
     Net investment  income(3)......                       0.03            0.03           0.03         0.03
      Net realized and unrealized
        gain (loss) on investments..                         --              --             --           --
         Total from investment
          operations................                       0.03            0.03           0.03         0.03
     Less dividends:
     Dividends from net investment
        income......................                      (0.03)          (0.03)         (0.03)       (0.03)
      Dividends from net realized
        capital gains...............                         --              --             --           --
         Total dividends............                      (0.03)          (0.03)         (0.03)       (0.03)
    Net increase (decrease) in net
     asset value....................                         --              --             --           --
   Net asset value, end of
     period.........................                   $   1.00        $   1.00       $   1.00      $  1.00
                                                       ---------       ---------      ---------     --------
     Total return(4)................                       2.87%           2.94%          2.83%        2.94%
     Ratios/supplemental data:
     Net assets, end of period (000's)                 $165,186        $137,095       $110,544      $71,472
     Ratios to average net assets:
     Net investment income including
        reimbursement/ waiver.......                       2.83%           2.91%          2.79%        2.88%
      Operating expenses including
        reimbursement/waiver........                       0.62%           0.60%          0.64%        0.82%
      Operating expenses excluding
        reimbursement/waiver........                       0.65%           0.65%          0.73%        1.29%
----------------------------



(1) The Fund commenced operations on October 4, 1993 as a separate investment portfolio (the "Predecessor Fund") of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy with a single series of shares. Prior to the reorganization, the Predecessor Fund offered and sold two series of shares, Investment Shares and Trust Shares. In connection with the reorganization, the shareholders of the Predecessor Fund exchanged shares of each series for Shares in the Fund.
(2)  Prior to May 27, 1999, Retail A Shares were designated as Shares.
(3) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or other parties for the fiscal years ended October 31, 1999,
     1998, 1997 and 1996 was $    , $0.03, $0.03 and $0.03, respectively. Net
     investment income per share before reimbursement/waiver of fees by other parties for the fiscal years ended October 31, 1995 was $0.03 (unaudited).
(4) Calculation does not include the effect of any sales charge for Investment Shares of the Predecessor Fund.

               Galaxy Massachusetts Municipal Money Market Fund(1)
                (For a share outstanding throughout each period)



                                                              For the year ending October 31,
                                          ------------------------------------------------------------------
                                            1999          1998           1997          1996(1)       1995
                                            ----          ----           ----          -------       ----
                                          Retail A      Retail A       Retail A        Retail A     Retail A
                                           Shares        Shares         Shares          Shares       Shares
                                           ------        ------         ------          ------       ------
   Net asset value, beginning of
     period.........................                     $ 1.00         $ 1.00          $ 1.00       $ 1.00
     Income from investment
     operations:
     Net investment  income(3)......                       0.03           0.03            0.03         0.03
      Net realized and unrealized
        gain (loss) on investments..                         --             --              --           --
         Total from investment
          operations................                       0.03           0.03            0.03         0.03
     Less dividends:
     Dividends from net investment
        income......................                      (0.03)         (0.03)          (0.03)       (0.03)
      Dividends from net realized
        capital gains...............                         --             --              --           --
         Total dividends............                      (0.03)         (0.03)          (0.03)       (0.03)
    Net increase (decrease) in net
     asset value....................                         --             --              --           --
   Net asset value, end of
     period.........................                   $   1.00        $  1.00         $  1.00      $  1.00
                                                       --------        -------         -------      -------
     Total return...................                       2.86%          2.92%           2.83%        3.21%
     Ratios/supplemental data:
     Net assets, end of period (000's)                 $127,922        $80,966         $47,066      $40,326
     Ratios to average net assets:
     Net investment income including
        reimbursement/ waiver.......                       2.81%          2.90%           2.78%        3.16%
      Operating expenses including
        reimbursement/waiver........                       0.62%          0.61%           0.62%        0.57%
      Operating expenses excluding
        reimbursement/waiver........                       0.68%          0.69%           0.83%        1.06%
-----------------------------



(1) The Fund commenced operations on October 5, 1993 as a separate investment portfolio (the "Predecessor Fund") of The Shawmut Funds. On December 4, 1995, the Predecessor Fund was reorganized as a new portfolio of Galaxy. Prior to the reorganization, the Predecessor Fund offered and sold one series of shares. In connection with the reorganization, the shareholders of the Predecessor Fund exchanged shares for Shares in the Fund.
(2)  Prior to May 27, 1999, Retail A Shares were designated as Shares.
(3) Net investment income per share before reimbursement/waiver of fees by the Adviser and/or other parties for the fiscal years ended October 31, 1999,
     1998, 1997 and 1996 was $    , $0.03, $0.03 and $0.03, respectively. Net
     investment income per share before reimbursement/waiver of fees by other parties for the fiscal years ended October 31, 1995 was $0.03 (unaudited).

[Back Cover Page]

Where to find more information


You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy at 1-877-BUY-GALAXY (1-877-289-4252) or by writing to:

The Galaxy Fund
P.O. Box 6520
Providence, RI  02940-6520

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.


Public Reference Section of the SEC Washington, DC 20549- 0102.
1-202-942-8090



Reports and other information about the Funds are also available on the EDGAR Database on the SEC's website at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request, to the SEC's e-mail address at publicinfo@sec.gov.


Galaxy's Investment Company Act File No. is 811-4636.


[Fleet assigned code]

[Front cover page]
Galaxy Money Market Funds
The Galaxy Fund






Prospectus

____________, 2000


Galaxy Money Market Fund
Galaxy Government Fund
Galaxy Institutional Government Money Market Fund
Galaxy U.S. Treasury Fund
Galaxy Tax-Exempt Fund


Trust Shares






As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved any shares of these Funds or determined if this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

Contents


1        Risk/return summary
1        Introduction
3        Galaxy Money Market Fund
6        Galaxy Government Fund
9        Galaxy Institutional Government Money Market Fund
12       Galaxy U.S. Treasury Fund
15       Galaxy Tax-Exempt Fund
19       Additional information about risk
20       Investor Guidelines
21       Fund management
22       How to invest in the Funds
22       Buying, selling and exchanging shares
23           How to buy shares
23           How to sell shares
23           Other transaction policies
24           How to exchange shares -
             Institutional Government Money Market Fund only
25       Dividends, distributions and taxes
27       Financial highlights

RISK/RETURN SUMMARY

INTRODUCTION

This prospectus describes the Galaxy Money Market Funds. The Funds invest primarily in short-term debt obligations, commonly known as money market instruments, that are determined by the Funds' investment adviser to carry very little risk. Money market instruments purchased by the Funds must meet strict requirements as to investment quality, maturity and diversification. The Funds don't invest in securities with remaining maturities of more than 397 days (subject to certain exceptions) and the average maturity of all securities held by a particular Fund must be 90 days or less. Each Fund tries to maintain its share price at $1.00 to protect your investment from loss.

On the following pages you'll find important information about each Galaxy Money Market Fund, including:


- the Fund's investment objective (sometimes called the Fund's goal) and the main investment strategies used by the Fund's investment adviser in trying to achieve that objective
-     the main risks associated with an investment in the Fund
- the Fund's past performance measured on both a year-by-year and long-term basis
-     the fees and expenses that you will pay as an investor in the Fund


[Sidenote:]
MATURITY
The maturity of a security is the date when the issuer must repay the security's entire principal amount to an investor, such as a Fund.


WHICH FUND IS RIGHT FOR YOU?


Not all mutual funds are right for all investors. Your investment goals and tolerance for risk will determine which fund is right for you. On page __ you'll find a table which sets forth general guidelines to help you decide which of the Galaxy Money Market Funds is best suited to you.


THE FUNDS' INVESTMENT ADVISER


Fleet Investment Advisors Inc. (the "Adviser") is the investment adviser for all of these Funds. The Adviser, an indirect wholly-owned subsidiary of FleetBoston Corporation, was established in 1984 and has its main office at 75 State Street, Boston, Massachusetts 02109. The Adviser also provides investment management and advisory services to individual and institutional clients and manages the other Galaxy investment portfolios. As of December 31, 1999, the Adviser managed over $__ billion in assets.


AN INVESTMENT IN THE FUNDS ISN'T A FLEET BANK DEPOSIT AND IT ISN'T INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUNDS SEEK TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUNDS.

Galaxy Money Market Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current income as is consistent with liquidity and stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests in a diversified portfolio of money market instruments, including commercial paper, notes and bonds issued by U.S. corporations, obligations issued by the U.S. Government and its agencies and instrumentalities, and obligations issued by U.S. and foreign banks, such as certificates of deposit. The Fund also invests in repurchase agreements backed by U.S. Government obligations.

The Fund will only buy a security if it has the highest short-term rating from at least two nationally recognized statistical rating organizations, or one such rating if only one organization has rated the security. If the security is not rated, it must be determined by the Adviser to be of comparable credit quality.


[Sidenote:]
REPURCHASE AGREEMENTS
Repurchase agreements are transactions in which a fund buys securities from a seller (usually a bank or broker-dealer) who agrees to buy them back from the fund on a certain date and at a certain price.


THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:

- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although credit risk is very low because the Fund only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline.
- REPURCHASE AGREEMENTS - Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement. This could cause the value of your investment to decline.

- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares of the Fund has varied from year to year.


[SIDENOTE:]
BEST QUARTER:                       ___% FOR THE QUARTER ENDING ______, ____

WORST QUARTER:                      ___% FOR THE QUARTER ENDING ______, ____

[bar chart goes here]



-------------------- ------------------- ------------------ --------------------- ----------------
       1995                1996               1997                 1998               1999
        ----                ----               ----                 ----               ---
-------------------- ------------------- ------------------ --------------------- ----------------
-------------------- ------------------- ------------------ --------------------- ----------------
       5.50%               4.94%               5.19%               5.14%               ____%

-------------------- ------------------- ------------------ --------------------- ----------------



AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999.




--------------------------- -------------------- --------------------- ---------------------------
                            1 year               5 YEARS               Since inception
--------------------------- -------------------- --------------------- ---------------------------
--------------------------- -------------------- --------------------- ---------------------------
Trust Shares                 _____%             ______%               _____% (11/1/94)
--------------------------- -------------------- --------------------- ---------------------------



To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).

FEES AND EXPENSES OF THE FUND

The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.



Annual Fund operating expenses (expenses deducted from the Fund's assets)



------------------------- ---------------------- ---------------------- ----------------------- ----------------------
                                                 Distribution (12b-1)                           Total Fund operating
                          Management fees        fees                   Other expenses          expenses
------------------------- ---------------------- ---------------------- ----------------------- ----------------------
------------------------- ---------------------- ---------------------- ----------------------- ----------------------
Trust Shares              0.40%(1)               None                    _____%                _____%1

------------------------- ---------------------- ---------------------- ----------------------- ----------------------




(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be _____%. Total Fund operating expenses after this waiver are expected to be _____%. This fee waiver may be revised or discontinued at any time.


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-     you invest $10,000 for the periods shown
-     you reinvest all dividends and distributions in the Fund
-     you sell all your shares at the end of the periods shown
-     your investment has a 5% return each year
-     the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                        1 year                3 years              5 years               10 years
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Trust  Shares             $____              $____                $____                 $____

----------------------- --------------------- -------------------- --------------------- --------------------


Galaxy Government Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current income as is consistent with liquidity and stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests primarily in U.S. Government obligations, including U.S. Treasury obligations and obligations of U.S. Government agencies and instrumentalities. The Fund also invests in repurchase agreements backed by these obligations.


[Sidenote:]
U.S. GOVERNMENT OBLIGATIONS
U.S. Government obligations are debt obligations issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities. U.S. Government obligations generally have less credit risk than other debt obligations.


THE MAIN RISKS OF INVESTING IN THE FUND


While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:


- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although U.S. Government securities have historically involved little credit risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.
- REPURCHASE AGREEMENTS - Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement. This could cause the value of your investment to decline.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares of the Fund has varied from year to year.


[SIDENOTE:]
BEST QUARTER:                       ___% FOR THE QUARTER ENDING _______,__
WORST QUARTER:                      ___% FOR THE QUARTER ENDING _______,__


[bar chart goes here]


----------------------- --------------------- ---------------- ------------------ ----------------
         1995                  1996               1997              1998              1999
----------------------- --------------------- ---------------- ------------------ ----------------
----------------------- --------------------- ---------------- ------------------ ----------------
        5.47%                  4.89%               5.10%             5.06%             ___%

----------------------- --------------------- ---------------- ------------------ ----------------



AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999.



--------------------------- ------------------- ------------------------- ------------------------
                             1 year            5 YEARS                   Since inception
--------------------------- ------------------- ------------------------- ------------------------
--------------------------- ------------------- ------------------------- ------------------------
Trust Shares                 ____%             ____%                     ____% (11/1/94)
--------------------------- ------------------- ------------------------- ------------------------



To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).


FEES AND EXPENSES OF THE FUND


The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.

Annual Fund operating expenses (expenses deducted from the Fund's assets)



------------------------- ---------------------- ---------------------- ----------------------- ----------------------
                                                 Distribution (12b-1)                           Total Fund operating
                          Management fees        fees                   Other expenses          expenses
------------------------- ---------------------- ---------------------- ----------------------- ----------------------
------------------------- ---------------------- ---------------------- ----------------------- ----------------------
Trust Shares              0.40%(1)               None                    _____%                 _____%(1)
------------------------- ---------------------- ---------------------- ----------------------- ----------------------




(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be ____%. Total Fund operating expenses after this waiver are expected to be ____%. This fee waiver may be revised or discontinued at any time.


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

- you invest $10,000 for the periods shown
- you reinvest all dividends and distributions in the Fund
- you sell all your shares at the end of the periods shown
- your investment has a 5% return each year
- the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                        1 year                3 years              5 years               10 years
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Trust Shares              $___               $___                 $___                  $___
----------------------- --------------------- -------------------- --------------------- --------------------


Galaxy Institutional Government Money Market Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks current income with liquidity and stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests primarily in U.S. Government obligations, including U.S. Treasury obligations and obligations of U.S. Government agencies and instrumentalities. The Fund also invests in repurchase agreements backed by these obligations.


THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:

- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although U.S. Government securities have historically involved little credit risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.
- REPURCHASE AGREEMENTS - Repurchase agreements carry the risk that the other party may not fulfill its obligations under the agreement. This could cause the value of your investment to decline.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future. The Fund offers only one class of shares which are referred to in this prospectus as Trust Shares.


YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares of the Fund has varied from year to year.

[SIDENOTE:]
BEST QUARTER:              ___% FOR THE QUARTER ENDING _________, ____

WORST QUARTER:             ___% FOR THE QUARTER ENDING _________, ____


[bar chart goes here]





       1994                1995             1996              1997               1998                1999
                                                                                                     ----
-------------------- ----------------- --------------- ------------------- ------------------ --------------------
-------------------- ----------------- --------------- ------------------- ------------------ --------------------
       3.92%              5.58%            5.06%             5.11%               5.30%               ____%
                                                                                                     -----
-------------------- ----------------- --------------- ------------------- ------------------ --------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended DECEMBER 31, 1999.



--------------------------- ------------------- ---------------------- ----------------------
                             1 Year             5 Years               Since inception
--------------------------- ------------------- ---------------------- ----------------------
--------------------------- ------------------- ---------------------- ----------------------
Trust Shares                 ____%             ____%                  ____% (4/15/93)
--------------------------- ------------------- ---------------------- ----------------------



To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).

FEES AND EXPENSES OF THE FUND


The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.



Annual Fund operating expenses (expenses deducted from the Fund's assets)



-------------------- ------------------------ ---------------- -------------------- ----------------------------------
                                              Distribution                          Total Fund
                     Management fees          (12b-1) fees     Other expenses       operating expenses
-------------------- ------------------------ ---------------- -------------------- ----------------------------------
-------------------- ------------------------ ---------------- -------------------- ----------------------------------
Trust Shares         0.20%(1)                 None             ____%(1)             ____%(1)
-------------------- ------------------------ ---------------- -------------------- ----------------------------------




(1) The Adviser is waiving a portion of the Management fees so that such fees are expected to be ___%. The Fund's administrator is waiving a portion of the administration fees so that Other expenses are expected to be ___%. Total Fund operating expenses after these waivers are expected to be ___%. These fee waivers may be revised or discontinued at any time.


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-     you invest $10,000 for the periods shown

-     you reinvest all dividends and distributions in the Fund
-     you sell all your shares at the end of the periods shown
-     your investment has a 5% return each year
-     the Fund's operating expenses remain the same



Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                        1 Year                3 Years              5 Years               10 Years
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Trust Shares              $___               $___                 $___                  $___
----------------------- --------------------- -------------------- --------------------- --------------------


Galaxy U.S. Treasury Fund

THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks current income with liquidity and stability of principal.

THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund invests primarily in securities issued or guaranteed by the U.S. Treasury and certain U.S. Government agencies and instrumentalities that provide income that is generally not subject to state income tax.

[Sidenote:]
U.S. TREASURY OBLIGATIONS
U.S. Treasury obligations are among the safest of all investments because they are backed by the "full faith and credit" of the U.S. Government.


THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:

- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although U.S. Government securities, particularly U.S. Treasury securities, have historically involved little credit risk, if an issuer fails to pay interest or repay principal, the value of your investment could decline.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.

YEAR-BY-YEAR TOTAL RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares of the Fund has varied from year to year.


[SIDENOTE:]
BEST QUARTER:                    ____% FOR THE QUARTER ENDING __________, ____

WORST QUARTER:                   ____% FOR THE QUARTER ENDING __________, ____



[bar chart goes here]


----------------------- --------------------- ------------------- ------------------------ -------------------
         1995                  1996                 1997                  1998                   1999
----------------------- --------------------- ------------------- ------------------------ -------------------
----------------------- --------------------- ------------------- ------------------------ -------------------
        5.23%                  4.76%                4.88%                  4.80%                 ____%
----------------------- --------------------- ------------------- ------------------------ -------------------



AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999.



--------------------------- ------------------------ ------------------------ ------------------------

                            1 year                   5 YEARS                  Since inception
--------------------------- ------------------------ ------------------------ ------------------------
--------------------------- ------------------------ ------------------------ ------------------------
Trust Shares                 ____%                  ____%                    ____% (11/1/94)
--------------------------- ------------------------ ------------------------ ------------------------



To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).


FEES AND EXPENSES OF THE FUND


The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.



Annual Fund operating expenses (expenses deducted from the Fund's assets)



-------------------- ------------------------ ---------------- -------------------- ----------------------------------
                                              Distribution                          Total Fund
                     Management fees          (12b-1) fees     Other expenses       operating expenses
-------------------- ------------------------ ---------------- -------------------- ----------------------------------
-------------------- ------------------------ ---------------- -------------------- ----------------------------------
Trust Shares         0.39%                    None              ____%              ____%
-------------------- ------------------------ ---------------- -------------------- ----------------------------------


EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:



-     you invest $10,000 for the periods shown
-     you reinvest all dividends and distributions in the Fund
-     you sell all your shares at the end of the periods shown
-     your investment has a 5% return each year
-     the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                        1 year                3 years              5 years               10 years
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Trust Shares              $____              $____                $____                 $____
----------------------- --------------------- -------------------- --------------------- --------------------


Galaxy Tax-Exempt Fund


THE FUND'S INVESTMENT OBJECTIVE

The Fund seeks as high a level of current interest income exempt from federal income tax as is consistent with stability of principal.


THE FUND'S MAIN INVESTMENT STRATEGIES

The Fund normally invests at least 80% of its total assets in municipal securities, which are securities issued by state and local governments and other political or public bodies or agencies and that pay interest which is exempt from regular federal income tax. Under normal conditions, the Fund will invest no more than 20% of its total assets in taxable obligations, such as U.S. Government obligations, money market instruments and repurchase agreements.

Municipal securities purchased by the Fund may include general obligation securities, revenue securities and private activity bonds. The interest on private activity bonds may be subject to the federal alternative minimum tax. Investments in private activity bonds will not be treated as investments in municipal securities for purposes of the 80% requirement stated above.

The Fund will only buy a security if it has one of the two highest short-term ratings from at least two nationally recognized statistical rating organizations, or one such rating if only one organization has rated the security. If the security is not rated, it must be determined by the Adviser to be of comparable credit quality.


[Sidenote:]
MUNICIPAL SECURITIES
State and local governments issue municipal securities to raise money to finance public works, to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions. Some municipal securities, known as private activity bonds, are issued to finance projects for private companies. Municipal securities, which can be issued as bonds, notes or commercial paper, usually have fixed interest rates, although some have interest rates that change from time to time.

[Sidenote:]
TYPES OF MUNICIPAL SECURITIES
GENERAL OBLIGATION securities are secured by the issuer's full faith, credit and taxing power. REVENUE OBLIGATION securities are usually payable only from revenues derived from specific facilities or revenue sources. PRIVATE ACTIVITY BONDS are usually revenue obligations since they are typically payable by the private user of the facilities financed by the bonds.

THE MAIN RISKS OF INVESTING IN THE FUND

While money market funds are considered to be among the safest of all investments, they are not risk free. Here are the main risks associated with an investment in the Fund:

- INTEREST RATE RISK - The yield paid by the Fund will vary with changes in short-term interest rates.
- CREDIT RISK - Although credit risk is very low because the Fund only invests in high quality obligations, if an issuer fails to pay interest or repay principal, the value of your investment could decline. The ability of a state or local government issuer to make payments can be affected by many factors, including economic conditions, the flow of tax revenues and changes in the level of federal, state or local aid.
- SHARE PRICE - There's no guarantee the Fund will be able to preserve the value of your investment at $1.00 per share.
- SELECTION OF INVESTMENTS - The Adviser evaluates the risks and rewards presented by all securities purchased by the Fund and how they advance the Fund's investment objective. It's possible, however, that these evaluations will prove to be inaccurate.

HOW THE FUND HAS PERFORMED

The bar chart and table below show how the Fund has performed in the past and give some indication of the risk of investing in the Fund. Both assume that all dividends and distributions are reinvested in the Fund. How the Fund has performed in the past doesn't necessarily show how it will perform in the future.


YEAR-BY-YEAR TOTAL  RETURNS - CALENDAR YEARS

The bar chart shows how the performance of Trust Shares of the Fund has varied from year to year.


[SIDENOTE:]
BEST QUARTER:                     ____% FOR THE QUARTER ENDING __________, ____

WORST QUARTER:                    ____% FOR THE QUARTER ENDING __________, ____

[bar chart goes here]


----------------------- --------------------- ------------------- ------------------------ --------------------
         1995                  1996                 1997                  1998                   1999
----------------------- --------------------- ------------------- ------------------------ --------------------
----------------------- --------------------- ------------------- ------------------------ --------------------
         3.34                  2.92%                3.14%                  2.95%                  ____%
                                                                                                  -----
----------------------- --------------------- ------------------- ------------------------ --------------------


AVERAGE ANNUAL TOTAL RETURNS


The table shows the Fund's average annual total returns for the periods ended December 31, 1999.



--------------------------- ------------------ ---------------------------- -----------------------------
                             1 year           5 YEARS                      Since inception
--------------------------- ------------------ ---------------------------- -----------------------------
--------------------------- ------------------ ---------------------------- -----------------------------
Trust Shares                 ____%            ____%                        ____% (11/1/94)

--------------------------- ------------------ ---------------------------- -----------------------------



To obtain the Fund's current 7-day yield, please call 1-877-BUY-GALAXY (1-877-289-4252).


FEES AND EXPENSES OF THE FUND


The following table shows the fees and expenses you may pay when you buy and hold shares of the Fund.



Annual Fund operating expenses (expenses deducted from the Fund's assets)



-------------------- ------------------------ ---------------- -------------------- ----------------------------------
                                              Distribution                          Total Fund
                     Management fees          (12b-1) fees     Other expenses       operating expenses
-------------------- ------------------------ ---------------- -------------------- ----------------------------------
-------------------- ------------------------ ---------------- -------------------- ----------------------------------

Trust Shares         0.40%                    None              ____%              ____%

-------------------- ------------------------ ---------------- -------------------- ----------------------------------



EXAMPLE


This example helps you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes:

-     you invest $10,000 for the periods shown
-     you reinvest all dividends and distributions in the Fund
-     you sell all your shares at the end of the periods shown
-     your investment has a 5% return each year
-     the Fund's operating expenses remain the same


Although your actual costs may be higher or lower depending on the amount you invest and the Fund's actual rate of return, based on these assumptions your costs would be:


----------------------- --------------------- -------------------- --------------------- --------------------
                        1 year                3 years              5 years               10 years
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Trust Shares              $____              $____                $____                 $____

----------------------- --------------------- -------------------- --------------------- --------------------



[Sidenote:]
TAX-EQUIVALENT YIELD
One way to understand the tax advantages of a tax-exempt fund is to compare its after-tax return to that of a taxable investment. For example, suppose a taxable fund pays a return of 10%. If you're in the 36% federal income tax bracket, the fund's return after taxes is 6.4%. When a tax-exempt fund pays a return of 10%, you don't pay tax. So if you're in the 36% tax bracket that's the equivalent of earning about 15.6% on a taxable fund. If you're in a low tax bracket, however, it may not be helpful to invest in a tax-exempt fund if you can achieve a higher after-tax return from a taxable investment.

ADDITIONAL INFORMATION ABOUT RISK


The main risks associated with an investment in each of the Galaxy Money Market Funds have been described above. The following supplements that discussion.


TEMPORARY DEFENSIVE POSITIONS

Each Fund may temporarily hold up to 100% of its total assets in investments that aren't part of its main investment strategy during unfavorable market conditions. These investments may include cash (which will not earn any income) and, in the case of the Tax-Exempt Fund, short-term taxable investments, such as money market instruments and debt securities issued or guaranteed by the U.S. Government or its agencies, in excess of 20% of the Fund's assets. This strategy could prevent a Fund from achieving its investment objective.


OTHER TYPES OF INVESTMENTS

This prospectus describes each Fund's main investment strategies and the particular types of securities in which each Fund mainly invests. Each Fund may, from time to time, pursue other investment strategies and make other types of investments in support of its overall investment goal. These supplemental investment strategies, which are not considered to be main investment strategies of the Fund - and the risks involved - are described in detail in the Statement of Additional Information (SAI) which is referred to on the back cover of this prospectus.

INVESTOR GUIDELINES


The table below provides information as to which type of investor might want to invest in each of the Galaxy Money Market Funds. It's meant as a general guide only. TAX-EXEMPT FUNDS ARE GENERALLY NOT APPROPRIATE INVESTMENTS FOR TAX-DEFERRED RETIREMENT ACCOUNTS, SUCH AS IRAS, BECAUSE THEIR RETURNS BEFORE TAXES ARE GENERALLY LOWER THAN THOSE OF TAXABLE FUNDS. Consult your financial institution or plan administrator for help in deciding which Fund is right for you.



Galaxy Fund                                             May be best suited for...
------------------------------------------------------- -----------------------------------------------------
Galaxy Money Market Fund                                investors who want a
                                                        flexible and convenient
                                                        way to manage cash while
                                                        earning money market
                                                        returns
------------------------------------------------------- -----------------------------------------------------
Galaxy Government Fund                                  investors who want a way to earn money market
                                                        returns with the extra margin of safety associated
                                                        with U.S. Government obligations
------------------------------------------------------- -----------------------------------------------------
Galaxy Institutional Government Money Market Fund       institutional investors
                                                        who want a way to earn
                                                        money market returns
                                                        with the extra margin of
                                                        safety associated with
                                                        U.S. Government
                                                        obligations
------------------------------------------------------- -----------------------------------------------------
Galaxy U.S. Treasury Fund                               investors who want a way to earn money market
                                                        returns from U.S. Treasury obligations that are
                                                        generally free from state and local taxes
------------------------------------------------------- -----------------------------------------------------
Galaxy Tax-Exempt Fund                                  investors who want a way
                                                        to earn money market
                                                        returns that are free
                                                        from federal income tax
------------------------------------------------------- -----------------------------------------------------


FUND MANAGEMENT

ADVISER

The Adviser, subject to the general supervision of Galaxy's Board of Trustees, manages each Fund in accordance with its investment objective and policies, makes decisions with respect to, and places orders for, all purchases and sales of portfolio securities, and maintains related records.


ALLOCATION OF ORDERS FOR PORTFOLIO SECURITIES


The Adviser may allocate orders for the purchase and sale of portfolio securities to certain financial institutions, including those that are affiliated with the Adviser or that have sold shares of the Funds, to the extent permitted by law or by order of the Securities and Exchange Commission. The Adviser will allocate orders to such institutions only if it believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.


MANAGEMENT FEES

The management fees paid to the Adviser by the Funds during the last fiscal year are set forth below.



Fund                                                            Management fee as a
                                                              % of average net assets
------------------------------------------------------- ------------------------------------
Money Market                                                           ____%
------------------------------------------------------- ------------------------------------
Government                                                             ____%
------------------------------------------------------- ------------------------------------
Institutional Government Money Market                                  ____%
------------------------------------------------------- ------------------------------------
U.S. Treasury                                                          ____%
------------------------------------------------------- ------------------------------------
Tax-Exempt                                                             ____%
------------------------------------------------------- ------------------------------------


SUB-ACCOUNT SERVICES

Affiliates of the Adviser and certain other parties may receive fees from Galaxy's transfer agent for providing certain sub-accounting and administrative services to participant sub-accounts with respect to Trust Shares of the Funds (other than the Tax-Exempt Fund) held by defined contribution plans. The transfer agency fees payable by Trust Shares of the Funds have been increased by an amount equal to these fees, so that the holders of Trust Shares indirectly bear these fees.

HOW TO INVEST IN THE FUNDS



BUYING, SELLING AND EXCHANGING SHARES


Trust Shares of the Funds (other than the Institutional Government Money Market
Fund) are available for purchase by the following types of investors:


- Investors maintaining a qualified account at a bank or trust institution, including subsidiaries of Fleetboston Corporation


-     Participants in employer-sponsored defined contribution plans


Qualified accounts include discretionary investment management accounts, custodial accounts, agency accounts and different types of tax-advantaged accounts. Your institution can provide more information about which types of accounts are eligible.

Trust Shares of the Institutional Government Money Market Fund are available for purchase by financial institutions, such as banks, savings and loan associations and broker-dealers, including financial institutions affiliated with the Adviser, that are purchasing shares of the Fund on behalf of their customers.

You can buy and sell Trust Shares of the Funds on any business day. A business day is any day that Galaxy's distributor, Galaxy's custodian and your financial institution or employer-sponsored plan are open for business.


If your order to buy shares is received and accepted by Galaxy's distributor by 11:00 a.m. (Eastern time) on a business day, the price you pay will be the net asset value (NAV) per share next determined (and you'll receive that day's dividend) if Galaxy's custodian receives the purchase price in immediately available funds by 11:00 a.m. that day. If your order to purchase shares is received and accepted by Galaxy's distributor after 11:00 a.m. (Eastern time) but before 4:00 p.m. (Eastern time) on a business day, the price you pay will be the NAV next determined (and you'll begin receiving dividends the next day) if Galaxy's custodian receives the purchase price in immediately available funds by 4:00 p.m. on the day of your order. The price at which you sell shares is the NAV per share next determined after receipt of your order. NAV is determined on each day the New York Stock Exchange is open for trading as of 11:00 a.m. (Eastern time) and at the close of regular trading that day (usually 4:00 p.m. Eastern time). The New York Stock Exchange is generally open for trading every Monday through Friday, except for national holidays.


The Funds' assets are valued at amortized cost, which is approximately equal to market value.


[Sidenote:]
NET ASSET VALUE
The price you pay for your shares is based on the net asset value per share
(NAV). It's the value of a fund's assets attributable to Trust Shares, minus the value of the fund's liabilities attributable to Trust Shares, divided by the number of Trust Shares held by investors.

HOW TO BUY SHARES

You can buy Trust Shares by following the procedures established by your financial institution or your employer-sponsored plan. Your financial institution or plan administrator is responsible for sending your order to Galaxy's distributor and wiring payment to Galaxy's custodian. The FINANCIAL institution or employer-sponsored plan holds the shares in your name and receives all confirmations of purchases and sales.


[Sidenote:]
INVESTMENT MINIMUMS

Except for the Institutional Government Money Market Fund, Galaxy does not have any minimum investment requirements for initial or additional investments in Trust Shares but financial institutions and employer-sponsored plans may do so. They may also require you to maintain a minimum account balance.


The minimum initial aggregate investment by a financial institution purchasing shares of the Institutional Government Money Market Fund on behalf of its customers is $2,000,000. There is no minimum investment requirement for additional purchases.


HOW TO SELL SHARES

You can sell Trust Shares by following the procedures established by your financial institution or your employer-sponsored plan. Your financial institution or plan administrator is responsible for sending your order to Galaxy's distributor and for crediting your account with the proceeds. Galaxy doesn't charge for wiring the proceeds, but your financial institution or employer-sponsored plan may do so. Contact your financial institution or plan administrator for more information.


OTHER TRANSACTION POLICIES

Galaxy may refuse any order to buy shares. Galaxy doesn't issue a certificate when you buy shares but it does keep a record of shares issued to investors.

Sales proceeds are normally wired to your FINANCIAL institution or plan administrator on the next business day but Galaxy reserves the right to send sales proceeds within seven days if sending proceeds earlier could adversely affect a Fund.

Galaxy may ask for any information it might reasonably need to make sure that you've authorized a sale of shares.

With respect to the Institutional Government Money Market Fund, Galaxy requires that a financial institution maintain an average account balance of $2,000,000. If the balance in the account falls below $2,000,000, Galaxy may require the financial institution to sell all shares in the account. With respect to the other Funds, Galaxy may close any account after 60 days' written notice if the value of the account drops below $250 as a result of selling shares.


HOW TO EXCHANGE SHARES - INSTITUTIONAL GOVERNMENT MONEY MARKET FUND ONLY

If you are a customer of a financial institution, you may exchange Trust Shares of the Institutional Government Money Market Fund having a value of at least $100 for Retail A Shares of any other Galaxy Fund or for shares of any other Fund that's managed by the Adviser or any of its affiliates in which you have an existing account. Unless you qualify for a waiver, you'll have to pay a sales charge when you exchange your Trust Shares of the Institutional Government Money Market Fund for Retail A Shares of another Galaxy Fund that imposes a sales charge on purchases.

TO EXCHANGE SHARES:

- call Galaxy's distributor or use the InvestConnect voice response line at 1-877-BUY-GALAXY (1-877-289-4252)

-     send your request in writing to:

      The Galaxy Fund
      P.O. Box 6520

     Providence, RI   02940-6520


-    ask your financial institution


Galaxy doesn't charge any fee for making exchanges but your financial institution might do so. You are generally limited to three exchanges per year. Galaxy may refuse any exchange request and may change or cancel the exchange privilege by giving 60 days' advance written notice to shareholders.

DIVIDENDS, DISTRIBUTIONS AND TAXES


Each Fund declares dividends from net investment income daily and pays them within five business days after the end of each month. Although the Funds do not expect to realize net long-term capital gains, any capital gains realized will be distributed at least annually. Dividends and distributions are paid in cash unless you indicate in the account application or in a letter to Galaxy that you want to have dividends and distributions reinvested in additional shares.


MONEY MARKET, GOVERNMENT, INSTITUTIONAL GOVERNMENT MONEY MARKET AND U.S. TREASURY FUNDS

Distributions by these Funds will generally be taxable to shareholders. Each of these Funds expects that all, or substantially all, of its distributions will consist of ordinary income. You will be subject to income tax on these distributions regardless of whether they are paid in cash or reinvested in additional shares. The one major exception to these tax principles is that distributions on shares held in an IRA (or other tax-qualified plan) will not be currently taxable.


TAX-EXEMPT FUND

Distributions by this Fund will generally consist of dividends derived from interest earned on exempt securities, and these "exempt-interest dividends" will be exempt income for shareholders for federal income tax purposes. It is possible, depending upon the Fund's investments, that a portion of the Fund's distributions could be taxable to shareholders as ordinary income or capital gains, but the Fund does not expect that this will be the case.

Interest on indebtedness incurred by a shareholder to purchase or carry shares of this Fund generally will not be deductible for federal income tax purposes.

You should note that a portion of the exempt-interest dividends paid by this Fund may constitute an item of tax preference for purposes of determining federal alternative minimum tax liability. Exempt-interest dividends will also be considered along with other adjusted gross income in determining whether any Social Security or railroad retirement payments received by you are subject to federal income taxes.


ALL FUNDS

Taxable dividends paid in January may be taxable as if they had been paid the previous December. Each year you'll receive in the mail federal tax information on distributions paid by the Funds.

STATE AND LOCAL TAXES


Generally, shareholders may also be subject to state and local taxes on distributions , redemptions and exchanges. State income taxes may not apply however to the portions of each Fund's distributions, if any, that are attributable to interest on U.S. Government securities or on securities of the particular state, or localities within a state.



MISCELLANEOUS


The foregoing is only a summary of certain tax considerations under current law, which may be subject to change in the future. You should consult your tax adviser for further information regarding federal, state, local and/or foreign tax consequences relevent to your specific situation.

FINANCIAL HIGHLIGHTS



The financial highlights tables shown below will help you understand the financial performance for the Funds' Trust Shares for the past five years. Certain information reflects the financial performance of a single Trust
Share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in Trust Shares of each Fund, assuming all dividends and distributions were reinvested. The information for the fiscal year ended October 31,1999 has been audited by____________, independent auditors, whose report, along with the Funds' financial statements, are included in the Funds' Annual Report and are incorporated by reference into the SAI. The Annual Report and SAI are available free of charge upon request. The information for the fiscal years ended October 31, 1995, 1996, 1997 and 1998 was audited by Galaxy's former auditors,____________.

                            Galaxy Money Market Fund
                (For a share outstanding throughout each period)



                                                                    For the year ending October 31,
                                            --------------------------------------------------------------------------------
                                             1999       1998                1997                 1996               1995(1)
                                             ----       ----                ----                 ----               ----

                                                                                  TRUST SHARES
                                            --------------------------------------------------------------------------------
Net asset value, beginning of period ....              $1.00                $1.00                $1.00              $1.00
                                                       -----                -----                -----              -----
Income from investment operations:
  Net investment income(2) ..............               0.05                 0.05                 0.05               0.05
  Net realized and unrealized gain (loss)
    on investments ......................                 --                   --                   --                 --
                                                       -----                -----                -----              -----
Total from investment operations ........               0.05                 0.05                 0.05               0.05
                                                       -----                -----                -----              -----
Less dividends:
  Dividends from net investment income ..              (0.05)               (0.05)               (0.05)             (0.05)
  Dividends from net realized capital
   gains ................................                 --                   --                   --                 --
                                                       -----                -----                -----              -----
Total dividends .........................              (0.05)               (0.05)               (0.05)             (0.05)
                                                       -----                -----                -----              -----
Net increase (decrease)
  in net asset value ....................                 --                   --                   --                 --
                                                       -----                -----                -----              -----
Net asset value, end of period ..........              $1.00                $1.00                $1.00              $1.00
                                                       -----                -----                -----              -----
                                                       -----                -----                -----              -----
Total return ............................               5.23%                5.13%                5.00%              5.43%
Ratios/supplemental data:
  Net assets, end of period (000's) .....         $1,262,900           $1,138,185             $924,222           $334,054
Ratios to average net assets:
  Net investment income  including
   reimbursement/waiver .................               5.12%                5.04%                4.89%              5.30%
  Operating expenses including
   reimbursement/waiver .................               0.49%                0.50%                0.55%              0.55%
  Operating expenses excluding
   reimbursement/waiver .................               0.53%                0.54                 0.58%              0.56%


----------------
1 Prior to November 1, 1994, the Fund offered a single class of shares. As of such date, the existing class of shares was designated as Retail Shares (now designated Retail A Shares) and the Fund began issuing a second class of shares designated as Trust Shares.

2 Net investment income per share for Trust Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $___,
     $0.05, $0.05, $0.05 and $0.05, respectively.

                             Galaxy Government Fund
                (For a share outstanding throughout each period)



                                                                    For the year ending October 31,
                                            -------------------------------------------------------------------------

                                             1999      1998             1997               1996               1995(1)
                                             ----      ----             ----               ----               ----

                                                                             Trust Shares
                                            -------------------------------------------------------------------------

Net asset value, beginning  of period ....            $1.00              $1.00              $1.00              $1.00
Income from investment  operations:
  Net investment income(2) ...............             0.05               0.05               0.05               0.05
  Net realized and  unrealized gain (loss)
    on investments .......................               --                 --                 --                 --
 Total from investment  operations .......             0.05               0.05               0.05               0.05
Less dividends:
  Dividends from net  investment income ..            (0.05)             (0.05)             (0.05)             (0.05)
  Dividends from net  realized capital
   gains .................................               --                 --                 --                 --
 Total dividends .........................            (0.05)             (0.05)             (0.05)             (0.05)
Net increase (decrease)
  in net asset value .....................               --                 --                 --                 --
 Net asset value, end  of period .........            $1.00              $1.00              $1.00              $1.00
Total return .............................             5.15%              5.06%              4.95%              5.39%
Ratios/supplemental data:
  Net assets, end of  period (000's) .....         $722,476           $630,859           $733,759           $678,679
Ratios to average net assets:
  Net investment income  including
    Reimbursement/waiver .................             5.03%              4.94%              4.85%              5.27%
  Operating expenses  including
    Reimbursement/waiver .................             0.51%              0.51%              0.52%              0.53%
  Operating expenses  excluding
    Reimbursement/waiver .................             0.52%              0.52%              0.53%              0.54%


----------------

1 Prior to November 1, 1994, the Fund offered a single class of shares. As of such date, the existing class of shares was designated as Retail Shares (now designated Retail A Shares) and the Fund began issuing a second class of shares designated as Trust Shares.

2 Net investment income per share for Trust Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____,
     $0.05, $0.05, $0.05 and $0.05, respectively.

              Galaxy Institutional Government Money Market Fund(1)
                (For a share outstanding throughout each period)



                                                                    For the year ending October 31,
                                          ----------------------------------------------------------------------------

                                             1999      1998              1997               1996               1995
                                             ----      ----              ----               ----               ----

                                                                              Trust Shares
                                          ----------------------------------------------------------------------------
Net asset value, beginning  of period ....            $1.00              $1.00              $1.00              $1.00
  Income from investment operations:
  Net investment income(2) ...............             0.05               0.05               0.05               0.05
  Net realized and  unrealized gain (loss)
    on investments .......................               --                 --                 --                 --
 Total from investment  operations .......             0.05               0.05               0.05               0.05
  Less dividends:
  Dividends from net  investment income ..            (0.05)             (0.05)             (0.05)             (0.05)
  Dividends from net  realized capital
   gains .................................               --                 --                 --                 --
 Total dividends .........................            (0.05)             (0.05)             (0.05)             (0.05)
 Net increase (decrease)
  in net asset value .....................               --                 --                 --                 --
 Net asset value, end  of period .........            $1.00              $1.00              $1.00              $1.00
  Total return ...........................             5.32%              5.09%              5.12%              5.53%
  Ratios/supplemental data:
  Net assets, end of  period (000's) .....         $200,319           $175,141           $500,927           $506,692
  Ratios to average net assets:
  Net investment income  including
   reimbursement/waiver ..................             5.17%              4.94%              5.00%              5.38%
  Operating expenses  including
   reimbursement/waiver ..................             0.20%              0.19%              0.19%              0.17%
  Operating expenses  excluding
   reimbursement/waiver ..................             0.36%              0.33%              0.33%              0.33%


----------------

1    The Fund was formerly known as the Institutional Treasury Money Market
     Fund.


2 Net investment income per share before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 AND 1995 was $___, $0.05, $0.05, $0.05, and $0.05,
     respectively.

                            Galaxy U.S. Treasury Fund
                (For a share outstanding throughout each period)



                                                                    For the year ending October 31,
                                          --------------------------------------------------------------------------

                                             1999     1998              1997              1996               1995(1)
                                             ----     ----              ----              ----               ----

                                                                             Trust Shares
                                          --------------------------------------------------------------------------
Net asset value, beginning of period ....            $1.00              $1.00              $1.00              $1.00
Income from investment operations:
  Net investment income(2) ..............             0.05               0.05               0.05               0.05
  Net realized and unrealized gain (loss)
    on investments ......................               --                 --                 --                 --
 Total from investment operations .......             0.05               0.05               0.05               0.05
Less dividends:
  Dividends from net investment  income .            (0.05)             (0.05)             (0.05)             (0.05)
  Dividends from net realized  capital
   gains ................................               --                 --                 --                 --
 Total dividends ........................            (0.05)             (0.05)             (0.05)             (0.05)
Net increase (decrease)
  in net  asset value ...................               --                 --                 --                 --
 Net asset value, end of period .........            $1.00              $1.00              $1.00              $1.00
Total return ............................             4.90%              4.85%              4.80%              5.18
Ratios/supplemental data :
  Net assets, end of period (000's) .....         $429,645           $393,175           $354,331           $271,036
Ratios to average net assets:
  Net investment income including
   reimbursement/waiver .................             4.80%              4.75%              4.69%              5.06%
  Operating expenses including
   reimbursement/waiver .................             0.51%              0.52%              0.53%              0.55%
  Operating expenses excluding
   reimbursement/waiver .................             0.51%              0.53%              0.53%              0.55%


----------------

1 Prior to November 1, 1994, the Fund offered a single class of shares. As of such date, the existing class of shares was designated as Retail Shares (now designated Retail A Shares) and the Fund began issuing a second class of shares designated as Trust Shares.

2 Net investment income per share for Trust Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____,
     $0.05, $0.05, $0.05 and $0.05, respectively.

                             Galaxy Tax-Exempt Fund
                (For a share outstanding throughout each period)



                                                                    For the year ending October 31,
                                          ---------------------------------------------------------------------------

                                            1999       1998              1997              1996              1995(1)
                                            ----       ----              ----              ----              ----

                                                                             Trust Shares
                                          ---------------------------------------------------------------------------
Net asset value, beginning  of period ....            $1.00              $1.00              $1.00              $1.00
Income from investment operations:
  Net investment income(2) ...............             0.03               0.03               0.03               0.03
  Net realized and  unrealized gain (loss)
    on investments .......................               --                 --                 --                 --
 Total from investment  operations .......             0.03               0.03               0.03               0.03

Less dividends:
  Dividends from net  investment income ..            (0.03)             (0.03)             (0.03)             (0.03)
  Dividends from net  realized capital
   gains .................................               --                 --                 --                 --
 Total dividends .........................            (0.03)             (0.03)             (0.03)             (0.03)
Net increase (decrease)
  in net asset value .....................               --                 --                 --                 --
 Net asset value, end  of period .........            $1.00              $1.00              $1.00              $1.00
Total return .............................             3.03%              3.10%              2.97%              3.29%
Ratios/supplemental data:
  Net assets, end of  period (000's) .....         $227,176           $169,316           $184,307           $180,706
Ratios to average net assets:
  Net investment income  including
   reimbursement/waiver ..................             2.99%              3.05%              2.92%              3.24%
  Operating expenses  including
   reimbursement/waiver ..................             0.53%              0.53%              0.54%              0.55%
  Operating expenses  excluding
   reimbursement/waiver ..................             0.53%              0.53%              0.54%              0.56%


----------------

1 Prior to November 1, 1994, the Fund offered a single class of shares. As of such date, the existing class of shares was designated as Retail Shares (now designated Retail A Shares) and the Fund began issuing a second class of shares designated as Trust Shares.

2 Net investment income per share for Trust Shares before reimbursement/waiver of fees by the Adviser and/or the Fund's administrator for the years ended October 31, 1999, 1998, 1997, 1996 and 1995 was $____,
     $0.03, $0.03, $0.03 and $0.03, respectively.

[Back Cover Page]

Where to find more information

You'll find more information about the Funds in the following documents:

ANNUAL AND SEMI-ANNUAL REPORTS
Galaxy's annual and semi-annual reports contain more information about each Fund and a discussion about the market conditions and investment strategies that had a significant effect on each Fund's performance during the last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)
The SAI contains detailed information about the Funds and their policies. By law, it's incorporated by reference into (considered to be part of) this prospectus.

You can get a free copy of these documents, request other information about the Funds and make shareholder inquiries by calling Galaxy at 1-877-BUY-GALAXY (1-877-289-4252) or by writing to:


The Galaxy Fund
P.O. Box  6520

Providence, RI  02940-6520

If you buy your shares through a financial institution, you may contact your institution for more information.

You can write to the Securities and Exchange Commission (SEC) Public Reference Section and ask them to mail you information about the Funds, including the SAI. They'll charge you a fee for this service. You can also visit the SEC Public Reference Room and copy the documents while you're there. For information about the operation of the Public Reference Room, call the SEC.


Public Reference Section of the SEC
Washington, DC 20549-0102
1-202-942-8090.


Reports and other information about the Funds are also available on the EDGAR database on the SEC's website at http://www.sec.gov. Copies of this information may also be obtained, after paying a duplicating fee, by electronic request, to the SEC's e-mail address at publicinfo@sec.gov.

Galaxy's Investment Company Act File No. is 811-4636.


[FLEET ASSIGNED CODE]

THE GALAXY FUND
STATEMENT OF ADDITIONAL INFORMATION
_____________, 2000

GALAXY MONEY MARKET FUND                              RETAIL A SHARES, RETAIL B
                                                      SHARES AND TRUST SHARES

GALAXY GOVERNMENT FUND                                RETAIL A SHARES AND TRUST
GALAXY U.S. TREASURY FUND                             SHARES
GALAXY TAX-EXEMPT FUND

GALAXY CONNECTICUT MUNICIPAL MONEY MARKET FUND        RETAIL A SHARES AND PRIME
GALAXY MASSACHUSETTS MUNICIPAL MONEY MARKET FUND      SHARES
GALAXY NEW YORK MUNICIPAL MONEY MARKET FUND

GALAXY INSTITUTIONAL GOVERNMENT MONEY MARKET FUND     SHARES


       This Statement of Additional Information is not a prospectus. The prospectuses for the Funds as listed below, as they may be supplemented or revised from time to time (the "Prospectuses"), as well as the Funds' Annual Report to Shareholders dated October 31, 1999 (the "Annual Report") may be obtained, without charge, by writing:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

or by calling 1-877-BUY-GALAXY (1-877-289-4252)

CURRENT PROSPECTUSES

- Prospectus for Retail A Shares and Retail B Shares of the Money Market Fund and Retail A Shares of the Government, U.S. Treasury, Tax-Exempt, Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds dated ___________, 2000
- Prospectus for Trust Shares of the Money Market, Government, U.S. Treasury and Tax-Exempt Funds and Shares of the Institutional Government Money Market Fund dated __________, 2000
- Prospectus for Prime Shares of the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds dated _______________, 2000


The ________________________ and the report thereon of ___________________, The
Galaxy Funds' independent accountants, are incorporated by reference into this Statement of Additional Information.

                                TABLE OF CONTENTS

                                                                                          PAGE

GENERAL INFORMATION.........................................................................1
DESCRIPTION OF GALAXY AND ITS SHARES........................................................1
INVESTMENT STRATEGIES, POLICIES AND RISKS...................................................4
Money Market Fund...........................................................................4
Government Fund.............................................................................4
U.S. Treasury Fund..........................................................................4
Tax-Exempt Fund.............................................................................5
Institutional Government Money Market Fund..................................................5
Connecticut Municipal Money Market Fund.....................................................6
Massachusetts Municipal Money Market Fund...................................................6
New York Municipal Money Market Fund........................................................7
Other Investment Policies and Risk Considerations...........................................7
Quality Requirements........................................................................7
U.S. Government Obligations.................................................................8
Money Market Instruments....................................................................9
Municipal Securities.......................................................................10
Stand-By Commitments.......................................................................13
Tender Option Bonds........................................................................14
Variable and Floating Rate Instruments.....................................................14
Repurchase and Reverse Repurchase Agreements...............................................15
When-Issued and Delayed Settlement Transactions............................................16
Securities Lending -- Money Market.........................................................17
Guaranteed Investment Contracts -- Money Market Fund.......................................17
Asset-Backed Securities -- Money Market Fund...............................................17
Investment Company Securities -- Tax-Exempt Money Market Funds and Institutional
      Government Money Market Fund.........................................................18
Non-Diversification - Connecticut Municipal Money Market, Massachusetts Municipal
      Money Market and New York Municipal Money Market Funds...............................19
Connecticut Investment Risks...............................................................19
Massachusetts Investment Risks.............................................................22
New York Investment Risks..................................................................23
Portfolio Securities Generally.............................................................36
INVESTMENT LIMITATIONS.....................................................................36
NET ASSET VALUE............................................................................44
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION.............................................45
Purchases of Retail Shares and Prime Shares................................................45
Other Purchase Information.................................................................46
Applicable Sales Charges - Retail B Shares.................................................46
Purchases of Shares of the Institutional Government Money Market Fund......................48
Purchases of Trust Shares -- Money Market, Government, U.S. Treasury and Tax-
      Exempt Funds.........................................................................48
INVESTOR PROGRAMS..........................................................................50


                                      -i-

Exchange Privilege - Retail Shares and Shares of the Institutional Government Money
      Market Fund..........................................................................50
Retirement Plans -- Retail Shares..........................................................51
Automatic Investment Program and Systematic Withdrawal Plan -- Retail Shares...............51
College Investment Program -- Retail Shares................................................52
Checkwriting -- Retail Shares..............................................................52
Direct Deposit Program -- Retail Shares....................................................53
TAXES......................................................................................53
State and Local............................................................................54
Miscellaneous..............................................................................56
TRUSTEES AND OFFICERS......................................................................56
Shareholder and Trustee Liability..........................................................60
INVESTMENT ADVISER.........................................................................61
Authority to Act as Investment Adviser.....................................................63
ADMINISTRATOR..............................................................................64
CUSTODIAN AND TRANSFER AGENT...............................................................65
EXPENSES...................................................................................67
PORTFOLIO TRANSACTIONS.....................................................................67
SHAREHOLDER SERVICES PLAN -- RETAIL A SHARES...............................................68
DISTRIBUTION AND SERVICES PLANS............................................................70
Retail B Share Plan........................................................................70
Prime Share Plan...........................................................................71
Retail B Share Plan and Prime Share Plan...................................................72
DISTRIBUTOR................................................................................73
AUDITORS...................................................................................74
COUNSEL....................................................................................75
PERFORMANCE AND YIELD INFORMATION..........................................................75
Tax-Equivalency Tables - Connecticut Municipal Money Market, Massachusetts
      Municipal Money Market and New York Municipal Money Market Funds.....................77
Performance Reporting......................................................................81
MISCELLANEOUS..............................................................................82
FINANCIAL STATEMENTS.......................................................................88
APPENDIX A................................................................................A-1

                               GENERAL INFORMATION

       This Statement of Additional Information should be read in conjunction with a current Prospectus. This Statement of Additional Information relates to the Prospectuses described on the cover page. No investment in shares of the Funds should be made without reading a Prospectus.


       SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, FLEETBOSTON CORPORATION. OR ANY OF ITS AFFILIATES, FLEET INVESTMENT ADVISORS INC., OR ANY FLEET BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. ALTHOUGH THE FUNDS SEEK TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUNDS.


                      DESCRIPTION OF GALAXY AND ITS SHARES

       The Galaxy Fund ("Galaxy") is an open-end management investment company currently offering shares of beneficial interest in twenty-nine investment portfolios: Money Market Fund, Government Fund, U.S. Treasury Fund, Tax-Exempt Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Institutional Government Money Market Fund, Prime Reserves, Government Reserves, Tax-Exempt Reserves, Equity Value Fund, Equity Growth Fund, Equity Income Fund, International Equity Fund, Small Company Equity Fund, Asset Allocation Fund, Small Cap Value Fund, Growth and Income Fund, Strategic Equity Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Massachusetts Municipal Bond Fund and Rhode Island Municipal Bond Fund. Galaxy is also authorized to issue shares of beneficial interest in two additional investment portfolios, the MidCap Equity Fund and the New York Municipal Money Market Fund. As of the date of this Statement of Additional Information, however, the MidCap Equity Fund and the New York Municipal Money Market Fund had not commenced investment operations.


       Prior to the date of this Statement of Additional Information, the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds had not offered Prime Shares.


       Galaxy was organized as a Massachusetts business trust on March 31, 1986. Galaxy's Declaration of Trust authorizes the Board of Trustees to classify or reclassify any unissued shares into one or more classes or series of shares by setting or changing in any one or more respects their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. Pursuant to such authority, the Board of Trustees has authorized the issuance of an unlimited number of shares in each of the series in the Funds as follows: Class A Shares (Retail A Shares), Class A --

Special Series 1 Shares (Trust Shares) and Class A -- Special Series 2 Shares (Retail B Shares), each series representing interests in the Money Market Fund; Class B Shares (Retail A Shares) and Class B -- Special Series 1 Shares (Trust Shares), each series representing interests in the Government Fund; Class E Shares (Retail A Shares) and Class E -- Special Series 1 Shares (Trust Shares), each series representing interests in the Tax-Exempt Fund; Class F Shares (Retail A Shares) and Class F -- Special Series 1 Shares (Trust Shares), each series representing interests in the U.S. Treasury Fund; Class S Shares representing interests in the Institutional Government Money Market Fund; Class V Shares (Retail A Shares) and Class V -- Special Series 1 Shares (Prime Shares), representing interests in the Connecticut Municipal Money Market Fund; Class W Shares (Retail A Shares) and Class W -- Special Series 1 Shares (Prime Shares), representing interests in the Massachusetts Municipal Money Market Fund; Class EE -- Series 1 Shares (Retail A Shares) and Class EE -- Series 2 Shares (Prime Shares), each series representing interests in the New York Municipal Money Market Fund. Each Fund (other than the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds) is classified as a diversified company under the Investment Company Act of 1940, as amended (the "1940 Act"). The Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds are classified as non-diversified investment companies under the 1940 Act.

       Each share of Galaxy (irrespective of series designation) has a par value of $.001 per share, represents an equal proportionate interest in the related investment portfolio with other shares of the same class (irrespective of series designation), and is entitled to such dividends and distributions out of the income earned on the assets belonging to such investment portfolio as are declared in the discretion of Galaxy's Board of Trustees.

       Shares have no preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses, shares will be fully paid and non-assessable. Each series of shares in a Fund (i.e., Retail A Shares, Retail B Shares, Trust Shares and Prime Shares) bear pro rata the same expenses and are entitled equally to the Fund's dividends and distributions except as follows. Each series will bear the expenses of any distribution and/or shareholder servicing plans applicable to such series. For example, as described below, holders of Retail A Shares will bear the expenses of the Shareholder Services Plan for Retail A Shares and Trust Shares (which is currently applicable only to Retail A Shares), holders of Retail B Shares will bear the expenses of the Distribution and Services Plan for Retail B Shares, and holders of Prime Shares will bear the expenses of the Distribution and Services Plan for Prime Shares. In addition, each series may incur differing transfer agency fees and may have differing sales charges. Standardized yield and total return quotations are computed separately for each series of shares. The differences in expenses paid by the respective series will affect their performance. See "Shareholder Services Plan" and "Distribution and Services Plans" below.


         Holders of all outstanding shares of a particular Fund will vote together in the aggregate and not by series on all matters, except that only shares of a particular series of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to any distribution and/or shareholder servicing plan for such series (e.g., only Retail A Shares and Trust Shares of a

Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Shareholder Services Plan for Retail A Shares and Trust Shares, only Retail B Shares of the Money Market Fund will be entitled to vote on matters pertaining to Galaxy's Distribution and Services Plan for Retail B Shares, and only Prime Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Distribution and Services Plan for Prime Shares). Further, shareholders of all of the Funds, as well as those of any other investment portfolio now or hereafter offered by Galaxy, will vote together in the aggregate and not separately on a Fund-by-Fund basis, except as otherwise required by law or when permitted by the Board of Trustees. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as Galaxy shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Fund affected by the matter. A particular Fund is deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are substantially identical or that the matter does not affect any interest of the Fund. Under the Rule, the approval of an investment advisory agreement or any change in an investment objective or a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding shares of such Fund (irrespective of series designation). However, the Rule also provides that the ratification of the appointment of independent public accountants, the approval of principal underwriting contracts, and the election of trustees may be effectively acted upon by shareholders of Galaxy voting without regard to class or series.

       Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular class or series. Voting rights are not cumulative and, accordingly, the holders of more than 50% in the aggregate of Galaxy's outstanding shares may elect all of the trustees, irrespective of the votes of other shareholders.

       Galaxy is not required under Massachusetts law to hold annual shareholder meetings and intends to do so only if required by the 1940 Act. Shareholders have the right to remove Trustees. Galaxy's Declaration of Trust provides that a meeting of shareholders shall be called by the Board of Trustees upon a written request of shareholders owning at least 10% of the outstanding shares of Galaxy entitled to vote.

       Galaxy's Declaration of Trust authorizes the Board of Trustees, without shareholder approval (unless otherwise required by applicable law), to (a) sell and convey the assets of a Fund to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert a Fund's assets into money and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at their net asset value; or (c) combine the assets belonging to a Fund with the assets belonging to another Fund of

Galaxy and, in connection therewith, to cause all outstanding shares of any Fund to be redeemed at their net asset value or converted into shares of another class of Galaxy's shares at the net asset value. In the event that shares are redeemed in cash at their net asset value, a shareholder may receive in payment for such shares, due to changes in the market prices of the Fund's portfolio securities, an amount that is more or less than the original investment. The exercise of such authority by the Board of Trustees will be subject to the provisions of the 1940 Act, and the Board of Trustees will not take any action described in this paragraph unless the proposed action has been disclosed in writing to the Fund's shareholders at least 30 days prior thereto.


                    INVESTMENT STRATEGIES, POLICIES AND RISKS

       Fleet Investment Advisors Inc. ("Fleet"), the Fund's investment adviser, will use its best efforts to achieve each Fund's investment objective, although such achievement cannot be assured. The investment objective of a Fund, as described in its Prospectus(es), may not be changed without the approval of the holders of a majority of its outstanding shares (as defined under "Miscellaneous"). Except as noted herein under "Tax-Exempt Fund," "Connecticut Municipal Money Market Fund," "Massachusetts Municipal Money Market Fund," and "New York Municipal Money Market Fund" and below under "Investment Limitations," a Fund's investment policies may be changed without shareholder approval. An investor should not consider an investment in the Funds to be a complete investment program. Each Fund will maintain a dollar-weighted average portfolio maturity of 90 days or less in an effort to maintain a stable net asset value per share of $1.00. The value of the Funds' portfolio securities will generally vary inversely with changes in prevailing interest rates. The following investment strategies, policies and risks supplement those set forth in the Funds' Prospectuses.

MONEY MARKET FUND

       Instruments in which the Money Market Fund invests have remaining maturities of 397 days or less (except for certain variable and floating rate notes and securities underlying certain repurchase agreements). For more information, including applicable quality requirements, see "Other Investment Policies and Risk Considerations" below.

GOVERNMENT FUND

       Instruments in which the Government Fund invests have remaining maturities of 397 days or less (except for certain variable and floating rate notes and securities underlying certain repurchase agreements). See "Other Investment Policies and Risk Considerations" below.

U.S. TREASURY FUND

       Instruments in which the U.S. Treasury Fund invests may include, but are not limited to, securities issued by the U.S. Treasury and by certain U.S. Government agencies or instrumentalities such as the Federal Home Loan Banks and Federal Farm Credit Banks. The Fund invests at least 65% of its total assets in direct U.S. Government obligations. Shareholders residing in a particular state that has an income tax law should determine through consultation with their own tax advisers whether such interest income, when distributed by the Fund, will be considered by the state to have retained exempt status and whether the Fund's capital gain and other income, if any, when so distributed will be subject to the state's income tax. See "Taxes."

       Portfolio securities held by the Fund have remaining maturities of 397 days or less (with certain exceptions). The Fund may also invest in certain variable and floating rate instruments. For more information, including applicable quality requirements, see "Other Investment Policies and Risk Considerations" below.

TAX-EXEMPT FUND

       Municipal Securities in which the Tax-Exempt Fund invests present minimal credit risk and meet the rating criteria described under "Other Investment Policies and Risk Considerations - Quality Requirements" below. Municipal Securities, as that term is used in this Statement of Additional Information, are debt obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia, and their authorities, agencies, instrumentalities and political subdivisions, the interest on which, in the opinion of bond counsel or counsel to the issuer, is exempt from federal income tax.

       As a matter of fundamental policy that cannot be changed without the requisite consent of the Fund's shareholders, the Fund will invest, except during temporary defensive periods, at least 80% of its assets in Municipal Securities. The Fund's investments in private activity bonds will not be treated as investments in Municipal Securities for purposes of the 80% requirement mentioned above and, under normal market conditions, will not exceed 20% of the Fund's net assets when added together with any taxable investments held by the Fund.

       Although the Fund does not presently intend to do so on a regular basis, it may invest more than 25% of its assets in Municipal Securities the interest on which is paid solely from revenues of similar projects. To the extent that the Fund's assets are concentrated in Municipal Securities payable from revenues on similar projects, the Fund will be subject to the peculiar risks presented by such projects to a greater extent than it would be if its assets were not so invested.

       The Fund's portfolio securities will generally have remaining maturities of 397 days or less (except for certain variable and floating rate notes and securities underlying certain repurchase agreements). See "Other Investment Policies and Risk Considerations" below.

INSTITUTIONAL GOVERNMENT MONEY MARKET FUND

       Instruments in which the Institutional Government Money Market Fund invests have remaining maturities of 397 days or less (except for certain variable and floating rate notes and securities underlying certain repurchase agreements). See "Other Investment Policies and Risk Considerations" below.

       The Fund's portfolio securities will generally have remaining maturities of 397 days or less (except for certain variable and floating rate notes and securities underlying certain repurchase agreements). See "Other Investment Policies and Risk Considerations" below.

CONNECTICUT MUNICIPAL MONEY MARKET FUND

       The Connecticut Municipal Money Market Fund attempts to achieve its objective by investing in a portfolio of debt obligations issued by or on behalf of the State of Connecticut, its political subdivisions, or public instrumentalities, state or local authorities, districts or similar public entities created under Connecticut law, and obligations of territories and possessions of the United States and any political sub-division or financing authority of any of these, the interest income from which is, in the opinion of qualified legal counsel, exempt from both federal regular income tax and the Connecticut state income tax on individuals, trusts and estates ("Connecticut Municipal Securities") with remaining maturities of 397 days or less at the time of purchase (with certain exceptions). Examples of Connecticut Municipal Securities include, but are not limited to, municipal commercial paper and other short-term notes; variable rate demand notes; municipal bonds (including bonds having remaining maturities of less than 397 days without demand features); and tender option bonds. See "Other Investment Policies and Risk Considerations" below. As a matter of fundamental policy that cannot be changed without shareholder approval, the Fund invests its assets so that at least 80% of its annual interest income is exempt from federal regular income tax or at least 80% of the total value of its assets is invested in obligations the interest income from which is exempt from federal regular income tax.

MASSACHUSETTS MUNICIPAL MONEY MARKET FUND

       The Massachusetts Municipal Money Market Fund attempts to achieve its objective by investing in a portfolio of debt obligations issued by or on behalf of the Commonwealth of Massachusetts and its political subdivisions and financing authorities, and obligations of other states, territories and possessions of the United States, including the District of Columbia, and any political sub-division or financing authority of any of these, the interest income from which is, in the opinion of qualified legal counsel, exempt from federal regular income tax and the income taxes imposed by the Commonwealth of Massachusetts upon non-corporate taxpayers ("Massachusetts Municipal Securities") with remaining maturities of 397 days or less at the time of purchase (with certain exceptions). Examples of Massachusetts Municipal Securities include, but are not limited to, municipal commercial paper and other short-term notes; variable rate demand notes; municipal bonds (including bonds having remaining maturities of less than 397 days without demand features); and tender option bonds. See "Other Investment Policies and Risk Considerations" below. As a matter of fundamental policy that cannot be changed without shareholder approval, the Fund invests its assets so that at least 80% of its annual interest income is exempt from federal regular income tax or at least 80% of the total value of its assets are invested in obligations the interest income from which is exempt from federal regular income tax.

NEW YORK MUNICIPAL MONEY MARKET FUND

       The New York Municipal Money Market Fund attempts to achieve its objective by investing in a portfolio of debt obligations issued by or on behalf of the State of New York, its political sub-divisions, or public instrumentalities, state or local authorities, and obligations of other states, territories and possessions of the United States, including the District of Columbia, and any political sub-division or financial authority of any of these, the interest income from which is, in the opinion of qualified legal counsel, exempt from regular federal income tax, and New York State and New York City personal income taxes ("New York Municipal Securities") with remaining maturities of 397 days or less at the time of purchase (with certain exceptions). Examples of New York Municipal Securities include, but are not limited to, municipal commercial paper and other short-term notes; variable rate demand notes; municipal bonds (including bonds having remaining maturities of less than 397 days without demand features); and tender option bonds. See "Other Investment Policies and Risk Considerations" below. As a matter of fundamental policy that cannot be changed without shareholder approval, the Fund invests its assets so that at least 80% of its annual interest income is exempt from federal regular income tax or at least 80% of the total value of its assets is invested in obligations the interest income from which is exempt from federal regular income tax.

                OTHER INVESTMENT POLICIES AND RISK CONSIDERATIONS

       Investment methods described in the Prospectuses and this Statement of Additional Information are among those which one or more of the Funds have the power to utilize. Some may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

QUALITY REQUIREMENTS

       Each Fund will purchase only those instruments which meet the applicable quality requirements described below. The Money Market Fund will not purchase a security (other than a U.S. Government security) unless the security or the issuer with respect to comparable securities (i) is rated by at least two nationally recognized statistical rating organizations ("Rating Agencies") (such as Standard & Poor's Ratings Group ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch IBCA, Inc. ("Fitch IBCA") in the highest category for short-term debt securities, (ii) is rated by the only Rating Agency that has issued a rating with respect to such security or issuer in such Rating Agency's highest category for short-term debt, or (iii) if not rated, the security is determined to be of comparable quality. The Tax-Exempt Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund and New York Municipal Money Market Fund (collectively, the "Tax-Exempt Money Market Funds") will not purchase a security (other than a U.S. Government security) unless the security (i) is rated by at least two such Rating Agencies in one of the two highest categories for short-term debt securities, (ii) is rated by the only Rating Agency that has assigned a rating with respect to such security in one of such Rating Agency's two highest categories for short-term debt securities, or (iii) if not rated, the security is determined to be of comparable quality. These rating categories are determined without regard to sub-categories and gradations. The Funds will follow applicable regulations in determining whether a security rated by more than one Rating Agency can be treated as being in the highest or, with respect to the Tax-Exempt Money Market Funds one of the two highest, short-term rating categories. See "Investment Limitations" below.


       Determinations of comparable quality will be made in accordance with procedures established by the Board of Trustees. Generally, if a security has not been rated by a Rating Agency, Fleet will acquire the security if it determines that the security is of comparable quality to securities that have received the requisite ratings. For example, with respect to the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds, Fleet will generally treat Connecticut Municipal Securities, Massachusetts Municipal Securities or New York Municipal Securities, as the case may be, as eligible portfolio securities if the issuer has received long-term bond ratings within the three highest rating categories assigned by a Rating Agency with respect to other bond issues. Fleet also considers other relevant information in its evaluation of unrated short-term securities.

U.S. GOVERNMENT OBLIGATIONS

       Examples of the types of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (hereinafter, "U.S. Government obligations") that may be held by the Funds include, without limitation, direct obligations of the U.S. Treasury, and securities issued or guaranteed by the Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Resolution Trust Corporation and Maritime Administration.

       U.S. Treasury securities differ only in their interest rates, maturities and time of issuance: Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of more than 10 years. Obligations of certain agencies and instrumentalities of the U.S. Government, such as the

Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law. Some U.S. Government obligations may be issued as variable or floating rate instruments.

       Securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities have historically involved little risk of loss of principal. However, due to fluctuations in interest rates, the market value of such securities may vary during the period a shareholder owns shares of the Funds.

       The U.S. Treasury Fund will invest in those securities issued or guaranteed as to principal and interest by the U.S. Government or by agencies or instrumentalities thereof, the interest income from which, under current law, generally will not be subject to state income tax by reason of federal law.

MONEY MARKET INSTRUMENTS

       "Money market" instruments include bank obligations and corporate obligations, including commercial paper and corporate bonds with remaining maturities of 397 days or less.

       Bank obligations include bankers' acceptances, negotiable certificates of deposit and non-negotiable time deposits issued for a definite period of time and earning a specified return by a U.S. bank that is a member of the Federal Reserve System or is insured by the Federal Deposit Insurance Corporation ("FDIC"), or by a savings and loan association or savings bank that is insured by the FDIC. Bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks, all of the same type as domestic bank obligations. Investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase. Investments in non-negotiable time deposits are limited to no more than 5% of the Money Market Fund's total assets at the time of purchase. For the purposes of the Money Market Fund's investment policies with respect to bank obligations, the assets of a bank or savings institution will be deemed to include the assets of its U.S. and foreign branches.

       Domestic and foreign banks are subject to extensive but different government regulations which may limit the amount and types of their loans and the interest rates that may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds to finance lending operations and the quality of underlying bank assets.

       Investments in obligations of foreign branches of U.S. banks and of U.S. branches of foreign banks may subject a Fund to additional investment risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. In addition, foreign branches of U.S. banks and U.S. branches of foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting and recordkeeping standards than those applicable to domestic branches of U.S. banks. Investments in the obligations of U.S. branches of foreign banks or foreign branches of U.S. banks will be made only when Fleet believes that the credit risk with respect to the instrument is minimal.

       Commercial paper may include securities issued by corporations without registration under the Securities Act of 1933, as amended, (the "1933 Act") in reliance on the so-called "private placement" exemption in Section 4(2) ("Section 4(2) Paper"). Section 4(2) Paper is restricted as to disposition under the federal securities laws in that any resale must similarly be made in an exempt transaction. Section 4(2) Paper is normally resold to other institutional investors through or with the assistance of investment dealers who make a market in Section 4(2) Paper, thus providing liquidity. For purposes of each Fund's 10% limitation on purchases of illiquid instruments described below, Section 4(2) Paper will not be considered illiquid if Fleet has determined, in accordance with guidelines approved by the Board of Trustees, that an adequate trading market exists for such securities. The Money Market Fund and each Tax-Exempt Money Market Fund may also purchase Rule 144A securities. See "Investment Limitations" below.

MUNICIPAL SECURITIES

       Municipal Securities are generally issued to finance public works, such as airports, bridges, highways, housing, health-related entities, transportation-related projects, educational programs, water and pollution control and sewer works. They are also issued to repay outstanding obligations, to raise funds for general operating expenses and to make loans to other public institutions and for other facilities. Municipal Securities include private activity bonds issued by or on behalf of public authorities to provide financing aid to acquire sites or construct and equip facilities for privately or publicly owned corporations. The availability of this financing encourages these corporations to locate within the sponsoring communities and thereby increases local employment.

       The two principal classifications of Municipal Securities that may be held by the Tax-Exempt Money Market Funds are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

       The Funds' portfolios may also include "moral obligation" securities, which are normally issued by special-purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment, but not a legal obligation, of the state or municipality which created the issuer. There is no limitation on the amount of moral obligation securities that may be held by the Funds.

       Municipal Securities may include variable rate demand notes, which are long-term Municipal Securities that have variable or floating interest rates and provide a Fund with the right to tender the security for repurchase at its stated principal amount plus accrued interest. Such securities typically bear interest at a rate that is intended to cause the securities to trade at par. The interest rate may float or be adjusted at regular intervals (ranging from daily to annually), and is normally based on an applicable interest index or another published interest rate or interest rate index. Most variable rate demand notes allow a Fund to demand the repurchase of the security on not more than seven days prior notice. Other notes only permit a Fund to tender the security at the time of each interest rate adjustment or at other fixed intervals. The Tax-Exempt Money Market Funds treat variable rate demand notes as maturing on the later of the date of the next interest rate adjustment or the date on which a Fund may next tender the security for repurchase. Variable interest rates generally reduce changes in the market value of Municipal Securities from their original purchase prices. Accordingly, as interest rates decrease or increase, the potential for capital appreciation or depreciation is less for variable rate Municipal Securities than for fixed income obligations. The terms of these variable rate demand instruments require payment of principal and accrued interest from the issuer of the Municipal Securities, the issuer of the participation interest or a guarantor of either issuer.

       Municipal Securities purchased by the Tax-Exempt Money Market Funds in some cases may be insured as to the timely payment of principal and interest. There is no guarantee, however, that the insurer will meet its obligations in the event of a default in payment by the issuer. In other cases, Municipal Securities may be backed by letters of credit or guarantees issued by domestic or foreign banks or other financial institutions which are not subject to federal deposit insurance. Adverse developments affecting the banking industry generally or a particular bank or financial institution that has provided its credit or guarantee with respect to a Municipal Security held by a Tax-Exempt Money Market Fund, including a change in the credit quality of any such bank or financial institution, could result in a loss to the Fund and adversely affect the value of its shares. As described above under "Money Market Instruments," letters of credit and guarantees issued by foreign banks and financial institutions involve certain risks in addition to those of similar instruments issued by domestic banks and financial institutions.

       There are, of course, variations in the quality of Municipal Securities, both within a particular category and between categories, and the yields on Municipal Securities depend upon a variety of factors, including general market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of a Rating Agency, such as Moody's, S&P and Fitch IBCA described in Appendix A hereto, represent such Rating Agency's opinion as to the quality of Municipal Securities. It should be emphasized that these ratings are general and are not absolute standards of quality. Municipal Securities with the same maturity, interest rate and rating may have different yields. Municipal Securities of the same maturity and interest rate with different ratings may have the same yield.

       The payment of principal and interest on most securities purchased by the Tax-Exempt Money Market Funds will depend upon the ability of the issuers to meet their obligations. Each state, the District of Columbia, each of their political subdivisions, agencies, instrumentalities and authorities and each multistate agency of which a state is a member is a separate "issuer" as that term is used in this Statement of Additional Information and the Tax-Exempt Money Market Funds' Prospectuses. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer." An issuer's obligations under its Municipal Securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal Bankruptcy Code and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its Municipal Securities may be materially adversely affected by litigation or other conditions.

       Among other instruments, the Tax-Exempt Money Market Funds may purchase short-term general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax-exempt commercial paper, construction loan notes and other forms of short-term loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues. In addition, the Tax-Exempt Money Market Funds may invest in long-term tax-exempt instruments, such as municipal bonds and private activity bonds to the extent consistent with the limitations set forth in the Prospectuses for the Funds including applicable maturity restrictions.

       Private activity bonds are or have been issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

       From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Securities. For example, under the Tax Reform Act of 1986, interest on certain private activity bonds must be included in an investor's federal alternative minimum taxable income, and corporate investors must include all tax-exempt interest in their federal alternative minimum taxable income. Galaxy cannot, of course, predict what legislation may be proposed in the future regarding the income tax status of interest on Municipal Securities, or which proposals, if any, might be enacted. Such proposals, while pending or if enacted, might materially and adversely affect the availability of Municipal Securities for investment by the Tax-Exempt Money Market Funds and the liquidity and value of their respective portfolios. In such an event, a Fund would re-evaluate its investment objective and policies and consider possible changes in its structure or possible dissolution.

       Opinions relating to the validity of Municipal Securities and to the exemption of interest thereon from federal income tax are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Tax-Exempt Money Market Funds nor Fleet will review the proceedings relating to the issuance of Municipal Securities or the bases for such opinions.

       MUNIPREFERRED SECURITIES. The Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds may purchase interests in Municipal Securities that are offered in the form of a security representing a diversified portfolio of investment grade bonds. These securities provide investors, such as the Funds, with liquidity and income exempt from federal regular income tax and some state income taxes.

STAND-BY COMMITMENTS

       Each Tax-Exempt Money Market Fund may acquire "stand-by commitments" with respect to Municipal Securities held by it. Under a stand-by commitment, a dealer agrees to purchase from a Fund, at the Fund's option, specified Municipal Securities at a specified price. Each Fund will acquire stand-by commitments solely to facilitate portfolio liquidity and does not intend to exercise its rights thereunder for trading purposes. Stand-by commitments acquired by a Fund would be valued at zero in determining the Fund's net asset value. The default or bankruptcy of a securities dealer giving such a commitment would not affect the quality of the Municipal Securities purchased by a Fund. However, without a stand-by commitment, these securities could be more difficult to sell. A Fund will enter into stand-by commitments only with those dealers whose credit Fleet believes to be of high quality.

       Stand-by commitments are exercisable by a Fund at any time before the maturity of the underlying Municipal Security, and may be sold, transferred or assigned by the Fund only with respect to the underlying instruments. Although stand-by commitments are often available without the payment of any direct or indirect consideration, if necessary or advisable, a Fund may pay for a stand-by commitment either separately in cash or by paying a higher price for securities acquired subject to the commitment. Where a Fund pays any consideration directly or indirectly for a stand-by commitment, its cost will be reflected as unrealized depreciation for the period during which the commitment is held by the Fund.

       A Fund will enter into stand-by commitments only with banks and broker/dealers that present minimal credit risks. In evaluating the creditworthiness of the issuer of a stand-by commitment, Fleet will review periodically the issuer's assets, liabilities, contingent claims and other relevant financial information.

TENDER OPTION BONDS

       The Tax-Exempt Money Market Funds may purchase tender option bonds and similar securities. A tender option bond generally has a long maturity and bears interest at a fixed rate substantially higher than prevailing short-term tax-exempt rates, and is coupled with an agreement by a third party, such as a bank, broker-dealer or other financial institution, pursuant to which such institution grants the security holders the option, usually upon not more than seven days notice or at periodic intervals, to tender their securities to the institution and receive the face value of the securities. In providing the option, the financial institution receives a fee that reduces the fixed rate of the underlying bond and results in a Fund effectively receiving a demand obligation that bears interest at the prevailing short-term tax-exempt rate. Fleet will monitor, on an ongoing basis, the creditworthiness of the issuer of the tender option bond, the financial institution providing the option, and any custodian holding the underlying long-term bond. The bankruptcy, receivership or default of any of the parties to a tender option bond will adversely affect the quality and marketability of the security.

VARIABLE AND FLOATING RATE INSTRUMENTS

       Securities purchased by the Funds may include variable and floating rate instruments. Variable rate instruments provide for periodic adjustments in the interest rate. Floating rate instruments provide for automatic adjustment of the interest rate whenever some other specified interest rate changes. Some variable and floating rate obligations are direct lending arrangements between the purchaser and the issuer and there may be no active secondary market. However, in the case of variable and floating rate obligations with a demand feature, a Fund may demand payment of principal and accrued interest at a time specified in the instrument or may resell the instrument to a third party. In the event an issuer of a variable or floating rate obligation defaulted on its payment obligation, a Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. Variable or floating rate instruments issued or guaranteed by the U.S. Government or its agencies or instrumentalities are similar in form but may have a more active secondary market. Substantial holdings of variable and floating rate instruments could reduce portfolio liquidity.

       If a variable or floating rate instrument is not rated, Fleet must determine that such instrument is comparable to rated instruments eligible for purchase by the Funds and will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such notes and will continuously monitor their financial status in order to meet payment on demand. In determining average weighted portfolio maturity of each of these Funds, a variable or floating rate instrument issued or guaranteed by the U.S. Government or an agency or instrumentality thereof will be deemed to have a maturity equal to the period remaining until the obligations next interest rate adjustment.

       Long-term variable and floating rate obligations held by the Funds may have maturities of more than 397 days, provided the Funds are entitled to payment of principal upon not more than 30 days' notice or at specified intervals not exceeding one year (upon not more than 30 days' notice).

       Variable and floating rate obligations with a demand feature held by the Funds will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the demand notice period.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS

       Each Fund, except the U.S. Treasury Fund, may purchase portfolio securities subject to the seller's agreement to repurchase them at a mutually specified date and price ("repurchase agreements"). Repurchase agreements will only be entered into with financial institutions such as banks and broker/dealers that are deemed to be creditworthy by Fleet. No Fund will enter into repurchase agreements with Fleet or any of its affiliates. Unless a repurchase agreement has a remaining maturity of seven days or less or may be terminated on demand upon notice of seven days or less, the repurchase agreement will be considered an illiquid security and will be subject to the 10% limit described in Investment Limitations Nos. 11, 16 and 37 under "Investment Limitations" below with respect to the Money Market, Government, U.S. Treasury, Tax-Exempt and Institutional Government Money Market Funds, and to the 10% limit described under "Investment Limitations" below with respect to the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds.


       The seller under a repurchase agreement will be required to maintain the value of the securities which are subject to the agreement and held by a Fund at not less than the agreed upon repurchase price. If the seller defaulted on its repurchase obligation, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying securities (including accrued interest) were less than the repurchase price (including accrued interest) under the agreement. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by a Fund might be delayed pending court action. Income on repurchase agreements is taxable. Investments by a Tax-Exempt Money Market Fund in repurchase agreements will be, under normal market conditions, subject to a 20% overall limit on taxable obligations.

       The repurchase price under a repurchase agreement generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreements). Securities subject to repurchase agreements will be held by a Fund's custodian or sub-custodian in a segregated account or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

       The Money Market and Government Funds may also borrow funds for temporary purposes by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). A reverse repurchase agreement involves the risk that the market value of the securities sold by a Fund may decline below the repurchase price. A Fund would pay interest on amounts obtained pursuant to a reverse repurchase agreement.

       Whenever a Fund enters into a reverse repurchase agreement, the Fund will place in a segregated custodial account liquid assets such as cash or liquid securities equal to the repurchase price (including accrued interest). The Fund will monitor the account to ensure such equivalent values are maintained. Reverse repurchase agreements are considered to be borrowings by a Fund under the 1940 Act.

WHEN-ISSUED AND DELAYED SETTLEMENT TRANSACTIONS

       Each Fund may purchase securities on a "when-issued" or "delayed settlement" basis. When-issued transactions, which involve a commitment by a Fund to purchase particular securities with payment and delivery taking place at a future date (perhaps one or two months later) permit the Fund to lock in a price or yield on a security it intends to purchase, regardless of future changes in interest rates. Delayed settlement describes settlement of a securities transaction in the secondary market sometime in the future. When-issued and delayed settlement transactions involve the risk, however, that the yield or price obtained in a transaction may be less favorable than the yield or price available in the market when the securities delivery takes place. It is expected that, absent unusual market conditions, commitments by a Fund to purchase securities on a when-issued or delayed settlement basis will not exceed 25% of the value of its total assets. These transactions will not be entered into for speculative purposes, but only in furtherance of a Fund's investment objective.

       When a Fund agrees to purchase securities on a "when-issued" or "delayed settlement" basis, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. In the event of a decline in the value of the securities that the custodian has set aside, the Fund may be required to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment. A Fund's net assets may fluctuate to a greater degree if it sets aside portfolio securities to cover such purchase commitments than if it sets aside cash. Because the Fund sets aside liquid assets to satisfy its purchase commitments in the manner described, its liquidity and ability to manage its portfolio might be affected in the event its commitments to purchase securities on a when-issued or delayed settlement basis exceeded 25% of the value of its assets.

       When a Fund engages in when-issued or delayed settlement transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous for a security. For purposes of determining the average weighted maturity of a Fund's portfolio, the maturity of securities purchased on a when-issued or delayed settlement basis is calculated from the date of settlement of the purchase to the maturity date.

SECURITIES LENDING -- MONEY MARKET

       The Money Market and Government Funds may lend their portfolio securities to financial institutions such as banks and broker/dealers in accordance with their investment limitations. Such loans would involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral should the borrower of the securities fail financially. Any portfolio securities purchased with cash collateral would also be subject to possible depreciation. Loans will generally be short-term, and will be made only to borrowers deemed by Fleet to be of good standing and only when, in Fleet's judgment, the income to be earned from the loan justifies the attendant risks. The Funds currently intend to limit the lending of their portfolio securities so that, at any given time, securities loaned by a Fund represent not more than one-third of the value of its total assets.

       A Fund that loans portfolio securities would continue to accrue interest on the securities loaned and would also earn income on the loans. Any cash collateral received by the Government Fund in connection with such loans would be invested in short-term obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities; cash collateral received by the other Funds would be invested in high quality, short-term "money market" instruments.

GUARANTEED INVESTMENT CONTRACTS -- MONEY MARKET FUND

       The Money Market Fund may invest in guaranteed investment contracts ("GICs") issued by United States insurance companies. Pursuant to such contracts, the Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund payments at negotiated, floating or fixed interest rates. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the company's general assets. The Fund will only purchase GICs that are issued or guaranteed by insurance companies that at the time of purchase are rated in accordance with the applicable quality requirements described above under "Quality Requirements." GICs are considered illiquid securities and will be subject to the Fund's 10% limitation on illiquid investments, unless there is an active and substantial secondary market for the particular instrument and market quotations are readily available.

ASSET-BACKED SECURITIES -- MONEY MARKET FUND

       The Money Market Fund may purchase asset-backed securities which represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another, such as motor vehicle receivables and credit card receivables. The Fund will only purchase asset-backed securities that meet the applicable quality requirements described above under "Quality Requirements."

       Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in an underlying pool of assets, or as debt instruments, which are also known as collateralized obligations, and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

       The yield characteristics of asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity.

       Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities.

       Asset-backed securities are subject to greater risk of default during periods of economic downturn. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in the Fund's experiencing difficulty in valuing or liquidating such securities. For these reasons, under certain circumstances, asset-backed securities may be considered illiquid securities.


INVESTMENT COMPANY SECURITIES -- TAX-EXEMPT MONEY MARKET FUNDS AND INSTITUTIONAL GOVERNMENT MONEY MARKET FUND


       The Tax-Exempt Money Market Funds may invest in securities issued by other investment companies limited, with respect to the Tax-Exempt Funds, to open-end investment companies that invest in high quality, short-term Municipal Securities that meet the applicable quality requirements described above under "Quality Requirements" and that determine their net asset value per share based on the amortized cost or penny-rounding method. Such securities may be acquired by a Fund within the limits prescribed by the 1940 Act. Except as otherwise permitted under the 1940 Act, each Fund currently intends to limit its investments in other investment companies so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company;
(b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group; and (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund. A Fund will invest in other investment companies primarily for the purpose of investing its short-term cash which has not as yet been invested in other portfolio instruments. However, from time to time, on a temporary basis, the Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund and New York Municipal Money Market Fund may invest exclusively in one other investment company managed similarly to the particular Fund.

       The Institutional Government Money Market Fund may invest up to 5% of its total assets in securities issued by other open-end investment companies that invest in the types of obligations in which the Fund may invest and that determine their net asset value per share based on the amortized cost or penny-rounding method.

       Investments in other investment companies will cause a Fund (and, indirectly, the Fund's shareholders) to bear proportionately the costs incurred in connection with the investment companies' operations.

NON-DIVERSIFICATION - CONNECTICUT MUNICIPAL MONEY MARKET, MASSACHUSETTS MUNICIPAL MONEY MARKET AND NEW YORK MUNICIPAL MONEY MARKET FUNDS


       The Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds are non-diversified investment portfolios. As such, there is no limit on the percentage of assets which can be invested in any single issuer. An investment in one of these Funds, therefore, entails greater risk than would exist in a diversified investment portfolio because the higher percentage of investments among fewer issuers may result in greater fluctuation in the total market value of the Fund's portfolio. Any economic, political, or regulatory developments affecting the value of the securities in a Fund's portfolio will have a greater impact on the total value of the portfolio than would be the case if the portfolio was diversified among more issuers. The Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds intend to comply with Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). This undertaking requires that at the end of each quarter of a Fund's taxable year, with regard to at least 50% of its total assets, no more than 5% of its total assets are invested in the securities of a single issuer; beyond that, no more than 25% of its total assets are invested in the securities of a single issuer.

CONNECTICUT INVESTMENT RISKS

       The following information is a brief summary of factors affecting the economies and financial strengths of the State of Connecticut, its municipalities and its political subdivisions and does not purport to be a complete description of such factors. Other factors will affect issuers. The summary is based primarily upon one or more publicly available offering statements relating to debt offerings of the State of Connecticut that were available prior to the date of this Statement of Additional Information. The accuracy and completeness of the information contained in such offering statements have not been independently verified.

       The ability of the issuers of Connecticut Municipal Securities to pay the principal and interest on their obligations may be impacted by a variety of factors relating to the economy of

Connecticut and to the fiscal stability of issuers of Connecticut Municipal Securities. The latter may include such matters as the ability of issuers to raise sufficient tax and other revenues to meet their needs, the availability of aid from other governmental bodies, and the burdens that may be imposed on issuers by law or necessity. To the extent that the Connecticut Municipal Money Market Fund invests in obligations that are not general obligations of their issuers, payments of principal and interest will depend on all factors affecting the revenue sources from which payments thereon are to be derived. The value of the obligations held by the Fund would be adversely affected not only by any actual inability of their issuers to pay the principal and interest thereon, but also by a public perception that such ability is in doubt.



     Manufacturing has historically been of prime economic importance to Connecticut (sometimes referred to as the "State"). The State's manufacturing industry is diversified, with transportation equipment (primarily aircraft engines, helicopters and submarines) the dominant industry, followed by fabricated metals, non-electrical machinery, and electrical equipment. As a result of a rise in employment in service-related industries and a decline in manufacturing employment, however, manufacturing accounted for only 17.09% of total non-agricultural employment in Connecticut in 1997. Defense-related business represents a relatively high proportion of the manufacturing sector. On a per capita basis, defense awards to Connecticut have traditionally been among the highest in the nation, and reductions in defense spending have had a substantial adverse impact on Connecticut's economy.



     The average annual unemployment rate in Connecticut increased from a low of 3.0% in 1988 to a high of 7.6% in 1992 and, after a number of important changes in the method of calculation, was reported to be 5.8% in 1996. Average per capita personal income of Connecticut residents increased in every year from 1989 to 1997, rising from $25,443 to $36,434. However, pockets of significant unemployment and poverty exist in several Connecticut cities and towns.



     For the four fiscal years ended June 30, 1991, the General Fund experienced operating deficits but, for the eight fiscal years ended June 30, 1999, the General Fund recorded operating surpluses, based on Connecticut's budgetary method of accounting. General Fund budgets adopted for the biennium ending June 30, 2001, authorize expenditures of $10,581,600,000 for the 1999-2000 fiscal year and $11,085,200,000 for the 2000-2001 fiscal year and project surpluses of $64,400,000 and $4,800,000, respectively, for those years. As of August 31, 1999, the Comptroller estimated expenditures of $10,689,600,000 and a surplus of only $11,200,000 for the 1999-2000 fiscal year. Connecticut's general obligation bonds are rated Aa3 by Moody's and AA by Fitch. On October 8, 1998, S&P upgraded its ratings of Connecticut's general obligations bonds from AA- to AA.



     The State's primary method for financing capital projects is through the sale of general obligation bonds. These bonds are backed by the full faith and credit of the State. As of October 15, 1999, the State had authorized direct general obligation bond indebtedness totaling

$13,310,385,000, of which $11,144,149,000 had been approved for issuance by the State Bond Commission and $9,625,537,000 had been issued. As of October 15, 1999, net State direct general obligation indebtedness outstanding was $6,890,968,000.



     In 1995, the State established the University of Connecticut as a separate corporate entity to issue bonds and construct certain infrastructure improvements. The University was authorized to issue bonds totaling $962,000,000 by June 30, 2005, that are secured by a State debt service commitment to finance the improvements, $359,475,000 of which were outstanding on October 15, 1999.



     In addition, the State has limited or contingent liability on a significant amount of other bonds. Such bonds have been issued by the following quasi-public agencies: the Connecticut Housing Finance Authority, the Connecticut Development Authority, the Connecticut Higher Education Supplemental Loan Authority, the Connecticut Resources Recovery Authority and the Connecticut Health and Educational Facilities Authority. Such bonds have also been issued by the cities of Bridgeport and West Haven and the Southeastern Connecticut Water Authority. As of December 1, 1998, the amount of bonds outstanding on which the State has limited or contingent liability totaled $4,154,900,000.



     In 1984, the State established a program to plan, construct and improve the State's transportation system (other than Bradley International Airport). The total cost of the program through June 30, 2002, is currently estimated to be $12.6 billion, to be met from federal, state, and local funds. The State expects to finance most of its $5.1 billion share of such cost by issuing $4.6 billion of special tax obligation ("STO") bonds. The STO bonds are payable solely from specified motor fuel taxes, motor vehicle receipts, and license, permit and fee revenues pledged therefor and credited to the Special Transportation Fund, which was established to budget and account for such revenues.



     The State, its officers and its employees are defendants in numerous lawsuits. Although it is not possible to determine the outcome of these lawsuits, the Attorney General has opined that an adverse decision in any of the following cases might have a significant impact on the State's financial position: (i) an action on behalf of all persons with traumatic brain injury who have been placed in certain State hospitals, and other persons with acquired brain injury who are in the custody of the Department of Mental Health and Addiction Services, claiming that their constitutional rights are violated by placement in State hospitals alleged not to provide adequate treatment and training, and seeking placement in community residential settings with appropriate support services; (ii) litigation involving claims by Indian tribes to portions of the State's land area; (iii) an action by certain students and municipalities claiming that the State's formula for financing public education violates the State's Constitution and seeking a declaratory judgment and injuctive relief; (iv) an action for money damages for the death of a young physician killed in an automobile accident allegedly as a result of negligence of the State; and (v) actions by several hospitals claiming partial refunds of taxes imposed on hospital gross earnings to the extent such taxes related to tangible personal property transferred in the provision of services to patients.

     As a result of litigation on behalf of black and Hispanic school children in the City of Hartford seeking "integrated education" within the Greater Hartford metropolian area, on July 9, 1996, the State Supreme Court directed the legistature to develop appropriate measures to remedy the racial and ethic segregation in the Hartford public schools. The Superior Court ordered the State to show cause as to whether there has been compliance with the Supreme Court's ruling and concluded that the State had complied but that the plaintiffs had not allowed the State sufficient time to take additional remedial steps. Accordingly, the plaintiffs might be able to pursue their claim at a later date. The fiscal impact of this matter might be significant but is not determinable at this time.



     The State's Department of Information Technology is reviewing the State's Year 2000 exposure and developing plans for modification or replacement of existing software that it believes will prevent significant operations problems. There is a risk that the plan will not be completed on time, that planned testing will not reveal all problems, or that systems of others on whom the State relies will not be timely updated. If the necessary remediations are not completed in a timely fashion, the Year 2000 problem may have a material impact on the operations of the State.



     General obligation bonds issued by municipalities are payable primarily from ad valorem taxes on property located in the municipality. A municipality's property tax base is subject to many factors outside the control of the municipality, including the decline in Connecticut's manufacturing industry. Certain Connecticut municipalities have experienced severe fiscal difficulties and have reported operating and accumulated deficits. The most notable of these is the City of Bridgeport, which filed a bankruptcy petition on June 7, 1991. The State opposed the petition. The United States Bankruptcy Court for the District of Connecticut held that Bridgeport had authority to file such a petition but that its petition should be dismissed on the grounds that Bridgeport was not insolvent when the petition was filed. State legislation enacted in 1993 prohibits municipal bankruptcy filings without the prior written consent of the Governor. Regional economic difficulties, reductions in revenues, and increased expenses could lead to further fiscal problems for the State and its political subdivisions, authorities, and agencies. Difficulties in payment of debt service on borrowings could result in declines, possibly severe, in the value of their outstanding obligations, increases in their future borrowing costs, and impairment of their ability to pay debt service on their obligations.



     In addition to general obligation bonds backed by the full faith and credit of the municipality, certain municipal authorities finance projects by issuing bonds that are not considered to be debts of the municipality. Such bonds may be repaid only from revenues of the financed project, the revenues from which may be insufficient to service the related debt obligations.


MASSACHUSETTS INVESTMENT RISKS

       The Massachusetts Municipal Money Market Fund's ability to achieve its investment objective depends on the ability of issuers of Massachusetts Municipal Securities to meet their continuing obligations to pay principal and interest. Since the Fund invests primarily in Massachusetts Municipal Securities, the value of the Fund's shares may be especially affected by factors pertaining to the economy of Massachusetts and other factors specifically affecting the ability of issuers of Massachusetts Municipal Securities to meet their obligations. As a result, the the value of the Fund's shares may fluctuate more widely than the value of shares of a portfolio investing in securities of issuers in a number of different states. The ability of Massachusetts and its political subdivisions to meet their obligations will depend primarily on the availability of tax and other revenues to those governments and on their fiscal conditions generally. The amount of tax and other revenues available to governmental issuers of Massachusetts Municipal Securities may be affected from time to time by economic, political and demographic conditions within Massachusetts. In addition, constitutional or statutory restrictions may limit a government's power to raise revenues or increase taxes. The availability of federal, state and local aid to an issuer of Massachusetts Municipal Securities may also affect that issuer's ability to meet its obligations. Payments of principal and interest on limited obligation bonds will depend on the economic condition of the facility or specific revenue source from whose revenues the payments will be made, which in turn could be affected by economic, political and demographic conditions in Massachusetts or a particular locality. Any reduction in the actual or perceived ability of an issuer of Massachusetts Municipal Securities to meet its obligations (including a reduction in the rating of its outstanding securities) would likely affect adversely the market value and marketability of its obligations and could affect adversely the values of other Massachusetts Municipal Securities as well.

NEW YORK INVESTMENT RISKS


       Certain substantial issuers of New York municipal securities
(including issuers whose obligations may be acquired by the Fund) have experienced serious financial difficulties in recent years. These difficulties have at times jeopardized the credit standing and impaired the borrowing abilities of all New York issuers and have generally contributed to higher interest costs for their borrowings and fewer markets for their outstanding debt obligations. Although several different issues of municipal securities of New York State and its agencies and instrumentalities and of New York City have been downgraded by Standard & Poor's and Moody's in recent years, Standard & Poor's and Moody's have recently placed the debt obligations of New York State and New York City on CreditWatch with positive implications and upgraded the debt obligations of New York City, respectively. Strong demand for New York municipal securities has also at times had the effect of permitting New York municipal securities to be issued with yields relatively lower, and after issuance, to trade in the market at prices relatively higher, than comparably rated municipal obligations issued by other jurisdictions. A recurrence of the financial difficulties previously experienced by certain issuers of New York municipal securities could result in defaults or declines in the market values of those issuers' existing obligations and, possibly, in the obligations of other issuers of New York municipal securities. Although as of the date of this statement of additional information, no issuers of New York municipal securities are in default with respect to the payment of their municipal securities, the occurrence of any such default could affect adversely the market values and marketability of all New York municipal securities and, consequently, the net asset value of the Fund's portfolio.

     Some of the significant financial considerations relating to the New York Tax Exempt Fund's investments in New York Municipal Securities are summarized below. This summary information is not intended to be a complete description and is principally derived from the Annual Information Statement of the State of New York as supplemented and contained in official statements relating to issues of New York Municipal Securities that were available prior to the date of this Statement of Additional Information. The accuracy and completeness of the information contained in those official statements have not been independently verified.


     STATE ECONOMY. New York is one of the most populous states in the nation and has a relatively high level of personal wealth. The State's economy is diverse with a comparatively large share of the nation's finance, insurance, transportation, communications and services employment, and a very small share of the nation's farming and mining activity. The State's location and its excellent air transport facilities and natural harbors have made it an important link in international commerce. Travel and tourism constitute an important part of the economy. Like the rest of the nation, New York has a declining proportion of its workforce engaged in manufacturing, and an increasing proportion engaged in service industries.


     State per capita personal income has historically been significantly higher than the national average, although the ratio has varied substantially. Because New York City (the "City") is a regional employment center for a multi-state region, State personal income measured on a residence basis understates the relative importance of the State to the national economy and the size of the base to which State taxation applies.


     There can be no assurance that the State economy will not experience worse-than-predicted results, with corresponding material and adverse effects on the State's projections of receipts and disbursements.


     STATE BUDGET. The State Constitution requires the governor (the "Governor") to submit to the State legislature (the "Legislature") a balanced executive budget which contains a complete plan of expenditures for the ensuing fiscal year and all moneys and revenues estimated to be available therefor, accompanied by bills containing all proposed appropriations or reappropriations and any new or modified revenue measures to be enacted in connection with the executive budget. The entire plan constitutes the proposed State financial plan for that fiscal year. The Governor is required to submit to the Legislature quarterly budget updates which include a revised cash-basis state financial plan, and an explanation of any changes from the previous state financial plan.


     State law requires the Governor to propose a balanced budget each year. In recent years, the State has closed projected budget gaps of $5.0 billion (1995-96), $3.9 billion (1996-97), $2.3 billion (1997-98), and less than $1 billion (1998-99). The State's current fiscal year began on April 1, 1999 and ends on March 31, 2000. On March 31, 1999, the State adopted the debt service portion of the State budget for the 1999-2000 fiscal year; four months later, on August 4, 1999, it enacted the remainder of the budget. The Governor approved the budget as passed by the Legislature. Prior to passing the budget in its entirety for the current fiscal year, the State enacted appropriations that permitted the State to continue its operations.


     In 1999-2000, General Fund disbursements, including transfer to support capital projects, debt service and other funds, are estimated at $37.36 billion, an increase of $868 million or 2.38 percent over 1998-99. Projected spending under the 1999-2000 enacted budget is $215 million above the Governor's Executive Budget recommendations, including 30-day amendments. This change is the net result of spending actions that occurred during negotiations on the Budget. The increase in General Fund spending is comprised of $1.1 billion in legislative additions to the Executive Budget (primarily in education), offset by various actions, including re-estimates of required spending based on year-to-date results and the identification of certain other resources that offset spending, such as $250 million from commencing the process of privatizing the Medical Malpractice Insurance Association (MMIA), $250 million from the retention of the Debt Reduction Reserve Fund within the General Fund and about $100 million in excess fund balances. The MMIA was established in 1983 to provide excess liability insurance to doctors and medical providers. Legislation enacted with the 1999-2000 budget initiates the process of MMIA privatization and transfers excess fund balances to the State.


     The 1999-2000 enacted budget provides for $831 million in new funding for public schools, the largest year-to-year increase in State history. The budget also enacts several new tax cuts valued at $375 million when fully phased in by 2003-04. None of the $1.82 billion cash surplus from 1998-99 is assumed to support spending in 1999-2000, but instead is reserved to help offset the costs of previously enacted tax cuts that take effect after 1999-2000.


     The 1999-2000 Financial Plan projects a closing balance of $2.85 billion in the General Fund. The balance is comprised of the $1.82 billion surplus from 1998-99 that has been set aside to finance already-enacted tax cuts, $473 million in the Tax Stabilization Reserve Fund (TSRF), $250 million in the Debt Reduction Reserve Fund (DRRF), $107 million in the Contingency Reserve Fund
(CRF), and $200 million in the Community Projects Fund (CPF), which finances legislative initiatives. The State expects to close 1999-2000 with cash balances in these funds at their highest level ever.


     Preliminary analysis by Division of Budget ("DOB") indicates that the State will have a 2000-01 budget gap of approximately $1.9 billion, or about $300 million above the 1999-2000 Executive Budget estimate (after adjusting for the projected costs of collective bargaining). This estimate includes an assumption for the projected costs of new collective bargaining agreements, $500 million in assumed operating efficiencies, as well as the planned application of approximately $615 million of the $1.82 billion tax reduction reserve. In recent years, the State has closed projected budget gaps which DOB estimates at $5.0 billion (1995-96), $3.9 billion (1996-97), $2.3 billion (1997-98), and less than
$1 billion (1998-99). DOB will formally update its projections of receipts and disbursements for future years as part of the Governor's 2000-01 Executive Budget submission. The revised expectations for these years will reflect the cumulative impact of tax reductions and spending commitments enacted over the last several years as well as new 2000-01 Executive Budget recommendations.

     The General Fund is the principal operating fund of the State and is used to account for all financial transactions except those required to be accounted for in another fund. It is the State's largest fund and received almost all State taxes and other resources not dedicated to particular purposes. In the State's 1999-2000 fiscal year, the General Fund (exclusive of transfers) is expected to account for approximately 47.1 percent of all Governmental Funds disbursements and 69.3 percent of total State Funds disbursements. General Fund moneys are also transferred to other funds, primarily to support certain capital projects and debt service payments in other fund types.


     Total receipts and transfers from other funds are projected to be $39.31 billion in 1999-2000, an increase of $2.57 billion over 1998-99. Total General Fund disbursements and transfers to other funds are projected to be $37.36 billion, an increase of $868 million over 1998-99. Total General Fund receipts and transfers in 1999-2000 are now projected to be $39.31 billion, an increase of $2.57 billion from the $36.74 billion recorded in 1998-99. This total includes $35.93 billion in tax receipts, $1.36 billion in miscellaneous receipts, and $2.02 billion in transfers from other funds. The transfer of the $1.82 billion surplus recorded in 1998-99 to the 1999-2000 fiscal period has the effect of exaggerating the growth in State receipts from year to year by depressing reported 1998-99 figures and inflating 1999-2000 projections.


     Receipts from user taxes and fees are projected to total $7.35 billion, an increase of $105 million from reported collections in the prior year. The sales tax component of this category accounts for virtually all of the 1999-2000 growth. Growth in base sales tax yield, after adjusting for tax law and other changes, is projected at 5.6 percent. Modest increases in motor fuel and auto rental tax receipts over 1998-99 levels are also expected. However, receipts from other user taxes and fees are estimated to decline by $177 million.


     The yield of other excise taxes in this category, particularly the cigarette and alcoholic beverage taxes, show long-term declining trends. General Fund declines in 1999-2000 motor vehicle fee receipts, in contrast, reflect statutory fee reductions and an increased amount of collections earmarked to the Dedicated Highway and Bridge Trust Fund.


     Significant statutory changes in this category during the 1999-2000 legislative session include: delaying until March 1, 2000 the implementation of the exemption from State sales tax of clothing and footwear priced under $110; providing week-long sales tax exemptions in September 1999 and January 2000 for clothing and footwear priced under $500; enactment of a variety of small sales tax exemptions including certain equipment used in providing telecommunications service for sale, property and services used in theatrical productions, computer hardware used to design Internet web sites, and building materials used in farming; a reduction in the beer tax rate; and an expanded exemption from the alcoholic beverage tax for small brewers.


     Following the pattern of the last two fiscal years, education programs receive the largest share of new funding contained in the 1999-2000 Financial Plan. School aid is expected to grow by $831 million or 8.58 percent over 1998-99 levels (on a State fiscal year basis). Outside of education, the largest growth in spending is for State Operations ($207 million, including $100 million reserved for possible collective bargaining costs); Debt Service ($183 million), and mental hygiene programs, including funding for a cost of living increase for care providers ($114 million). These increases were offset, in part, by spending reductions or actions in health and social welfare ($280 million), and in general State charges ($222 million).


     Under the 1999-2000 enacted budget, General Fund spending on school aid is projected at $10.52 billion on a State fiscal year basis, an increase of $831 million from the prior year. The budget provides additional funding for operating aid, building aid, and several other targeted aid programs. It also funds the balance of aid payable for the 1998-99 school year that is due primarily in the first quarter of the 1999-2000 fiscal year. For all other educational programs, disbursements are projected to grow by $78 million to $2.99 billion.


     Many complex political, social and economic forces influence the State's economy and finances, which may in turn affect the State's Financial Plan. These forces may affect the State unpredictably from fiscal year to fiscal year and are influenced by governments, institutions, and organizations that are not subject to the State's control. The State Financial Plan is also necessarily based upon forecasts of national and State economic activity. Economic forecasts have frequently failed to predict accurately the timing and magnitude of changes in the national and the State economies. The DOB believes that its projections of receipts and disbursements relating to the current State Financial Plan, and the assumptions on which they are based, are reasonable. The projections assume no changes in federal tax law, which could substantially alter the current receipts forecast. In addition, these projections do not include funding for new collective bargaining agreements after the current contracts expire. Actual results, however, could differ materially and adversely from their projections, and those projections may be changed materially and adversely from time to time.


     DEBT LIMITS AND OUTSTANDING DEBT. There are a number of methods by which the State of New York may incur debt. Under the State Constitution, the State may not, with limited exceptions for emergencies, undertake long-term general obligation borrowing (I.E., borrowing for more than one year) unless the borrowing is authorized in a specific amount for a single work or purpose by the Legislature and approved by the voters. There is no limitation on the amount of long-term general obligation debt that may be so authorized and subsequently incurred by the State.


     The State may undertake short-term borrowings without voter approval (i) in anticipation of the receipt of taxes and revenues, by issuing tax and revenue anticipation notes, and (ii) in anticipation of the receipt of proceeds from the sale of duly authorized but unissued general obligation bonds, by issuing bond anticipation notes. The State may also, pursuant to specific constitutional authorization, directly guarantee certain obligations of the State of New York's authorities and public benefit corporations ("Authorities"). Payments of debt service on New York State general obligation and New York State-guaranteed bonds and notes are legally enforceable obligations of the State of New York.


     The State employs additional long-term financing mechanisms, lease-purchase and contractual-obligation financings, which involve obligations of public authorities or municipalities that are State-supported but are not general obligations of the State. Under these financing arrangements, certain public authorities and municipalities have issued obligations to finance the construction and rehabilitation of facilities or the acquisition and rehabilitation of equipment, and expect to meet their debt service requirements through the receipt of rental or other contractual payments made by the State. Although these financing arrangements involve a contractual agreement by the State to make payments to a public authority, municipality or other entity, the State's obligation to make such payments is generally expressly made subject to appropriation by the Legislature and the actual availability of money to the State for making the payments. The State has also entered into a contractual-obligation financing arrangement with the LGAC to restructure the way the State makes certain local aid payments.


     Sustained growth in the State's economy could contribute to closing projected budget gaps over the next several years, both in terms of higher-than-projected tax receipts and in lower-than-expected entitlement spending. The State assumes that the 2000-01 Financial Plan will achieve $500 million in savings from initiatives by State agencies to deliver services more efficiently, workforce management efforts, maximization of federal and non-General Fund spending offsets, and other actions necessary to help bring projected disbursements and receipts into balance. The projections do not assume any gap-closing benefit from the potential settlement of State claims against the tobacco industry.


     Spending from Debt Service Funds are estimated at $3.64 billion in 1999-2000, up $370 million or 11.31 percent from 1998-99. Transportation purposes, including debt service on bonds issued for State and local highway and bridge programs financed through the New York State Thruway Authority and supported by the Dedicated Highway and Bridge Trust Fund, account for $124 million of the year-to-year growth. Debt service for educational purposes, including State and City University programs financed through the Dormitory Authority, will increase by $80 million. The remaining growth is for a variety of programs in mental health and corrections, and for general obligation financings.


     On January 13, 1992, S&P reduced its ratings on the State's general obligation bonds from A to A- and, in addition, reduced its ratings on the State's moral obligation, lease purchase, guaranteed and contractual obligation debt. On August 28, 1997, S&P revised its ratings on the State's general obligation bonds from A- to A and revised its ratings on the State's moral obligation, lease purchase, guaranteed and contractual obligation debt. On March 5, 1999, S&P affirmed its A rating on the State's outstanding bonds.


     On January 6, 1992, Moody's reduced its ratings on outstanding limited-liability State lease purchase and contractual obligations from A to Baal. On February 28, 1994, Moody's reconfirmed its A rating on the State's general obligation long-term indebtedness. On March 20, 1998, Moody's assigned the highest commercial paper rating of P-1 to the short-term notes of the State. On March 5, 1999, Moody's affirmed its A2 rating with a stable outlook to the State's general obligations.


     New York State has never defaulted on any of its general obligation indebtedness or its obligations under lease-purchase or contractual-obligation financing arrangements and has never been called upon to make any direct payments pursuant to its guarantees.

     LITIGATION. Certain litigation pending against New York State or its officers or employees could have a substantial or long-term adverse effect on New York State finances. Among the more significant of these cases are those that involve (1) the validity of agreements and treaties by which various Indian tribes transferred title to New York State of certain land in central and upstate New York; (2) certain aspects of New York State's Medicaid policies, including its rates, regulations and procedures; (3) challenges to the constitutionality of Public Health Law 2807-d, which imposes a gross receipts tax from certain patient care services; (4) action seeking enforcement of certain sales and excise taxes and tobacco products and motor fuel sold to non-Indian consumers on Indian reservations; (5) a challenge to the Governor's application of his constitutional line item veto authority; and (6) a challenge to the enactment of the CLEAN WATER/CLEAN AIR BOND ACT OF 1996.


     Several actions challenging the constitutionality of legislation enacted during the 1990 legislative session which changed actuarial funding methods for determining state and local contributions to state employee retirement systems have been decided against the State. As a result, the Comptroller developed a plan to restore the State's retirement systems to prior funding levels. Such funding is expected to exceed prior levels by $116 million in fiscal 1996-97, $193 million in fiscal 1997-98, peaking at $241 million in fiscal 1998-99. Beginning in fiscal 2001-02, State contributions required under the Comptroller's plan are projected to be less than that required under the prior funding method. As a result of the United States Supreme Court decision in the case of STATE OF DELAWARE V. STATE OF NEW YORK, on January 21, 1994, the State entered into a settlement agreement with various parties. Pursuant to all agreements executed in connection with the action, the State was required to make aggregate payments of $351.4 million. Annual payments to the various parties will continue through the State's 2002-03 fiscal year in amounts which will not exceed $48.4 million in any fiscal year subsequent to the State's 1994-95 fiscal year. Litigation challenging the constitutionality of the treatment of certain moneys held in a reserve fund was settled in June 1996 and certain amounts in a Supplemental Reserve Fund previously credited by the State against prior State and local pension contributions were paid in 1998.


     The legal proceedings noted above involve State finances, State programs and miscellaneous cure rights, tort, real property and contract claims in which the State is a defendant and the monetary damages sought are substantial, generally in excess of $100 million. These proceedings could affect adversely the financial condition of the State in the current fiscal year or thereafter. Adverse developments in these proceedings, other proceedings for which there are unanticipated, unfavorable and material judgments, or the initiation of new proceedings could affect the ability of the State to maintain a balanced financial plan. An adverse decision in any of these proceedings could exceed the amount of the reserve established in the State's financial plan for the payment of judgments and, therefore, could affect the ability of the State to maintain a balanced financial plan.


     Although other litigation is pending against New York State, except as described herein, no current litigation involves New York State's authority, as a matter of law, to contract indebtedness, issue its obligations, or pay such indebtedness when it matures, or affects New York State's power or ability, as a matter of law, to impose or collect significant amounts of taxes and revenues.

     AUTHORITIES. The fiscal stability of New York State is related, in part, to the fiscal stability of its Authorities, which generally have responsibility for financing, constructing and operating revenue-producing public benefit facilities. Authorities are not subject to the constitutional restrictions on the incurrence of debt which apply to the State itself, and may issue bonds and notes within the amounts of, and as otherwise restricted by, their legislative authorization. The State's access to the public credit markets could be impaired, and the market price of its outstanding debt may be materially and adversely affected, if any of the Authorities were to default on their respective obligations, particularly with respect to debt that is State-supported or State-related.


     Authorities are generally supported by revenues generated by the projects financed or operated, such as fares, user fees on bridges, highway tolls and rentals for dormitory rooms and housing. In recent years, however, New York State has provided financial assistance through appropriations, in some cases of a recurring nature, to certain of the Authorities for operating and other expenses and, in fulfillment of its commitments on moral obligation indebtedness or otherwise, for debt service. This operating assistance is expected to continue to be required in future years. In addition, certain statutory arrangements provide for State local assistance payments otherwise payable to localities to be made under certain circumstances to certain Authorities. The State has no obligation to provide additional assistance to localities whose local assistance payments have been paid to Authorities under these arrangements. However, in the event that such local assistance payments are so diverted, the affected localities could seek additional State funds.


     In February 1997, the Job Development Authority ("JDA") issued approximately $85 million of State-guaranteed bonds to refinance certain of its outstanding bonds and notes in order to restructure and improve JDA's capital structure. Due to concerns regarding the economic viability of its programs, JDA's loan and loan guarantee activities had been suspended since 1995. As a result of the structural imbalances in JDA's capital structure, and defaults in its loan portfolio and loan guarantee program incurred between 1991 and 1996, JDA would have experienced a debt service cash flow shortfall had it not completed its recent refinancing. JDA anticipates that it will transact additional refinancings in 1999, 2000 and 2003 to complete its long-term plan of finance and further alleviate cash flow imbalances which are likely to occur in future years. JDA recently resumed its lending activities under a revised set of lending programs and underwriting guidelines.


     NEW YORK CITY AND OTHER LOCALITIES. The fiscal health of the State may also be impacted by the fiscal health of its localities, particularly the City, which has required and continues to require significant financial assistance from the State. The City depends on State aid both to enable the City to balance its budget and to meet its cash requirements. There can be no assurance that there will not be reductions in State aid to the City from amounts currently projected or that State budgets will be adopted by the April 1 statutory deadline or that any such reductions or delays will not have adverse effects on the City's cash flow or expenditures. In addition, the Federal budget negotiation process could result in a reduction in or a delay in the receipt of Federal grants which could have additional adverse effects on the City's cash flow or revenues.

     In 1975, New York City suffered a fiscal crisis that impaired the borrowing ability of both the City and New York State. In that year the City lost access to the public credit markets. The City was not able to sell short-term notes to the public again until 1979. In 1975, S&P suspended its A rating of City bonds. This suspension remained in effect until March 1981, at which time the City received an investment grade rating of BBB from S&P.


     On July 2, 1985, S&P revised its rating of City bonds upward to BBB+ and on November 19, 1987, to A-. On February 3, 1998 and again on May 27, 1998, S&P assigned a BBB+ rating to the City's general obligation debt and placed the ratings on CreditWatch with positive implications. On March 9, 1999, S&P assigned its A- rating to Series 1999H of New York City general obligation bonds and affirmed the A- rating on various previously issued New York City bonds.


     Moody's ratings of City bonds were revised in November 1981 from B (in effect since 1977) to Bal, in November 1983 to Baa, in December 1985 to Baal, in May 1988 to A and again in February 1991 to Baal. On February 25, 1998, Moody's upgraded approximately $28 billion of the City's general obligations from Baal to A3. On June 9, 1998, Moody's affirmed its A3 rating to the City's general obligations and stated that its outlook was stable.


     On March 8, 1999, Fitch IBCA upgraded New York City's $26 billion outstanding general obligation bonds from A- to A.


     New York City is heavily dependent on New York State and federal assistance to cover insufficiencies in its revenues. There can be no assurance that in the future federal and State assistance will enable the City to make up its budget deficits. To help alleviate the City's financial difficulties, the Legislature created the Municipal Assistance Corporation ("MAC") in 1975. Since its creation, MAC has provided, among other things, financing assistance to the City by refunding maturing City short-term debt and transferring to the City funds received from sales of MAC bonds and notes. MAC is authorized to issue bonds and notes payable from certain stock transfer tax revenues, from the City's portion of the State sales tax derived in the City and, subject to certain prior claims, from State per capita aid otherwise payable by the State to the City. Failure by the State to continue the imposition of such taxes, the reduction of the rate of such taxes to rates less than those in effect on July 2, 1975, failure by the State to pay such aid revenues and the reduction of such aid revenues below a specified level are included among the events of default in the resolutions authorizing MAC's long-term debt. The occurrence of an event of default may result in the acceleration of the maturity of all or a portion of MAC's debt. MAC bonds and notes constitute general obligations of MAC and do not constitute an enforceable obligation or debt of either the State or the City.


     Since 1975, the City's financial condition has been subject to oversight and review by the New York State Financial Control Board (the "Control Board") and since 1978 the City's financial statements have been audited by independent accounting firms. To be eligible for guarantees and assistance, the City is required during a "control period" to submit annually for Control Board approval, and when a control period is not in effect for Control Board review, a financial plan for the next four fiscal years covering the City and certain agencies showing balanced budgets determined in accordance with GAAP. New York State also established the Office of the State Deputy Comptroller for New York City ("OSDC") to assist the Control Board in exercising its powers and responsibilities. On June 30, 1986, the City satisfied the statutory requirements for termination of the control period. This means that the Control Board's powers of approval are suspended, but the Board continues to have oversight responsibilities.


     On June 10, 1997, the City submitted to the Control Board the Financial Plan (the "1998-2001 Financial Plan") for the 1998 through 2001 fiscal years, relating to the City, the Board of Education ("BOE") and City University of New York ("CUNY") and reflected the City's expense and capital budgets for the 1998 fiscal year, which were adopted on June 6, 1997. The 1998-2001 Financial Plan projected revenues and expenditures for the 1998 fiscal year balanced in accordance with GAAP. The 1998-99 Financial Plan projected General Fund receipts (including transfers from other funds) of $36.22 billion, an increase of $1.02 billion over the estimated 1997-1998 level. Recurring growth in the State General Fund tax base is projected to be approximately six percent during 1998-99, after adjusting for tax law and administrative changes. This growth rate is lower than the rates for 1996-97 or 1997-98, but roughly equivalent to the rate for 1995-96.


     Although the City has consistently maintained balanced budgets and is projected to achieve balanced operating results for the current fiscal year, there can be no assurance that the gap-closing actions proposed in the 1998-2001 Financial Plan can be successfully implemented or that the City will maintain a balanced budget in future years without additional State aid, revenue increases or expenditure reductions. Additional tax increases and reductions in essential City services could adversely affect the City's economic base.


     The projections set forth in the 1998-2001 Financial Plan were based on various assumptions and contingencies which are uncertain and which may not materialize. Changes in major assumptions could significantly affect the City's ability to balance its budget as required by State law and to meet its annual cash flow and financing requirements. Such assumptions and contingencies include the condition of the regional and local economies, the impact on real estate tax revenues of the real estate market, wage increases for City employees consistent with those assumed in the 1998-2001 Financial Plan, employment growth, the ability to implement proposed reductions in City personnel and other cost reduction initiatives, the ability of the Health and Hospitals Corporation and the BOE to take actions to offset reduced revenues, the ability to complete revenue generating transactions, provision of State and Federal aid and mandate relief and the impact on City revenues and expenditures of Federal and State welfare reform and any future legislation affecting Medicare or other entitlements.


     Implementation of the 1998-2001 Financial Plan is also dependent upon the City's ability to market its securities successfully. The City's financing program for fiscal years 1998 through 2001 contemplates the issuance of $5.7 billion of general obligation bonds and $5.7 billion of bonds to be issued by the proposed New York City Transitional Finance Authority (the "Finance Authority") to finance City capital projects. The Finance Authority, was created as part of the City's effort to assist in keeping the City's indebtedness within the forecast level of the constitutional restrictions on the amount of debt the City is authorized to incur. Despite this additional financing mechanism, the City currently projects that, if no further action is taken, it will reach its debt limit in City fiscal year 1999-2000. Indebtedness subject to the constitutional debt limit includes liability on capital contracts that are expected to be funded with general obligation bonds, as well as general obligation bonds. On June 2, 1997, an action was commenced seeking a declaratory judgment declaring the legislation establishing the Transitional Finance Authority to be unconstitutional. If such legislation which is currently on appeal to the Court of Appeals were voided, projected contracts for the City capital projects would exceed the City's debt limit. Future developments concerning the City or entities issuing debt for the benefit of the City, and public discussion of such developments, as well as prevailing market conditions and securities credit ratings, may affect the ability or cost to sell securities issued by the City or such entities and may also affect the market for their outstanding securities.


     The City Comptroller and other agencies and public officials have issued reports and made public statements which, among other things, state that projected revenues and expenditures may be different from those forecast in the City's financial plans. It is reasonable to expect that such reports and statements will continue to be issued and to engender public comment.


     The City since 1981 has fully satisfied its seasonal financing needs in the public credit markets, repaying all short-term obligations within their fiscal year of issuance. Although the City's 1998 fiscal year financial plan projected $2.4 billion of seasonal financing, the City expected to undertake only approximately $1.4 billion of seasonal financing. The City issued $2.4 billion of short-term obligations in fiscal year 1997. The delay in the adoption of the State's budget in certain past fiscal years has required the City to issue short-term notes in amounts exceeding those expected early in such fiscal years.


     Certain localities, in addition to the City, have experienced financial problems and have requested and received additional New York State assistance during the last several State fiscal years. The potential impact on the State of any future requests by localities for additional assistance is not included in the State's projections of its receipts and disbursements for the fiscal year.


     Fiscal difficulties experienced by the City of Yonkers ("Yonkers") resulted in the re-establishment of the Financial Control Board for the City of Yonkers (the "Yonkers Board") by New York State in 1984. The Yonkers Board is charged with oversight of the fiscal affairs of Yonkers. Future actions taken by the State to assist Yonkers could result in increased State expenditures for extraordinary local assistance.


     On June 30, 1998, the City of Yonkers satisfied the statutory conditions for ending the supervision of its finances by a State-ordered control board. Pursuant to State law, the control board's powers over City finances lapsed six months after the satisfaction of these conditions, on December 31, 1998.


     Beginning in 1990, the City of Troy experienced a series of budgetary deficits that resulted in the establishment of a Supervisory Board for the City of Troy in 1994. The Supervisory Board's powers were increased in 1995, when Troy MAC was created to help Troy avoid default on certain obligations. The legislation creating Troy MAC prohibits the city of

Troy from seeking federal bankruptcy protection while Troy MAC bonds are outstanding. Troy MAC has issued bonds to effect a restructuring of the City of Troy's obligations.


     The 1998-99 budget included $29.4 million in unrestricted aid targeted to 57 municipalities across the State. Other assistance for municipalities with special needs totals more than $25.6 million. Twelve upstate cities received $24.2 million in one-time assistance from a cash flow acceleration of State aid.


     Municipalities and school districts have engaged in substantial short-term and long-term borrowings. State law requires the Comptroller to review and make recommendations concerning the budgets of those local government units other than New York City that are authorized by State law to issue debt to finance deficits during the period that such deficit financing is outstanding.


     From time to time, federal expenditure reductions could reduce, or in some cases eliminate, federal funding of some local programs and accordingly might impose substantial increased expenditure requirements on affected localities. If the State, the City or any of the Authorities were to suffer serious financial difficulties jeopardizing their respective access to the public credit markets, the marketability of notes and bonds issued by localities within the State could be adversely affected. Localities also face anticipated and potential problems resulting from certain pending litigation, judicial decisions and long-range economic trends. Long-range potential problems of declining urban population, increasing expenditures and other economic trends could adversely affect localities and require increasing the State assistance in the future.


     YEAR 2000 COMPLIANCE. The State is currently addressing Year 2000 ("Y2K") data processing compliance issues. Since its inception, the computer industry has used a two-digit date convention to represent the year. In the year 2000, the date field will contain "00" and, as a result, many computer systems and equipment may not be able to process dates properly or may fail since they may not be able to distinguish between the years 1900 and 2000. The Year 2000 issue not only affects computer programs, but also the hardware, software and networks on which they operate. In addition, any system or equipment that is dependent on an embedded chip, such as telecommunication equipment and security systems, may also be adversely affected.


     In April 1999, the State Comptroller released an audit on the State's Year 2000 compliance. The audit, which reviewed the State's Y2K compliance activities through October 1998, found that the State had made progress in achieving Y2K compliance, but needed to improve its activities in several areas, including data interchanges and contingency planning.


     The Office for Technology (OFT) will continue to monitor compliance progress for the States mission-critical and high-priority systems and is reporting compliance progress to the Governor's Office on a quarterly basis. The 1999-2000 enacted budget allocates $19 million for priority embedded systems and $20 million for unanticipated expenses related to bringing technology into Y2K compliance. OFT reports that as of June 1999, the State had completed over 98 percent of the overall compliance effort for its mission-critical systems; 55 of the 56 systems are now Year 2000 compliant. As of June 1999, the State had completed 87 percent of the overall compliance effort on the high-priority systems; 236 systems are now Year 2000 compliant. The State has also procured independent validation and verification services from a qualified vendor to perform an automated review of code that has been fixed and a testing review process for all mission-critical systems which is scheduled to be completed by September 1999.


     While New York State is taking what it believes to be appropriate action to address Year 2000 compliance, there can be no guarantee that all of the State's systems and equipment will be Year 2000 compliant and that there will not be an adverse impact upon State operations or finances as a result. Since Year 2000 compliance by outside parties is beyond the State's control to remediate, the failure of outside parties to achieve Year 2000 compliance could have an adverse impact on State operations or finances as well.

PORTFOLIO SECURITIES GENERALLY

       Subsequent to its purchase by a Fund, an issue of securities may cease to be rated or its rating may be reduced below the minimum rating required for purchase by the Fund. The Board of Trustees or Fleet, pursuant to guidelines established by the Board, will promptly consider such an event in determining whether the Fund involved should continue to hold the obligation. The Board of Trustees or Fleet may determine that it is appropriate for the Fund to continue to hold the obligation if retention is in accordance with the interests of the Fund and applicable regulations of the Securities and Exchange Commission ("SEC").


                             INVESTMENT LIMITATIONS

       In addition to each Fund's investment objective as stated in its Prospectus(es), the following investment limitations are matters of fundamental policy and may not be changed with respect to a Fund without the affirmative vote of the holders of a majority of its outstanding shares (as defined under "Miscellaneous").

       Each of the Money Market, Government, U.S. Treasury, Tax-Exempt and Institutional Government Money Market Funds may not:

       1. Make loans, except that (i) each Fund may purchase or hold debt instruments in accordance with its investment objective and policies, (ii) each Fund, except the U.S. Treasury Fund, may enter into repurchase agreements with respect to portfolio securities, and (iii) the Money Market and Government Funds each may lend portfolio securities against collateral consisting of cash or securities that are consistent with the Fund's permitted investments, where the value of the collateral is equal at all times to at least 100% of the value of the securities loaned.

       2. Purchase foreign securities, except that the Money Market Fund may purchase certificates of deposit, bankers' acceptances, or other similar obligations issued by U.S. branches of foreign banks or foreign branches of U.S. banks.

       3. Purchase securities on margin (except such short-term credits as may be necessary for the clearance of purchases), make short sales of securities, or maintain a short position.

       4. Act as an underwriter within the meaning of the Securities Act of 1933; except insofar as a Fund might be deemed to be an underwriter upon disposition of restricted portfolio securities; and except to the extent that the purchase of securities directly from the issuer thereof in accordance with the Fund's investment objective, policies and limitations may be deemed to be underwriting.

       5. Purchase or sell real estate; except that each taxable Fund may purchase securities that are secured by real estate, and the Money Market Fund may purchase securities of issuers which deal in real estate or interests therein; and except that the Tax-Exempt Fund may invest in Municipal Securities secured by real estate or interests therein; however the Funds will not purchase or sell interests in real estate limited partnerships.

       6. Purchase or sell commodities or commodity contracts or invest in oil, gas or other mineral exploration or development programs or mineral leases.

       7. Invest in or sell put options, call options, straddles, spreads, or any combination thereof.

       8. Invest in companies for the purpose of exercising management or control.

       9. Purchase securities of other investment companies except in connection with a merger, consolidation, reorganization or acquisition of assets; provided, however, that the Tax-Exempt and Institutional Government Money Market Funds may acquire such securities in accordance with the 1940 Act; and provided, further, that the Institutional Government Money Market Fund may only invest up to 5% of its total assets in shares of other investment companies which are registered under the 1940 Act and which invest only in securities that the Fund could acquire directly.

       Each of the Money Market, Government, U.S. Treasury and Institutional Government Money Market Funds may not:

       10. Borrow money or issue senior securities, except that each Fund may borrow from domestic banks for temporary purposes and then in amounts not in excess of 10% of the value of a Fund's total assets at the time of such borrowing (provided that the Money Market and Government Funds may borrow pursuant to reverse repurchase agreements in accordance with their investment policies and in amounts not in excess of 10% of the value of their respective total assets at the time of such borrowing); or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of a Fund's total assets at the time of such borrowing. A Fund will not purchase securities while borrowings (including reverse repurchase agreements with respect to the Money Market and Government Funds) in excess of 5% of its total assets are outstanding.

       11. Invest more than 10% of the value of its total assets in illiquid securities, including, with respect to the Money Market, Government and U.S. Treasury Funds, repurchase agreements with remaining maturities in excess of seven days, time deposits with maturities in excess of seven days, restricted securities, non-negotiable time deposits and other securities which are not readily marketable.

       With respect to Investment Limitation No. 10 above, each of the Money Market and Government Funds intends to limit any borrowings, including reverse repurchase agreements, to not more than 10% of the value of its total assets at the time of such borrowing.

       With respect to Investment Limitation No. 11 above, the Institutional Government Money Market Fund intends to limit investments in illiquid securities to not more than 10% of the value of its net assets.

       Each of the Money Market, Government, U.S. Treasury and Tax-Exempt Funds may not:

       12. Purchase securities of any one issuer if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer (the "5% limitation"), except that up to 25% of the value of its total assets may be invested without regard to the 5% limitation; notwithstanding the foregoing restriction, each Fund may invest without regard to the 5% limitation in U.S. Government obligations and as otherwise permitted in accordance with Rule 2a-7 under the 1940 Act or any successor rule.

       With respect to Investment Limitation No. 12 above, (a) a security is considered to be issued by the governmental entity or entities whose assets and revenues back the security or, with respect to a private activity bond that is backed only by the assets and revenues of a non-governmental user, such non-governmental user; (b) in certain circumstances, the guarantor of a guaranteed security may also be considered to be an issuer in connection with such guarantee; and (c) securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities (including securities backed by the full faith and credit of the United States) are deemed to be U.S. Government obligations.

       The Money Market Fund may not:

       13. Purchase any securities other than "money-market" instruments, some of which may be subject to repurchase agreements, but the Fund may make interest-bearing savings deposits not in excess of 5% of the value of its total assets at the time of deposit and may make time deposits.



       The Government Fund may not:

       14. Purchase securities other than obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, some of which may be subject to repurchase agreements.

       The Tax-Exempt Fund may not:

       15. Borrow money or issue senior securities, except that the Fund may borrow from banks for temporary purposes, and then in amounts not in excess of 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in connection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed or 10% of the value of its total assets at the time of such borrowing. The Fund will not purchase any portfolio securities while borrowings in excess of 5% of its total assets are outstanding.

       16. Knowingly invest more than 10% of the value of its total assets in illiquid securities, including repurchase agreements with remaining maturities in excess of seven days and other securities which are not readily marketable.

       17. Purchase any securities that would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided, however, that there is no limitation with respect to securities issued or guaranteed by the United States, any state, territory or possession of the U.S. Government, the District of Columbia, or any of their authorities, agencies, instrumentalities, or political subdivisions.

       18. Invest in industrial revenue bonds where the payment of principal and interest are the responsibility of a company (including its predecessors) with less than three years of continuous operation.

       The Institutional Government Money Market Fund may not:

       19. Invest in obligations having remaining maturities in excess of 397 days, except that certain variable and floating rate instruments may bear longer maturities (provided certain provisions are met).

       The Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds may not:


       20. Borrow money directly or pledge securities except, under certain circumstances, each Fund may borrow up to one-third of the value of its total assets and pledge up to 10% of the value of its total assets to secure such borrowings.

       21. Sell any securities short or purchase any securities on margin, but each Fund may obtain such short-term credits as may be necessary for clearance of transactions.

       22. Issue senior securities except that each Fund may borrow money or engage in reverse repurchase agreements in amounts up to one-third of the value of its total assets, including the amounts borrowed. No Fund will borrow money or engage in reverse repurchase agreements for investment leverage, but rather as a temporary, extraordinary, or emergency measure to facilitate management of the portfolio by enabling a Fund to meet redemption requests when the liquidation of portfolio securities is deemed to be inconvenient or disadvantageous. No Fund will purchase any securities while borrowings in excess of 5% of its total assets are outstanding.

       23. Mortgage, pledge, or hypothecate any assets except to secure permitted borrowings. In those cases, a Fund may only mortgage, pledge, or hypothecate assets having a market value not exceeding 10% of the value of its total assets at the time of purchase.

       24. Purchase or sell real estate or real estate limited partnerships, although each Fund may invest in securities of issuers whose business involves the purchase or sale of real estate or in securities which are secured by real estate or interests in real estate.

       25. Purchase or sell commodities, commodity contracts, or commodity futures contracts.

       26. Underwrite any issue of securities, except as a Fund may be deemed to be an underwriter under the Securities Act of 1933 in connection with the sale of securities in accordance with its investment objective, policies and limitations.

       27. Lend any of its assets except that a Fund may acquire publicly or non-publicly issued Connecticut, Massachusetts or New York Municipal Securities or temporary investments or enter into repurchase agreements, in accordance with their respective investment objectives, policies, limitations and Galaxy's Declaration of Trust.

       28. With respect to at least 50% of its total assets, invest more than 5% of its total assets in the securities of a single issuer and more than 25% of its total assets in the securities of a single issuer at the close of each quarter of each fiscal year. Under this limitation, each governmental subdivision, including states, territories and possessions of the United States, or their political subdivisions, agencies, authorities, instrumentalities, or similar entities will be considered a separate issuer if its assets and revenues are separate from those of the governmental body creating it and the security is backed only by its own assets and revenues. Industrial development bonds backed only by the assets and revenue of a non-governmental user are considered to be issued solely by that user. If, in the case of an industrial development bond or government-issued security, a governmental or other entity guarantees the security, such guarantee would be considered a separate security issued by the guarantor, as well as the other issuer, subject to limited exclusions allowed by the 1940 Act.

       29. Purchase securities, if, as a result of such purchase, 25% or more of the value of the Fund's total assets would be invested in any one industry or in industrial development bonds or other securities, the interest upon which is paid from revenues of similar types of projects. However, a Fund may invest as temporary investments more than 25% of the value of its assets in cash or cash items, securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or instruments secured by these money market instruments and repurchase agreements.

       30. Invest more than 10% of its net assets in securities subject to restrictions on resale under the Securities Act of 1933.

       The following investment limitations with respect to the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds may be changed by Galaxy's Board of Trustees without shareholder approval (shareholders will be notified before any material change in this limitation becomes effective):


       31. No Fund will invest more than 5% of its total assets in industrial development bonds or other Municipal Securities when the payment of principal and interest is the responsibility of companies (or guarantors, where applicable) with less than three years of continuous operations, including the operation of any predecessor.

       32. Each Fund will limit its investments in other investment companies to not more than 3% of the total outstanding voting stock of any investment company; will invest no more than 5% of its total assets in any one investment company; and will invest no more than 10% of its total assets in investment companies in general. However, these limitations are not applicable if the securities are acquired in a merger, consolidation, reorganization or acquisition of assets. The Funds will limit their respective investments in the securities of other investment companies to those of money market funds which are of comparable or better portfolio quality and have investment objectives and policies similar to their own. Rule 2a-7 under the 1940 Act requires that the Funds limit their investments to instruments that, in the opinion of the Board of Trustees, present minimal credit risk and that, if rated, meet minimum rating standards set forth in Rule 2a-7 under the 1940 Act. If the instruments are not rated, the Trustees must determine that they are of comparable quality. Shares of investment companies purchased by the Funds will meet these same criteria and will have investment policies consistent with Rule 2a-7 of the 1940 Act.

       33. No Fund may purchase or retain the securities of any issuer if the officers and Trustees of Galaxy or Fleet, owning individually more than 1/2 of 1% of the issuer's securities, together own more than 5% of the issuer's securities.

       34. No Fund may purchase or sell interests in oil, gas, or other mineral exploration or development programs or leases.


       35. No Fund may purchase or sell puts, calls, straddles, spreads, or any combination thereof, except that each such Fund may purchase Municipal Securities accompanied by agreements of sellers to repurchase them at the Fund's option.


       36. No Fund may invest more than 5% of the value of its total assets in industrial development bonds where the payment of principal and interest are the responsibility of companies (or guarantors, where applicable) with less than three years of continuous operations, including the operation of any predecessor.


       37. No Fund may invest more than 10% of the value of its respective net assets in illiquid securities, including repurchase agreements providing for settlement in more than seven days after notice, non-negotiable fixed time deposits with maturities over seven days, and certain securities not determined by the Board of Trustees to be liquid.


       The Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Funds may purchase restricted securities, which are any securities in which a Fund may otherwise invest pursuant to its investment objective and policies but which are subject to restrictions on resale under federal securities laws. Certain restricted securities may be considered liquid pursuant to guidelines established by the Board of Trustees. To the extent restricted securities are deemed illiquid, each such Fund will limit its purchase, together with other securities considered to be illiquid, to 10% of its net assets.


       In addition to the foregoing limitations, (a) the Money Market Government and U.S. Treasury Funds may not purchase securities that would cause 25% or more of the value of a Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided, however, that (i) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or, with respect to the Money Market Fund, by domestic banks or by U.S. branches of foreign banks that are subject to the same regulation as domestic banks; (ii) with respect to the Money Market Fund wholly-owned finance companies will be considered to be in the industries of their parents if their activities are primarily related to financing the activities of the parents; and (iii) with respect to the Money Market Fund utilities will be classified according to their services (for example, gas, gas transmission, electric and gas, electric and telephone each will be considered a separate industry); (b) the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds may not purchase securities that would cause 25% or more of the value of a Fund's total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided, however, that there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state, territory or possession of the U.S. Government, the District of Columbia, or any of their authorities, agencies, instrumentalities or political subdivisions; and (c) the Institutional Government Money Market Fund may not purchase securities that would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry; provided, however, that there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.


       Except as stated otherwise, if a percentage limitation is satisfied at the time of investment, a later increase in such percentage resulting from a change in the value of a Fund's portfolio securities generally will not constitute a violation of the limitation. If the value of a Fund's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity. With respect to borrowings, if a Fund's asset coverage at any time falls below that required by the 1940 Act, the Fund will reduce the amount of its borrowings in the manner required by the 1940 Act to the extent necessary to satisfy the asset coverage requirement.


       Each Fund may follow non-fundamental operating policies that are more restrictive than its fundamental investment limitations, as set forth in the Prospectuses and this Statement of Additional Information, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act. In particular, each Fund will comply with the various requirements of Rule 2a-7 under the 1940 Act which regulates money market funds. In accordance with Rule 2a-7, the Money Market Fund is subject to the 5% limitation contained in Investment Limitation No. 13 above as to all of its assets; however in accordance with such Rule, the Money Market Fund will be able to invest more than 5% (but no more than 25%) of its total assets in the securities of a single issuer for a period of up to three business days after the purchase thereof, provided that the Fund may not hold more than one such investment at any one time. Adherence by a Fund to the diversification requirements of Rule 2a-7 is deemed to constitute adherence to the diversification requirements of Investment Limitation No. 13 above. Each Fund will determine the effective maturity of its respective investments, as well as its ability to consider a security as having received the requisite short-term ratings by Rating Agencies, according to Rule 2a-7. A Fund may change these operating policies to reflect changes in the laws and regulations without the approval of its shareholders.

       Rule 144A under the 1933 Act allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. Investment by the Money Market Fund or any Tax-Exempt Money Market Fund in Rule 144A securities could have the effect of increasing the level of illiquidity of the Fund during any period that qualified institutional buyers were no longer interested in purchasing these securities. For purposes of each Fund's 10% limitation on purchases of illiquid securities described above, Rule 144A securities will not be considered to be illiquid if Fleet has determined, in accordance with guidelines established by the Board of Trustees, that an adequate trading market exists for such securities.

       The Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds do not intend to borrow money in excess of 5% of the value of their respective assets or to invest more than 5% of their respective total assets in securities of foreign issuers during the next twelve months.


                                 NET ASSET VALUE

       Galaxy uses the amortized cost method of valuation to value shares of the Funds. In order to use the amortized cost method, the Funds comply with the various quality and maturity restrictions specified in Rule 2a-7 promulgated under the 1940 Act. Pursuant to this method, a security is valued at its initial acquisition cost, as adjusted for amortization of premium or accretion of discount, regardless of the impact of fluctuating interest rates on the market value of the security. Where it is not appropriate to value a security by the amortized cost method, the security will be valued either by market quotations or by fair value as determined by or under the direction of Galaxy's Board of Trustees. This method may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Fund would receive if it sold the security. The value of securities in each of these Funds can be expected to vary inversely with changes in prevailing interest rates. Thus, if interest rates have increased from the time a security was purchased, such security, if sold, might be sold at a price less than its cost. Similarly, if interest rates have declined from the time a security was purchased, such security, if sold, might be sold at a price greater than its purchase cost. In either instance, if the security is held to maturity, no gain or loss will be realized.

       The Funds invest only in instruments that meet the applicable quality requirements of Rule 2a-7 and maintain a dollar-weighted average portfolio maturity appropriate to their objective of maintaining a stable net asset value per share, provided that none of the Funds will purchase any security deemed to have a remaining maturity (as defined in the 1940 Act) of more than 397 days nor maintain a dollar-weighted average portfolio maturity which exceeds 90 days. Galaxy's Board of Trustees has established procedures reasonably designed, taking into account current market conditions and each Fund's investment objective, to stabilize the net asset value per share of each Fund for purposes of sales and redemptions at $1.00. These procedures include review by the Board of Trustees, at such intervals as it deems appropriate, to determine the extent, if any, to which the net asset value per share of each Fund, calculated by using available market quotations, deviates from $1.00 per share. In the event such deviation exceeds one-half of one percent, the Board of Trustees will promptly consider what action, if any, should be initiated. If the Board of Trustees believes that the extent of any deviation from a Fund's $1.00 amortized cost price per share may result in material dilution or other unfair results to new or existing investors, it has agreed to take such steps as it considers appropriate to eliminate or reduce, to the extent reasonably practicable, any such dilution or unfair results. These steps may include selling portfolio instruments prior to maturity; shortening the average portfolio maturity; withholding or reducing dividends; redeeming shares in kind; reducing the number of a Fund's outstanding shares without monetary consideration; or utilizing a net asset value per share determined by using available market quotations.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

       Shares in each Fund are sold on a continuous basis by Galaxy's distributor, Provident Distributors, Inc. ("PDI"). PDI is a registered broker/dealer with its principal offices at Four Falls Corporate Center, 6th Floor, West Conshohocken, Pennsylvania 19428.


                   PURCHASES OF RETAIL SHARES AND PRIME SHARES


       Investments in Retail A Shares of the Money Market, Government, U.S. Treasury, Tax-Exempt, Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds ("Retail A Shares") (collectively, Retail A Shares and Retail B Shares of the Money Market Fund may be referred to as "Retail Shares"), and Prime Shares of the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds ("Prime Shares") are not subject to any sales charge. Investments in Retail B Shares of the Money Market Fund are subject to a back-end sales charge. This back-end sales charge declines over time and is known as a "contingent deferred sales charge." See "Applicable Sales Charge -- Retail B Shares" below. RETAIL B SHARES OF THE MONEY MARKET FUND HAVE HIGHER OPERATING EXPENSES THAN RETAIL A SHARES OF THE FUND AND MAY NOT BE APPROPRIATE FOR INVESTORS THAT DO NOT PLAN TO EXCHANGE INTO RETAIL B SHARES OF CERTAIN OF GALAXY'S NON-MONEY MARKET PORTFOLIOS.



       PDI has established procedures to enable different types of investors to purchase Retail Shares and Prime Shares. Retail Shares may be purchased by FIS Securities, Inc., Fleet Securities, Inc., Fleet Enterprises, Inc., FleetBoston Corporation, its affiliates, their correspondent banks and other qualified banks, saving and loan associations and broker/dealers on behalf of their customers. Retail Shares may also be purchased by individuals, corporations or other entities, who submit a purchase application to Galaxy, purchasing directly for their own accounts or for the accounts of others. Purchases of Retail Shares may take place only on days on which PDI, Galaxy's custodian and Galaxy's transfer agent are open for business ("Business Days"). If an institution accepts a purchase order from a customer on a non-Business Day, the order will not be executed until it is received and accepted by PDI on a Business Day in accordance with PDI's procedures.



       Retail Shares purchased by institutions on behalf of their customers will normally be held of record by the institution and beneficial ownership of Retail Shares will be recorded by the institution and reflected in the account statements provided to its customers. Galaxy's transfer agent may establish an account of record for each customer of an institution reflecting beneficial ownership of Retail Shares. Depending on the terms of the arrangement between a particular institution and Galaxy's transfer agent, confirmations of Retail Share purchases and redemptions and pertinent account statements will either be sent by Galaxy's transfer agent directly to a customer with a copy to the institution, or will be furnished directly to the customer by the institution. Other procedures for the purchase of Retail Shares established by institutions in connection with the requirements of their customer accounts may apply.

Customers wishing to purchase Retail Shares through their institution should contact such entity directly for appropriate purchase instructions.


       Purchase orders for Prime Shares are placed by investors through selected broker/dealers. The broker/dealer is responsible for transmitting its customers' purchase orders to PDI and for wiring required funds in payment to Galaxy's custodian on a timely basis. PDI is responsible for transmitting such orders to Galaxy's transfer agent for execution. Prime Shares purchased by a broker/dealer on behalf of its customers will normally be held of record by the broker/dealer and reflected in the account statements provided to its customers. Depending on the terms of the arrangement between a particular broker/dealer and Galaxy's transfer agent, confirmations of Prime Share purchases and redemptions and pertinent account statements will either be sent by Galaxy's transfer agent directly to a shareholder with a copy to the broker/dealer, or will be furnished directly to the shareholder by the broker/dealer. Other procedures for the purchase of Prime Shares established by broker/dealers may apply. Purchases of Prime Shares will be effected only on days on which PDI and Galaxy's custodian are open for business. On a Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Business Day.

OTHER PURCHASE INFORMATION

       On a Business Day when the New York Stock Exchange (the "Exchange") closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Business Day.

APPLICABLE SALES CHARGES - RETAIL B SHARES

       The public offering price for Retail B Shares of the Money Market Fund is the net asset value of the Retail B Shares purchased. Although investors pay no front-end sales charge on purchases of Retail B Shares, such Shares are subject to a contingent deferred sales charge at the rates set forth below if they are redeemed within six years of purchase. Securities dealers, brokers, financial institutions and other industry professionals will receive commissions from PDI in connection with sales of Retail B Shares. These commissions may be different than the reallowances or placement fees paid to dealers in connection with sales of Retail A Shares of Galaxy's non-money market portfolios. Certain affiliates of Fleet may, at their own expense, provide additional compensation to Fleet Enterprises, Inc., a broker-dealer affiliate of Fleet, whose customers purchase significant amounts of Retail B Shares of the Fund. Such compensation will not represent an additional expense to the Fund or its shareholders, since it will be paid from the assets of Fleet's affiliates. The contingent deferred sales charge on Retail B Shares is based on the lesser of the offering price or the net asset value of the Shares on the redemption date. As a result, no sales charge is imposed on any increase in the principal value of an investor's Retail B Shares. In addition, a contingent deferred sales charge will not be assessed on Retail B Shares purchased through reinvestment of dividends or capital gains distributions.

       The proceeds from the contingent deferred sales charge that an investor may pay upon redemption go to PDI, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Retail B Shares.

       EXEMPTIONS FROM THE CONTINGENT DEFERRED SALES CHARGE. Certain types of redemptions may also qualify for an exemption from the contingent deferred sales charge. In addition to the sales charge exemptions described in the applicable Prospectus, the contingent deferred sales charge with respect to Retail B Shares is not assessed on: (i) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit-sharing or other trust or qualified retirement or Keogh plan, individual retirement account or custodial account maintained pursuant to
Section 403(b)(7) of the Code; (ii) redemptions in connection with required (or, in some cases, discretionary) distributions to participants in qualified retirement or Keogh plans, individual retirement accounts or custodial accounts maintained pursuant to Section 403(b)(7) of the Code due to death, disability or the attainment of a specified age; (iii) redemptions effected pursuant to the Money Market Fund's right to liquidate a shareholder's account if the aggregate net asset value of Retail B Shares held in the account is less than the minimum account size; (iv) redemptions in connection with the combination of the Money Market Fund with any other investment company registered under the 1940 Act by merger, acquisition of assets, or by any other transaction; (v) redemptions resulting from a tax-free return of an excess contribution pursuant to Section 408(d)(4) or (5) of the Code; or (vi) any redemption of Retail B Shares held by an investor, provided the investor was the beneficial owner of shares of the Money Market Fund (or any of the other portfolios offered by Galaxy or otherwise advised by Fleet or its affiliates) before December 1, 1995. In addition to the foregoing exemptions, no contingent deferred sales charge will be imposed on redemptions made pursuant to the Systematic Withdrawal Plan, subject to the limitations set forth under "Investor Programs - Retail Shares - Automatic Investment Program and Systematic Withdrawal Plan" below.

       Six years after purchase, Retail B Shares of the Money Market Fund will convert automatically to Retail A Shares of the Fund. The purpose of the conversion is to relieve a holder of Retail B Shares of the higher ongoing expenses charged to those Shares. The conversion from Retail B Shares to Retail A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Retail A Shares as he or she had of Retail B Shares. The conversion occurs six years after the beginning of the calendar month in which the Retail B Shares are purchased. Upon conversion, an investor would hold Retail A Shares subject to the operating expenses for Retail A Shares.

       Retail B Shares of the Money Market Fund acquired through a reinvestment of dividends or distributions are also converted at the earlier of two dates -- six years after the beginning of the calendar month in which the reinvestment occurred or the date of conversion of the most recently purchased Retail B Shares that were not acquired through reinvestment of dividends or distributions. For example, if an investor makes a one-time purchase of Retail B Shares of the Fund, and subsequently acquires additional Retail B Shares of the Fund only through reinvestment of dividends and/or distributions, all of such investor's Retail B Shares in the Fund, including those acquired through reinvestment, will convert to Retail A Shares of the Fund on the same date.


      PURCHASES OF SHARES OF THE INSTITUTIONAL GOVERNMENT MONEY MARKET FUND


       Investments in Shares of the Institutional Government Money Market Fund (referred to in the Prospectus for the Fund as Trust Shares) are not subject to any sales charge. Shares of the Institutional Government Money Market Fund may be purchased by FIS Securities, Inc., Fleet Securities, Inc., Fleet Enterprises, Inc., FleetBoston Corporation, its affiliates, their correspondent banks and other qualified banks, saving and loan associations and broker/dealers on behalf of their customers. Purchases of Shares may take place only on days on which PDI, Galaxy's custodian and Galaxy's transfer agent are open for business ("Business Days"). If an institution accepts a purchase order from a customer on a non-Business Day, the order will not be executed until it is received and accepted by PDI on a Business Day in accordance with PDI's procedures.


       Shares of the Institutional Government Money Market Fund purchased by institutions on behalf of their customers will normally be held of record by the institution and beneficial ownership of such Shares will be recorded by the institution and reflected in the account statements provided to its customers. Depending on the terms of the arrangement between a particular institution and Galaxy's transfer agent, confirmations of Share purchases and redemptions and pertinent account statements will either be sent by Galaxy's transfer agent directly to a customer with a copy to the institution, or will be furnished directly to the customer by the institution. Other procedures for the purchase of Shares established by institutions in connection with the requirements of their customer accounts may apply. Customers wishing to purchase Shares through their institution should contact such entity directly for appropriate purchase instructions.


                    PURCHASES OF TRUST SHARES - MONEY MARKET,
                 GOVERNMENT, U.S. TREASURY AND TAX-EXEMPT FUNDS


         Trust Shares of the Money Market, Government, U.S. Treasury and Tax-Exempt Funds are sold to investors maintaining qualified accounts at bank and trust institutions, including subsidiaries of FleetBoston Corporation and, with respect to each Fund other than the Tax-Exempt Fund, to participants in employer-sponsored defined contribution plans (such institutions and plans are referred to herein collectively as "Institutions"). Trust Shares sold to such investors ("Customers") will be held of record by Institutions. Purchases of Trust Shares will be effected only on days on which PDI, Galaxy's custodian and the purchasing Institution are open for business ("Trust Business Days"). If an Institution accepts a purchase order from its Customer on a non-Trust Business Day, the order will not be executed until it is received and accepted by PDI on a Trust Business Day in accordance with the foregoing procedures.

       On a Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Trust Business Day.

REDEMPTIONS

       Redemption orders are effected at the net asset value per share next determined after receipt of the order by PDI, except that proceeds from the redemption of Retail B Shares of the Money Market Fund will be reduced by the amount of any applicable contingent deferred sales charge. On a Business Day or Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which redemption orders must be received in order to be processed on that Business Day or Trust Business Day. Galaxy may require any information reasonably necessary to ensure that a redemption has been duly authorized. When redeeming Retail Shares in the Money Market Fund, investors should indicate whether they are redeeming Retail A Shares or Retail B Shares of the Fund. If an investor owns both Retail A Shares and Retail B Shares of the Money Market Fund, the Retail A Shares will be redeemed first unless the investor indicates otherwise. Galaxy reserves the right to transmit redemption proceeds within seven days after receiving the redemption order if, in its judgment, an earlier payment could adversely affect a Fund.

       If the Board of Trustees determines that conditions exist which make payment of redemption proceeds wholly in cash unwise or undesirable, Galaxy may make payment wholly or partly in securities or other property. Such redemptions will only be made in "readily marketable" securities. In such an event, a shareholder would incur transaction costs in selling the securities or other property. However, Galaxy has filed an election with the SEC to pay in cash all redemptions requested by any shareholder of record limited in amount during any 90-day period to the lesser of $250,000 or 1% of the net assets of a Fund at the beginning of such period. Such commitment cannot be revoked without the prior approval of the SEC.

       With respect to Institutional Shares, Galaxy requires that an institution maintain an average balance of $2,000,000 in an account. If the balance in such account falls below that minimum, the institution may be obliged by Galaxy to redeem all of the shares in the account. In addition, Galaxy may redeem shares involuntarily or make payment for redemption in securities if it appears appropriate to do so in light of Galaxy's responsibilities under the 1940 Act. See "Net Asset Value" above for examples of when such redemptions might be appropriate.

       Investors may redeem all or part of their Prime Shares in accordance with procedures governing their accounts at their broker/dealers. It is the responsibility of the broker/dealers to transmit redemption orders to FD Distributors and credit their customers' accounts with redemption proceeds on a timely basis. There is no sales charge imposed upon the redemption of Prime Shares.

       Galaxy may suspend the right of redemption or postpone the date of payment for shares for more than seven days during any period when (a) trading in the markets the Funds normally utilize is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of a Fund's investments or determination of its net asset value not reasonably practicable; (b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC by order has permitted such suspension.


                                INVESTOR PROGRAMS

       The following information supplements the description in the applicable Prospectus as to various Investor Programs available to holders of Retail Shares and Shares of the Institutional Government Money Market Fund.


EXCHANGE PRIVILEGE - RETAIL SHARES AND SHARES OF THE INSTITUTIONAL GOVERNMENT MONEY MARKET FUND

       The minimum initial investment to establish a new account in another eligible fund by exchange, except for the Institutional Government Money Market Fund, is $2,500, unless, with respect to Retail Shares, (i) the Retail Shares being redeemed were purchased through a registered representative who is a Fleet Bank employee, in which event there is no minimum investment requirement, or
(ii) at the time of the exchange the investor elects, with respect to the Fund into which the exchange is being made, to participate in the Automatic Investment Program described below, in which event there is no minimum initial investment requirement, or in the College Investment Program described below, in which event the minimum initial investment is generally $100. The minimum initial investment to establish an account by exchange in the Institutional Government Money Market Fund is $2 million.

       An exchange involves a redemption of all or a portion of Retail Shares or Shares and the investment of the redemption proceeds in shares of another Fund or portfolio offered by Galaxy or, with respect to Retail A Shares, otherwise advised by Fleet or its affiliates. The redemption will be made at the per share net asset value next determined after the exchange request is received. The shares of a Fund or portfolio to be acquired will be purchased at the net asset value per share next determined after acceptance of the exchange request, plus any applicable sales charge.


       Investors may find the exchange privilege useful if their investment objectives or market outlook should change after they invest in any of the Funds. For further information regarding Galaxy's exchange privilege, investors should call PFPC Inc. ("PFPC"), Galaxy's administrator, at 1-877-BUY-GALAXY (1-877-289-4252). Customers of institutions should call their institution for such information. Investors exercising the exchange privilege into other portfolios should request and review the prospectuses for these portfolios prior to making an exchange. Telephone 1-877-BUY-GALAXY (1-877-289-4252) for a prospectus or to make an exchange.

       In order to prevent abuse of this privilege to the disadvantage of other shareholders, Galaxy reserves the right to terminate the exchange privilege of any shareholder who requests more than three exchanges a year. Galaxy will determine whether to do so based on a consideration of both the number of exchanges that any particular shareholder or group of shareholders has requested and the time period over which their exchange requests have been made, together with the level of expense to Galaxy which will result from effecting additional exchange requests. The exchange privilege may be modified or terminated at any time. At least 60 days' notice of any material modification or termination will be given to shareholders except where notice is not required under the regulations of the SEC.

       For federal income tax purposes, an exchange of shares is a taxable event and, accordingly, a capital gain or loss may be realized by an investor. Before making an exchange request, an investor should consult a tax or other financial adviser to determine the tax consequences.

RETIREMENT PLANS - RETAIL SHARES

       Retail Shares of the Funds, other than the Tax-Exempt Money Market Funds, are available for purchase in connection with the following tax-deferred prototype retirement plans:

       INDIVIDUAL RETIREMENT ACCOUNTS ("IRAS") (including traditional, Roth and Education IRAs and "rollovers" from existing retirement plans), a retirement savings vehicle for qualifying individuals. The minimum initial investment for an IRA account is $500 (including a spousal account).

       SIMPLIFIED EMPLOYEE PENSION PLANS ("SEPS"), a form of retirement plan for sole proprietors, partnerships and corporations. The minimum initial investment for a SEP account is $500.

       MULTI-EMPLOYEE RETIREMENT PLANS ("MERPS"), a retirement vehicle established by employers for their employees which is qualified under Sections 401(k) and 403(b) of the Code. The minimum initial investment for a MERP is $500.

       KEOGH PLANS, a retirement vehicle for self-employed individuals. The minimum initial investment for a Keogh Plan is $500.

       Investors purchasing Retail Shares pursuant to a retirement plan are not subject to the minimum investment provisions described in the applicable Prospectus. Detailed information concerning eligibility, service fees and other matters related to these plans, and the form of application, is available from PDI (call 1-877-BUY-GALAXY (1-877-289-4252)) with respect to IRAs, SEPs and Keogh Plans and from Fleet Securities, Inc. (call 1-800-221-8210) with respect to MERPs.


AUTOMATIC INVESTMENT PROGRAM AND SYSTEMATIC WITHDRAWAL PLAN - RETAIL SHARES

       The Automatic Investment Program permits an investor to purchase Retail Shares of a Fund each month or each quarter. Provided an investor's financial institution allows automatic withdrawals, Retail Shares are purchased by transferring funds from the investor's checking, bank money market, NOW or savings account designated by the investor. The account designated will be debited in the specified amount and Retail Shares will be purchased on a monthly or quarterly basis, on any Business Day designated by the investor. If the designated day falls on a weekend or holiday, the purchase will be made on the Business Day closest to the designated day. Only an account maintained at a domestic financial institution which is an Automated Clearing House ("ACH") member may be so designated.

       The Systematic Withdrawal Plan permits an investor to automatically redeem Retail Shares on a monthly, quarterly, semi-annual, or annual basis on any Business Day designated by the investor. If the designated day falls on a weekend or holiday, the redemption will be made on the Business Day closest to the designated day. Proceeds of the redemption will be sent to the shareholder's address of record or financial institution within three Business Days of the redemption. If redemptions exceed purchases and dividends, the number of shares in the account will be reduced. Investors may terminate the Systematic Withdrawal Plan at any time upon written notice to Galaxy's transfer agent (but not less than five days before a payment date). No contingent deferred sales charge will be assessed on redemptions of Retail B Shares of the Money Market Fund made through the Systematic Withdrawal Plan that do not exceed 12% of an account's net asset value on an annualized basis. For example, monthly, quarterly and semi-annual Systematic Withdrawal Plan redemptions of Retail B Shares will not be subject to the contingent deferred sales charge if they do not exceed 1%, 3% and 6%, respectively, of an account's net asset value on the redemption date. Systematic Withdrawal Plan redemptions of Retail B Shares in excess of this limit are still subject to the applicable contingent deferred sales charge.

COLLEGE INVESTMENT PROGRAM - RETAIL SHARES

       Galaxy reserves the right to redeem accounts participating in the College Investment Program involuntarily, upon 60 days' written notice, if the account's net asset value falls below the applicable minimum initial investment as a result of redemptions. Investors participating in the College Investment Program will receive consolidated monthly statements of their accounts. Detailed information concerning College Investment Program accounts and applications may be obtained from PDI (call 1-877-BUY-GALAXY (1-877-289-4252)).


CHECKWRITING - RETAIL SHARES

       Checkwriting is available for investors in Retail Shares. A charge for use of the checkwriting privilege may be imposed by Galaxy. There is no limit to the number of checks an investor may write per month in an amount per check of $250 or more. To obtain checks, an investor must complete the signature card that accompanies the account application. To establish this checkwriting service after opening an account in a Fund, investors must contact PDI by telephone (1-877-BUY-GALAXY (1-877-289-4252)) or mail to obtain a signature card. A signature guarantee may be required. An investor will receive the daily dividends declared on the Retail Shares to be redeemed up to the day that a check is presented to Galaxy's custodian for payment. Upon 30 days' written notice to investors, the checkwriting privilege may be modified or terminated. An account in a Fund may not be closed by writing a check.

DIRECT DEPOSIT PROGRAM - RETAIL SHARES

       Death or legal incapacity will terminate an investor's participation in the Direct Deposit Program. An investor may elect at any time to terminate his or her participation by notifying in writing the Social Security Administration. Further, Galaxy may terminate an investor's participation upon 30 days' notice to the investor.


                                      TAXES

       Each Fund qualified during its last taxable year and intends to continue to qualify as a regulated investment company under Subchapter M of the Code, and to distribute out its income to shareholders each year, so that each Fund itself generally will be relieved of federal income and excise taxes. If a Fund were to fail to so qualify: (1) the Fund would be taxed at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction.

       A 4% non-deductible excise tax is imposed on regulated investment companies that fail to distribute with respect to each calendar year at least 98% of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses) for the one year period ending October 31 of such calendar year. Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

       The Funds will be required in certain cases to withhold and remit to the United States Treasury 31% of taxable dividends or gross sale proceeds paid to any shareholder who (i) has failed to provide a correct tax identification number, (ii) is subject to withholding by the Internal Revenue Service for failure to properly include on his or her return payments of taxable interest or dividends, or (iii) has failed to certify to the Funds that he or she is not subject to back up withholding when required to do so or that he or she is an "exempt recipient."




          THE TAX-EXEMPT MONEY MARKET FUNDS. It is the policy of each Tax-Exempt Money Market Fund to pay dividends with respect to each taxable year equal to at least the sum of 90% of its net exempt-interest income and 90% of its investment company taxable income, if any. Dividends derived from exempt-interest income ("exempt-interest dividends") may be treated by a Fund's shareholders as items of interest excludable from their gross income under Section 103(a) of the Code, unless, under the circumstances applicable to a particular shareholder, exclusion would be disallowed.

       An investment in a Tax-Exempt Money Market Fund is not intended to constitute a balanced investment program. Shares of the Funds would not be suitable for tax-exempt institutions and may not be suitable for retirement plans qualified under Section 401 of the Code, H.R. 10 plans and individual retirement accounts because such plans and accounts are generally tax-exempt and, therefore, not only would the shareholder not gain any additional benefit from the Funds' dividends being tax-exempt, but such dividends would be ultimately taxable to the beneficiaries when distributed. In addition, the Funds may not be an appropriate investment for entities which are "substantial users" of facilities financed by "private activity bonds" or "related persons" thereof. "Substantial user" is defined under U.S. Treasury Regulations to include a non-exempt person who (i) regularly uses a part of such facilities in his or her trade or business and whose gross revenues derived with respect to the facilities financed by the issuance of bonds are more than 5% of the total revenues derived by all users of such facilities, (ii) occupies more than 5% of the usable area of such facilities or (iii) are persons for whom such facilities or a part thereof were specifically constructed, reconstructed or acquired. "Related persons" include certain related natural persons, affiliated corporations, a partnership and its partners and an S corporation and its shareholders.

       In order for the Funds to pay exempt-interest dividends for any taxable year, at the close of each taxable quarter, at least 50% of the aggregate value of a Fund's portfolio must consist of exempt-interest obligations. Within 60 days after the close of its taxable year, each Fund will notify its shareholders of the portion of the dividends paid by the Fund which constitutes exempt-interest dividends with respect to such taxable year. However, the aggregate amount of dividends so designated by a Fund cannot exceed the excess of the amount of interest exempt from tax under Section 103 of the Code received by the Fund over any amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code. The percentage of total dividends paid by a Fund with respect to any taxable year that qualifies as federal exempt-interest dividends will be the same for all shareholders receiving dividends from the Fund for such year.




STATE AND LOCAL

       Exempt-interest dividends and other distributions paid by the Tax-Exempt Money Market Funds may be taxable to shareholders under state or local law as dividend income, even though all or a portion of such distributions may be derived from interest on tax-exempt obligations which, if realized directly, would be exempt from such income taxes.

       Dividends paid by the Connecticut Municipal Money Market Fund that qualify as exempt-interest dividends for federal income tax purposes will not be subject to the Connecticut personal income tax imposed on resident and nonresident individuals, trusts and estates to the extent that they are derived from Connecticut Municipal Securities (as defined above). Other Fund dividends and distributions, whether received in cash or additional shares, are subject to this tax, except that, in the case of shareholders who hold their shares as capital assets, distributions treated as capital gain dividends for federal income tax purposes are not subject to the tax to the extent that they are derived from obligations issued by or on behalf of the State of

Connecticut, its political subdivisions, or public instrumentalities, state or local authorities, districts or similar public entities created under Connecticut law. Dividends and distributions paid by the Fund that constitute items of tax preference for purposes of the federal alternative minimum tax, other than any derived from Connecticut Municipal Securities, could cause liability for the net Connecticut minimum tax applicable to investors subject to the Connecticut personal income tax who are required to pay the federal alternative minimum tax. Dividends paid by the Connecticut Municipal Money Market Fund, including those that qualify as exempt-interest dividends for federal income tax purposes, are taxable for purposes of the Connecticut Corporation Business Tax; however, 70% (100% if the investor owns at least 20% of the total voting power and value of the Fund's shares) of amounts that are treated as dividends and not as exempt-interest dividends or capital gain dividends for federal income tax purposes are deductible for purposes of this tax, but no deduction is allowed for expenses related thereto. Shares of the Fund are not subject to property taxation by Connecticut or its political subdivisions.

       Distributions by the Massachusetts Municipal Money Market Fund to its shareholders are exempt from Massachusetts personal income taxation to the extent they are derived from (and designated by the Fund as being derived from)
(i) interest on Massachusetts Municipal Securities, or (ii) capital gains realized by the Fund from the sale of certain Massachusetts Municipal Securities. Distributions from the Fund's other net investment income and short-term capital gains will be taxable as ordinary income. Distributions from the Fund's net long-term capital gains will be taxable as long-term capital gains regardless of how long the shareholder has owned Fund shares. The tax treatment of distributions is the same whether distributions are paid in cash or in additional shares of the Fund. Distributions by the Fund to corporate shareholders, including exempt-interest dividends, may be subject to Massachusetts corporate excise tax.

       With respect to the New York Municipal Money Market Fund, exempt-interest dividends (as defined for federal income tax purposes), derived from interest on New York Municipal Securities (as defined above) will be exempt from New York State and New York City personal income taxes (but not corporate franchise taxes), provided the interest on such obligations is and continues to be exempt from applicable federal, New York State and New York City income taxes. To the extent that investors are subject to state and local taxes outside of New York State and New York City, dividends by the Fund may be taxable income for purposes thereof. Dividends and distributions derived from income (including capital gains on all New York Municipal Securities) other than interest on New York Municipal Securities described above are not exempt from New York State and New York City taxes. Interest or indebtedness incurred or continued by a shareholder to purchase or carry shares of the Fund is not deductible for federal, New York State or New York City personal income tax purposes.

       The U.S. Treasury Fund is structured to provide shareholders, to the extent permissible by federal and state law, with income that is exempt or excluded from taxation at the state and local level. Many states, by statute, judicial decision or administrative action, have taken the position that dividends of a regulated investment company, such as the Fund, that are attributable to interest on direct U.S. Treasury obligations or obligations of certain U.S. Government agencies, are the functional equivalent of interest from such obligations and are, therefore, exempt from state and local income taxes. Shareholders should consult their own tax advisers about the status of distributions from the Fund in their own state.

       Depending upon the extent of Galaxy's activities in states and localities in which its offices are maintained, in which its agents or independent contractors are located, or in which it is otherwise deemed to be conducting business, each Fund may be subject to the tax laws of such states or localities. In addition, in those states and localities that have income tax laws, the treatment of a Fund and its shareholders under such laws may differ from their treatment under federal income tax laws. Under state or local law, distributions of net investment income may be taxable to shareholders as dividend income even though a substantial portion of such distributions may be derived from interest on U.S. Government obligations which, if realized directly, would be exempt from such income taxes. Shareholders are advised to consult their tax advisers concerning the application of state and local taxes.

MISCELLANEOUS

       Shareholders will be advised at least annually as to the federal income tax consequences of distributions made each year. Shareholders of the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds will also be advised as to the Connecticut personal income tax, Massachusetts personal income tax and New York personal income tax consequences, respectively, of distributions made each year.


                              TRUSTEES AND OFFICERS

       The business and affairs of the Funds are managed under the direction of Galaxy's Board of Trustees in accordance with the laws of the Commonwealth of Massachusetts and the Trust's Declaration of Trust. The trustees and executive officers of Galaxy, their addresses, principal occupations during the past five years, and other affiliations are as follows:

                                     Positions                  Principal Occupation
                                     with The                   During Past 5 Years
Name and Address                     Galaxy Fund                and Other Affiliations
----------------                     -----------                ----------------------
Dwight E. Vicks, Jr.                 Chairman & Trustee         President & Director, Vicks Lithograph &
Vicks Lithograph &                                              Printing Corporation (book manufacturing
  Printing Corporation                                          and commercial printing); Director, Utica
Commercial Drive                                                Fire Insurance Company; Trustee, Savings
P.O. Box 270                                                    Bank of Utica; Director, Monitor Life
Yorkville, NY 13495                                             Insurance Company; Director, Commercial
Age 66                                                          Travelers Mutual Insurance Company;
                                                                Trustee, The Galaxy VIP Fund; Trustee,
                                                                Galaxy Fund II.

John T. O'Neill                      President,                 Executive Vice President and CFO, Hasbro,
Hasbro, Inc.                         Treasurer &                Inc. (toy and game manufacturer); Trustee,
1011 Newport Avenue                  Trustee                    The Galaxy VIP Fund; Trustee, Galaxy Fund
Pawtucket, RI 02862                                             II.
Age 55

Louis DeThomasis                     Trustee                    President, Saint Mary's College of
Saint Mary's College                                            Minnesota; Director, Bright Day Travel,
  of Minnesota                                                  Inc.; Trustee, Religious Communities Trust;
Winona, MN 55987                                                Trustee, The Galaxy VIP Fund; Trustee,
Age 59                                                          Galaxy Fund II.

Donald B. Miller                     Trustee                    Chairman, Horizon Media, Inc. (broadcast
10725 Quail Covey Road                                          services); Director/Trustee, Lexington
Boynton Beach, FL 33436                                         Funds; Chairman, Executive Committee,
Age 74                                                          Compton International, Inc. (advertising
                                                                agency); Trustee, Keuka College; Trustee,
                                                                The Galaxy VIP Fund; Trustee, Galaxy Fund
                                                                II.


                                      -57-

                                     Positions                  Principal Occupation
                                     with The                   During Past 5 Years
Name and Address                     Galaxy Fund                and Other Affiliations
----------------                     -----------                ----------------------
James M. Seed                        Trustee                    Chairman and President, The Astra Projects,
The Astra Ventures, Inc.                                        Incorporated (land development); President,
One Citizens Plaza                                              The Astra Ventures, Incorporated
Providence, RI 02903                                            (previously, Buffinton Box Company -
Age 58                                                          manufacturer of cardboard boxes);
                                                                Commissioner, Rhode Island Investment
                                                                Commission; Trustee, The Galaxy VIP Fund;
                                                                Trustee, Galaxy Fund II.

Bradford S. Wellman(1)               Trustee                    Private Investor; Vice President and
2468 Ohio Street                                                Director, Acadia Management Company
Bangor, ME  04401                                               (investment services); Director, Essex
Age 68                                                          County Gas Company, until January 1994;
                                                                Director, Maine Mutual Fire Insurance Co.;
                                                                Member, Maine Finance Authority; Trustee,
                                                                The Galaxy VIP Fund; Trustee, Galaxy Fund
                                                                II.

W. Bruce McConnel, III               Secretary                  Partner of the law firm Drinker Biddle &
One Logan Square                                                Reath LLP, Philadelphia, Pennsylvania.
18th and Cherry Streets
Philadelphia, PA 19103
Age 57

Jylanne Dunne                        Vice President             Vice President, PFPC Inc., 1990 to present.
PFPC Inc.                            and Assistant
4400 Computer Drive                  Treasurer
Westborough, MA 01581-5108
Age 40

                                     Positions                  Principal Occupation
                                     with The                   During Past 5 Years
Name and Address                     Galaxy Fund                and Other Affiliations
----------------                     -----------                ----------------------
William Greilich                     Vice President             Vice President, PFPC, Inc., 1991-96;
PFPC Inc.                                                       Vice President and Division
4400 Computer Drive                                             Manager, PFPC Inc., 1996-present.
Westborough, MA 01581-5108
Age 46


-------------------------

1. May be deemed to be an "interested person" within the definition set forth in Section 2(a)(19) of the 1940 Act.

       Effective May 28, 1999, each trustee receives an annual aggregate fee of $45,000 for his services as a trustee of Galaxy, The Galaxy VIP Fund ("Galaxy VIP") and Galaxy Fund II ("Galaxy II") (collectively, the "Trusts"), plus an additional $3,500 for each in-person Galaxy Board meeting attended and $1,500 for each in-person Galaxy VIP or Galaxy II Board meeting attended not held concurrently with an in-person Galaxy meeting, and is reimbursed for expenses incurred in attending all meetings. Each trustee also receives $750 for each telephone Board meeting in which the trustee participates, $1,000 for each in-person Board committee meeting attended and $500 for each telephone Board committee meeting in which the trustee participates. The Chairman of the Boards of the Trusts is entitled to an additional annual aggregate fee in the amount of $4,000, and the President and Treasurer of the Trusts is entitled to an additional annual aggregate fee of $2,500 for their services in these respective capacities. The foregoing trustees' and officers' fees are allocated among the portfolios of the Trusts based on their relative net assets. Prior to May 28, 1999, each Trustee was entitled to receive an annual aggregate fee of $40,000 for his services as a Trustee of the Trusts plus an additional $2,500 for each in-person Galaxy Board meeting attended, with all other fees being the same as those currently in effect.


       Effective March 1, 1996, each trustee became entitled to participate in The Galaxy Fund, The Galaxy VIP Fund and Galaxy Fund II Deferred Compensation Plans (the "Original Plans"). Effective January 1, 1997, the Original Plans were merged into The Galaxy Fund/The Galaxy VIP Fund/Galaxy Fund II Deferred Compensation Plan (together with the Original Plans, the "Plan"). Under the Plan, a trustee may elect to have his deferred fees treated as if they had been invested by the Trusts in the shares of one or more portfolios in the Trusts, or other types of investment options, and the amount paid to the trustees under the Plan will be determined based upon the performance of such investments. Deferral of trustees' fees will have no effect on a portfolio's assets, liabilities, and net income per share, and will not obligate the Trusts to retain the services of any trustee or obligate a portfolio to any level of compensation to the trustee. The Trusts may invest in underlying securities without shareholder approval.

       No employee of PFPC receives any compensation from Galaxy for acting as an officer. No person who is an officer, director or employee of Fleet, or any of its affiliates, serves as a trustee, officer or employee of Galaxy. The trustees and officers of Galaxy own less than 1% of its outstanding shares.

       The following chart provides certain information about the fees received by Galaxy's trustees in the most recently completed fiscal year.


------------------------------------------------------------------------------------------------------------
                                                                    Pension or
                                                                    Retirement        Total Compensation
                                                                 Benefits Accrued    from Galaxy and Fund
                                       Aggregate Compensation     as Part of Fund      Complex Paid to
      Name of Person/Position                from Galaxy             Expenses              Trustees
------------------------------------------------------------------------------------------------------------
Bradford S. Wellman                           $_______                 None                $_______
Trustee
------------------------------------------------------------------------------------------------------------

Dwight E. Vicks, Jr.                          $_______                 None                $_______
Chairman and Trustee
------------------------------------------------------------------------------------------------------------

Donald B. Miller**                            $_______                 None                $_______
Trustee
------------------------------------------------------------------------------------------------------------

Rev. Louis DeThomasis                         $_______                 None                $_______
Trustee
------------------------------------------------------------------------------------------------------------

John T. O'Neill                               $_______                 None                $_______
President, Treasurer
and Trustee
------------------------------------------------------------------------------------------------------------

James M. Seed**                               $_______                 None                $_______
Trustee
------------------------------------------------------------------------------------------------------------

-------------

* The "Fund Complex" consists of Galaxy, The Galaxy VIP Fund and Galaxy Fund II, which comprised a total of 43 separate portfolios at the end of the fiscal year.


** Deferred compensation (including interest) in the amounts of $______ and $______ accrued during Galaxy's fiscal year ended October 31, 1999 for Messrs. Miller and Seed, respectively.

SHAREHOLDER AND TRUSTEE LIABILITY

       Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, Galaxy's Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of Galaxy, and that every note, bond, contract, order or other undertaking made by Galaxy shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions outside such capacity or some other reason. The Declaration of Trust also provides that Galaxy shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of Galaxy, and shall satisfy any judgment thereon. Thus, the risk of shareholder liability is limited to circumstances in which Galaxy itself would be unable to meet its obligations.

       The Declaration of Trust states further that no trustee, officer or agent of Galaxy shall be personally liable for or on account of any contract, debt, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust estate or the conduct of any business of Galaxy; nor shall any trustee be personally liable to any person for any action or failure to act except by reason of his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as trustee. The Declaration of Trust also provides that all persons having any claim against the trustees or Galaxy shall look solely to the trust property for payment.

       With the exceptions stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a trustee, and that the Board of Trustees shall indemnify representatives and employees of Galaxy to the same extent to which they themselves are entitled to indemnification.


                               INVESTMENT ADVISER

       Fleet serves as investment adviser to the Funds. In its advisory agreement, Fleet has agreed to provide investment advisory services to the Funds as described in the Prospectuses. Fleet has also agreed to pay all expenses incurred by it in connection with its activities under the advisory agreement other than the cost of securities (including brokerage commissions) purchased for the Funds. See "Expenses" below.

       For the services provided and expenses assumed, Fleet is entitled to receive advisory fees, computed daily and paid monthly, at the following annual rates:

- with respect to the Money Market, Government and Tax-Exempt Funds, .40% of the average daily net assets of each Fund;

- with respect to the U.S. Treasury, Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds, .40% of the first $750,000,000 of average daily net assets of each Fund plus .35% of the average daily net assets of each Fund in excess of $750,000,000; and

- with respect to the Institutional Government Money Market Fund, .20% of the average daily net assets of the Fund.

       Fleet has advised Galaxy that, with respect to the Money Market, Government and Tax-Exempt Funds, it intends to waive advisory fees payable to it by each Fund in an amount equal to 0.05% of the average daily net assets of each Fund to the extent that a Fund's net assets exceed $750,000,000.

       During the last three fiscal years, Galaxy paid advisory fees (net of fee waivers and/or expense reimbursements) to Fleet as set forth below:


                                                               FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                         1999(1)            1998              1997
----                                                         -------            ----              ----
Money Market...........................................                     $11,668,106        $9,458,596
Government.............................................                      $4,200,651        $4,214,959
U. S. Treasury.........................................                      $3,727,152        $3,439,391
Tax-Exempt.............................................                      $1,514,545        41,275,727
Institutional Government Money Market..................                        $128,172          $350,902
Connecticut Municipal Money Market.....................                        $567,175          $497,713
Massachusetts Municipal Money Market...................                        $361,928          $251,050

---------------

(1) As of the end of the fiscal year ended October 31, 1999, the New York Municipal Money Market Fund had not yet commenced operations.

       During the last three fiscal years, Fleet waived advisory fees as set forth below:

                                                               FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                         1999               1998              1997
----                                                         ----               ----              ----
Money Market...........................................                      $1,238,301         $922,657
Government.............................................                        $171,522         $173,566
U. S. Treasury.........................................                        $   0            $   0
Tax-Exempt.............................................                        $   0            $   0
Institutional Government Money Market..................                        $151,744         $350,901
Connecticut Municipal Money Market.....................                        $   0            $   0
Massachusetts Municipal Money Market...................                        $   0            $   0

       During the last three fiscal years, Fleet reimbursed expenses as follows:


                                                               FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                         1999               1998              1997
----                                                         ----               ----              ----
Money Market...........................................                        $  0                  $17
Government.............................................                        $  0                 $542
U. S. Treasury.........................................                        $  0              $25,108
Tax-Exempt.............................................                        $  0              $15,751
Institutional Government Money Market..................                        $23,572           $18,206
Connecticut Municipal Money Market.....................                        $54,320           $62.664
Massachusetts Municipal Money Market...................                        $58,991           $54,862


       The advisory agreement provides that Fleet shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of its duties under the advisory agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Fleet in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder. Unless sooner terminated, the advisory agreement will continue in effect with respect to a particular Fund from year to year as long as such continuance is approved at least annually (i) by the vote of a majority of trustees who are not parties to such advisory agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (ii) by Galaxy's Board of Trustees, or by a vote of a majority of the outstanding shares of such Fund. The term "majority of the outstanding shares of such Fund" means, with respect to approval of an advisory agreement, the vote of the lesser of (i) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund. The advisory agreement may be terminated by Galaxy or by Fleet on sixty days' written notice, and will terminate immediately in the event of its assignment.

       Fleet is authorized to allocate purchase and sale orders for portfolio securities to certain financial institutions, including, to the extent permitted by law or order of the SEC, financial institutions that are affiliated with Fleet or that have sold shares of the Funds, if Fleet believes that the quality of the transaction and the commission are comparable to what they would be with other qualified brokerage firms.

AUTHORITY TO ACT AS INVESTMENT ADVISER

       Banking laws and regulations currently prohibit a bank holding company registered under the Bank Holding Company Act of 1956, as amended, or any bank or non-bank affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling or distributing securities such as shares of the Funds, but such banking laws and regulations do not prohibit such a bank holding company or its affiliates or banks generally from acting as investment adviser, transfer agent, or custodian to such an investment company or from purchasing shares of such a company as agent for and upon the order of customers. Fleet, the custodian and institutions which agree to provide shareholder support services that are banks or bank affiliates are subject to such banking laws and regulations. Should legislative, judicial or administrative action prohibit or restrict the activities of such companies in connection with their services to the Funds, Galaxy might be required to alter materially or discontinue its arrangements with such companies and change its method of operation. It is anticipated, however, that any resulting change in the Funds' method of operation would not affect a Fund's net asset value per share or result in financial loss to any shareholder.

                                  ADMINISTRATOR


       PFPC (formerly known as First Data Investor Services Group, Inc.), located at 4400 Computer Drive, Westborough, Massachusetts 01581-5108, serves as the Funds' administrator. PFPC is a majority-owned subsidiary of PNC Bank Corp.


       PFPC generally assists the Funds in their administration and operation. PFPC also serves as administrator to the other portfolios of Galaxy. For the services provided to the Funds, PFPC is entitled to receive administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy with an October 31 fiscal year end, computed daily and paid monthly, at the following annual rates effective September 10, 1998:

            COMBINED AVERAGE DAILY NET ASSETS           ANNUAL RATE
            ---------------------------------           -----------
            Up to $2.5 billion..........................   0.090%
            From $2.5 to $5 billion.....................   0.085%
            From $5 to $12 billion......................   0.075%
            From $12 to $15 billion.....................   0.065%
            From $15 to $18 billion.....................   0.060%
            Over $18 billion............................  0.0575%

       Prior to September 10, 1998, Galaxy paid PFPC administration fees based on the combined average daily net assets of the Funds and all other portfolios offered by Galaxy at the following annual rates:

            COMBINED AVERAGE DAILY NET ASSETS           ANNUAL RATE
            ---------------------------------           -----------
            Up to $2.5 billion..........................   0.090%
            From $2.5 to $5 billion.....................   0.085%
            Over $5 billion.............................   0.075%

In addition, PFPC also receives a separate annual fee from each Galaxy portfolio for certain fund accounting services.


       From time to time, PFPC may waive voluntarily all or a portion of the administration fee payable to it by the Funds. For the fiscal year ended October 31, 1999 the Money Market, Government, Tax-Exempt, U.S. Treasury, Connecticut Municipal Money Market and Massachusetts Municipal Money Market Funds paid PFPC administration fees at the effective annual rate of _____% of each Fund's average daily net assets, and the Institutional Government Money Market Fund paid PFPC administration fees

(after fee waivers) at the effective annual rate of    % of the Fund's
average daily net assets. During this same period, the New York Municipal Money Market Fund had not yet commenced operations.

       During the last three fiscal years, PFPC received administration fees (net of fee waivers) as set forth below:


                                                               FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                         1999(2)            1998              1997
----                                                         -------            ----              ----
Money Market.................................................                $2,596,354        $2,118,433
Government...................................................                  $879,555          $895,995
U. S. Treasury...............................................                  $770,823          $720,691
Tax-Exempt...................................................                  $304,716          $263,643
Institutional Government Money Market(1).....................                   $74,925          $173,799
Connecticut Municipal Money Market...........................                  $124,998          $101,578
Massachusetts Municipal Money Market.........................                   $84,643           $51,212


(1) For the fiscal years ended October 31, 1999, October 31, 1998 and October 31, 1997, PFPC waived administration fees of $________, $61,161 and $142,012 respectively, with respect to the Institutional Government Money Market Fund.


(2) As of the fiscal year ended October 31, 1999, the New York Municipal Money Market Fund had not commenced operations.


       Under the administration agreement between Galaxy and PFPC (the "Administration Agreement"), PFPC has agreed to maintain office facilities for Galaxy, furnish Galaxy with statistical and research data, clerical, accounting, and bookkeeping services, certain other services such as internal auditing services required by Galaxy, and compute the net asset value and net income of the Funds. PFPC prepares the Funds' annual and semi-annual reports to the SEC, federal and state tax returns, and filings with state securities commissions, arranges for and bears the cost of processing share purchase and redemption orders, maintains the Funds' financial accounts and records, and generally assists in all aspects of Galaxy's operations. Unless otherwise terminated, the Administration Agreement will remain in effect until May 31, 2001 and thereafter will continue from year to year upon annual approval of Galaxy's Board of Trustees.


                          CUSTODIAN AND TRANSFER AGENT

       The Chase Manhattan Bank ("Chase Manhattan"), located at One Chase Manhattan Plaza, New York, New York 10081, a wholly-owned subsidiary of The Chase Manhattan Corporation, serves as the custodian of the Funds' assets pursuant to a Global Custody Agreement.

       Under the Global Custody Agreement, Chase Manhattan has agreed to: (i) maintain a separate account or accounts in the name of each Fund; (ii) hold and disburse portfolio securities on account of each Fund; (iii) collect and make disbursements of money on behalf of each Fund; (iv) collect and receive all income and other payments and distributions on account of each Fund's portfolio securities; (v) respond to correspondence from security brokers and others relating to its duties; and (vi) make periodic reports to the Board of Trustees concerning the Funds' operations. Chase Manhattan is authorized to select one or more banks or trust companies to serve as sub-custodian for the Funds, provided that Chase Manhattan shall remain responsible for the performance of all of its duties under the custodian agreement and shall be liable to the Funds for any loss which shall occur as a result of the failure of a sub-custodian to exercise reasonable care with respect to the safekeeping of the Funds' assets. The assets of the Funds are held under bank custodianship in compliance with the 1940 Act.

       PFPC, serves as the Funds' transfer and dividend disbursing agent, pursuant to a Transfer Agency and Services Agreement (the "Transfer Agency Agreement"). Communications to PFPC should be directed to PFPC at P.O. Box 5108, 4400 Computer Drive, Westborough, Massachusetts 01581. Under the Transfer Agency Agreement, PFPC has agreed to: (i) issue and redeem shares of each Fund; (ii) transmit all communications by each Fund to its shareholders of record, including reports to shareholders, dividend and distribution notices and proxy materials for meetings of shareholders; (iii) respond to correspondence by security brokers and others relating to its duties; (iv) maintain shareholder accounts; and (v) make periodic reports to the Board of Trustees concerning Galaxy's operations.

       PFPC may enter into agreements with one or more entities, including affiliates of Fleet, pursuant to which such entities agree to perform certain sub-account and administrative functions ("Sub-Account Services") on a per account basis with respect to Trust Shares of the Money Market, Government and U.S. Treasury Funds held by defined contribution plans, including maintaining records reflecting separately with respect to each plan participant's sub-account all purchases and redemptions of Trust Shares and the dollar value of Trust Shares in each sub-account; crediting to each participant's sub-account all dividends and distributions with respect to that sub-account; and transmitting to each participant a periodic statement regarding the sub-account as well as any proxy materials, reports and other material Fund communications. Such entities are compensated by PFPC for the Sub-Account Services and in connection therewith the transfer agency fees payable by Trust Shares of the Money Market, Government and U.S. Treasury Funds to PFPC have been increased by an amount equal to these fees. In substance, therefore, the holders of Trust Shares of these Funds indirectly bear these fees.

       Fleet Bank, an affiliate of Fleet, is paid a fee for Sub-Account Services performed with respect to Trust Shares of the Money Market, Government and U.S. Treasury Funds held by defined contribution plans. Pursuant to an agreement between Fleet Bank and PFPC, Fleet Bank is paid $21.00 per year for each defined contribution plan participant account. For the fiscal year ended October 31, 1999, Fleet Bank received $___________ for Sub-Account Services. PFPC bears this expense directly, and shareholders of Trust Shares of the Funds, except the Tax-Exempt Fund, bear this expense indirectly through fees paid to PFPC for transfer agency services.

                                    EXPENSES

       Fleet and PFPC bear all expenses in connection with the performance of their services for the Funds, except that Galaxy bears the expenses incurred in the Funds' operations including: taxes; interest; fees (including fees paid to its trustees and officers who are not affiliated with PFPC); SEC fees; state securities fees; costs of preparing and printing prospectuses for regulatory purposes and for distribution to existing shareholders; advisory, administration, shareholder servicing, Rule 12b-1 distribution (if applicable), fund accounting and custody fees; charges of the transfer agent and dividend disbursing agent; certain insurance premiums; outside auditing and legal expenses; costs of independent pricing services; costs of shareholder reports and meetings; and any extraordinary expenses. The Funds also pay for brokerage fees and commissions in connection with the purchase of portfolio securities.

                             PORTFOLIO TRANSACTIONS

       Debt securities purchased or sold by the Funds are generally traded in the over-the-counter market on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.

       Transactions in the over-the-counter market are generally principal transactions with dealers and the costs of such transactions involve dealer spreads rather than brokerage commissions. With respect to over-the-counter transactions, Fleet will normally deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere or as described below.

       The Funds do not intend to seek profits from short-term trading. Their annual portfolio turnover will be relatively high, but since brokerage commissions are normally not paid on money market instruments, it should not have a material effect on the net income of any of these Funds.

       In purchasing or selling securities for the Funds, Fleet will seek to obtain the best net price and the most favorable execution of orders. To the extent that the execution and price offered by more than one broker/dealer are comparable, Fleet may effect transactions in portfolio securities with broker/dealers who provide research, advice or other services such as market investment literature.

       Except as permitted by the SEC or applicable law, the Funds will not acquire portfolio securities from, make savings deposits in, enter into repurchase or reverse repurchase agreements with, or sell securities to, Fleet, PFPC, or their affiliates, and will not give preference to affiliates and correspondent banks of Fleet with respect to such transactions.

       Galaxy is required to identify any securities of its "regular brokers or dealers" that the Funds have acquired during Galaxy's most recent fiscal year. During the fiscal year ended October 31, 1999, [TO BE PROVIDED BY FIRST DATA]

       Investment decisions for each Fund are made independently from those for the other Funds and portfolios of Galaxy and for any other investment companies and accounts advised or managed by Fleet. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund, another portfolio of Galaxy, and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Fleet believes to be equitable to the Fund and such other portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by such Fund. To the extent permitted by law, Fleet may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for Galaxy's other Funds and portfolios, or other investment companies or accounts in order to obtain best execution.


                  SHAREHOLDER SERVICES PLAN -- RETAIL A SHARES


       Galaxy has adopted a Shareholder Services Plan with respect to Retail A Shares of each Fund that offers Retail A Shares pursuant to which Galaxy intends to enter into servicing agreements with institutions (including Fleet Bank and its affiliates). Pursuant to these servicing agreements, institutions render certain administrative and support services to customers who are the beneficial owners of Retail A Shares in consideration for payment of up to .25% (on an annualized basis) of the average daily net asset value of Retail A Shares of a Fund beneficially owned by such customers. Services under the Shareholder Services Plan may include: aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with PDI; processing dividend payments from a Fund; providing customers with information as to their positions in Retail A Shares; providing sub-accounting with respect to Retail A Shares or the information necessary for sub-accounting; and providing periodic mailings to customers. Such services are intended to supplement the services provided by PFPC as administrator and transfer agent.


       Although the Shareholder Services Plan has been approved with respect to Retail A Shares of the Funds and Trust Shares of the Money Market, Government, U.S. Treasury and Tax-Exempt Funds, as of the date of this Statement of Additional Information, Galaxy intends to enter into servicing agreements under the Shareholder Services Plan only with respect to Retail A Shares of each Fund, and to limit the payment under these servicing agreements for each Fund to no more than .10% (on an annualized basis) of the average daily net asset value of the Retail A Shares of the Fund beneficially owned by customers of institutions. Galaxy understands that institutions may charge fees to their customers who are the beneficial owners of Retail A Shares in connection with their accounts with such institutions. Any such fees would be in addition to any amounts which may be received by an institution under the Shareholder Services Plan. Under the terms of each servicing agreement entered into with Galaxy, institutions are required to provide to their customers a schedule of any fees that they may charge in connection with customer investments in Retail A Shares. As of October 31, 1999, Galaxy had entered into Servicing Agreements only with Fleet Bank and affiliates.


       Each Servicing Agreement between Galaxy and an institution relating to the Shareholder Services Plan requires that, with respect to those Funds which declare dividends on a daily basis, the institution agree to waive a portion of the servicing fee payable to it under the Shareholder Services Plan to the extent necessary to ensure that the fees required to be accrued with respect to the Retail A Shares of such Funds on any day do not exceed the income to be accrued to such Retail A Shares on that day.


       During the last three fiscal years, Galaxy made payments to institutions with respect to Retail A Shares of the Money Market, Government, U.S. Treasury, Tax-Exempt, Connecticut Municipal Money Market and Massachusetts Municipal Money Market Funds as shown in the table below:


                                                               FOR THE FISCAL YEAR ENDED OCTOBER 31:
FUND                                                         1999(1)            1998              1997
----                                                         -------            ----              ----
Money Market.................................................                $2,057,474        $1,430,359
Government...................................................                  $364,278         $346,517
U. S. Treasury...............................................                  $569,986         $507,400
Tax-Exempt...................................................                  $163,842         $133,048
Connecticut Municipal Money Market...........................                  $155,374         $111,361
Massachusetts Municipal Money Market.........................                  $105,230          $58,905

-------------------------

(1) As of the fiscal year ended October 31, 1999, the New York Municipal Money Market Fund had not yet commenced operations.


       Galaxy's Servicing Agreements are governed by the Shareholder Services Plan that has been adopted by Galaxy's Board of Trustees in connection with the offering of Retail A Shares of each Fund. Pursuant to the Shareholder Services Plan, the Board of Trustees reviews, at least quarterly, a written report of the amounts paid under the Servicing Agreements and the purposes for which the expenditures were made. In addition, the arrangements with institutions must be approved annually by a majority of Galaxy's trustees, including a majority of the trustees who are not "interested persons" of Galaxy as defined in the 1940 Act and who have no direct or indirect financial interest in such arrangements (the "Disinterested Trustees").


       The Board of Trustees has approved Galaxy's arrangements with institutions based on information provided by Galaxy's service contractors that there is a reasonable likelihood that the arrangements will benefit the Funds and their shareholders by affording Galaxy greater flexibility in connection with the efficient servicing of the accounts of the beneficial owners of Retail A Shares of the Funds. Any material amendment to Galaxy's arrangements with institutions must be approved by a majority of Galaxy's Board of Trustees (including a majority of the Disinterested Trustees). So long as Galaxy's arrangements with institutions are in effect, the selection and nomination of the members of Galaxy's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of Galaxy will be committed to the discretion of such Disinterested Trustees.


                         DISTRIBUTION AND SERVICES PLANS

                               RETAIL B SHARE PLAN

       Galaxy has adopted a Distribution and Services Plan pursuant to Rule 12b-1 under the 1940 Act ( the "Rule") with respect to Retail B Shares of the Money Market Fund (the "Retail B Share Plan"). Under the Retail B Share Plan, Galaxy may pay (a) PDI or another person for expenses and activities intended to result in the sale of Retail B Shares, including the payment of commissions to broker-dealers and other industry professionals who sell Retail B Shares and the direct or indirect cost of financing such payments, (b) institutions for shareholder liaison services, which means personal services for holders of Retail B Shares and/or the maintenance of shareholder accounts, such as responding to customer inquiries and providing information on accounts, and (c) institutions for administrative support services, which include but are not limited to (i) transfer agent and sub-transfer agent services for beneficial owners of Retail B Shares; (ii) aggregating and processing purchase and redemption orders; (iii) providing beneficial owners with statements showing their positions in Retail B Shares; (iv) processing dividend payments; (v) providing sub-accounting services for Retail B Shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and
(vii) receiving, translating and transmitting proxies executed by beneficial owners.


       Under the Retail B Share Plan, payments by Galaxy (i) for distribution expenses may not exceed the annualized rate of .65% of the average daily net assets attributable to the Money Market Fund's outstanding Retail B Shares, and
(ii) to an institution for shareholder liaison services and/or administrative support services may not exceed the annual rates of .25% and .25%, respectively, of the average daily net assets attributable to the Money Market Fund's outstanding Retail B Shares which are owned of record or beneficially by that institution's customers for whom the institution is the dealer of record or shareholder of record or with whom it has a servicing relationship. As of the date of this Statement of Additional Information, Galaxy intends to limit the Money Market Fund's payments for shareholder liaison and administrative support services under the Retail B Share Plan to an aggregate fee of not more than .10% (on an annualized basis) of the average daily net asset value of Retail B Shares owned of record or beneficially by customers of institutions.


       During the last three fiscal years, Retail B Shares of the Money Market Fund bore distribution fees and shareholder servicing fees under the Retail B Share Plan as set forth in the table below:

                                                                               SHAREHOLDER
FOR THE FISCAL YEAR ENDED OCTOBER 31:                   DISTRIBUTION FEES      SERVICES FEES
-------------------------------------                   -----------------      -------------
1999..............................................           $                    $
1998..............................................           $4,377                $674
1997(1)...........................................           $                    $

----------------------

(1) For the period March 6, 1997 (date of initial public offering of Retail B Shares of the Galaxy Market Fund) through October 31, 1997.


During this period, all amounts paid under the Retail B Share Plan were attributable to payments to broker-dealers.


                                PRIME SHARE PLAN

       Galaxy has also adopted a Distribution and Services Plan pursuant to the Rule with respect to Prime Shares of the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds (the "Prime Share Plan"). Under the Prime Share Plan, Galaxy may pay (i) PDI or another person for distribution services provided and expenses assumed, and (ii) broker-dealers, financial institutions, or other organizations for shareholder administrative support services provided to holders of Prime Shares of the Funds. Payments to PDI are to compensate it for distribution assistance and expenses assumed and activities primarily intended to result in the sale of shares, including compensating dealers and other sales personnel, direct advertising and marketing expenses and expenses incurred in connection with preparing printing, mailing and distributing or publishing advertisements and sales literature, for printing and mailing Prospectuses and Statements of Additional Information (except those used for regulatory purposes or for distribution to existing shareholders), and costs associated with implementing and operating the Prime Share Plan.


       The servicing agreements adopted under the Prime Share Plan require the organizations receiving such compensation to perform certain services, including providing administrative services with respect to the beneficial owners of Prime Shares of the Funds, such as establishing and maintaining accounts and records for their customers who invest in such shares, assisting customers in processing purchase, exchange and redemption requests and/or in changing dividend options and account descriptions, developing, maintaining and supporting systems necessary to support cash management services, such as sweep arrangements, and responding to customer inquiries concerning their investments.


       Under the Prime Share Plan, payments by Galaxy (i) for distribution expenses may not exceed .75% (annualized) of the average daily net assets attributable to each Fund's Prime Shares, and (ii) to a broker-dealer, financial institution, or other organizations for shareholder administrative support services may not exceed .25% (annualized) of the average daily net assets attributable to each Fund's outstanding Prime Shares which are owned of record or beneficially by that organization's customers for whom the organization is the dealer of record or shareholder of record or with whom it has a servicing relationship. As of the date of this Statement of

Additional Information, Galaxy intends to limit the payments under the Prime Share Plan to an aggregate fee of not more than ____% (on an annualized basis) of the average daily net assets of each Fund's Prime Shares. In addition, Fleet may make payments for distribution assistance and for shareholder administrative support services from its own resources, which may include the advisory fee paid by each Fund.


                    RETAIL B SHARE PLAN AND PRIME SHARE PLAN


       Payments for distribution expenses under the Retail B Share Plan and Prime Share Plan (together the "12b-1 Plans") are subject to the Rule. The Rule defines distribution expenses to include the cost of "any activity which is primarily intended to result in the sale of shares issued by" Galaxy. The Rule provides, among other things, that an investment company may bear such expenses only pursuant to a plan adopted in accordance with the Rule. In accordance with the Rule, the 12b-1 Plans provide that reports of the amounts expended under the 12b-1 Plans, and the purposes for which such expenditures were incurred, will be made to the Board of Trustees for its review at least quarterly. Each 12b-1 Plan provides that it may not be amended to increase materially the costs which Retail B Shares of the Money Market Fund and Prime Shares of the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds may bear for distribution pursuant to the 12b-1 Plans without shareholder approval, and that any other type of material amendment must be approved by a majority of the Board of Trustees, and by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of Galaxy nor have any direct or indirect financial interest in the operation of the 12b-1 Plans or in any related agreements (the "12b-1 Trustees"), by vote cast in person at a meeting called for the purpose of considering such amendments.


       Galaxy's Board of Trustees has concluded that there is a reasonable likelihood that the 12b-1 Plans will benefit the Money Market, Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds and holders of Retail B Shares and Prime Shares. The 12b-1 Plans are subject to annual reapproval by a majority of the 12b-1 Trustees and are terminable at any time with respect to the Funds by a vote of a majority of the 12b-1 Trustees or by vote of the holders of a majority of Retail B Shares with respect to the Retail B Share Plan, or by vote of the holders of a majority of Prime Shares with respect to the Prime Share Plan. Agreements entered into pursuant to the 12b-1 Plans with a broker-dealer, financial institution, or other organization are terminable with respect to the Funds without penalty, at any time, by vote of a majority of the 12b-1 Trustees, by vote of the holders of a majority of the Retail B Shares with respect to the Retail B Share Plan, or by vote of the holders of a majority of Prime Shares with respect to the Prime Share Plan, by PDI, or by the broker-dealer, financial institution, or other organization. An agreement will also terminate automatically in the event of its assignment.


       As long as the 12b-1 Plans are in effect, the nomination of the trustees who are not interested persons of Galaxy (as defined in the 1940 Act) must be committed to the discretion of the 12b-1 Trustees.

                                   DISTRIBUTOR

       PDI serves as Galaxy's distributor. PDI is a registered broker-dealer with principal offices located at Four Falls Corporate Center, 6th floor, West Conshohocken, Pennsylvania 19428-2961. Jane Haegele is the sole shareholder of PDI.


       Unless otherwise terminated, the Distribution Agreement between Galaxy and PDI remains in effect until November 30, 2000, and thereafter will continue from year to year upon annual approval by Galaxy's Board of Trustees, or by the vote of a majority of the outstanding shares of Galaxy and by the vote of a majority of the Board of Trustees of Galaxy who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Agreement will terminate in the event of its assignment, as defined in the 1940 Act.


         PDI is entitled to the payment of contingent deferred sales charges upon the redemption of Retail B Shares of the Money Market Fund. Prior to December 1, 1999, First Data Distributors, Inc. ("FD Distributors"), a wholly-owned subsidiary of PFPC, served as Galaxy's distributor and was entitled to the payment of the contingent deferred sales charges upon the redemption of Retail B Shares of the Money Market Fund. For the fiscal years ended October 31, 1999 and October 31, 1998, and for the period March 6, 1997 (date of initial public offering) through October 31, 1997, FD Distributors received contingent deferred sales charges of $____________, $12,243 and $655, respectively, in connection with Retail B Share redemptions in the Money Market Fund.

       The following table shows all sales charges, commissions and other compensation received by FD Distributors directly or indirectly from the Funds during the fiscal year ended October 31, 1999*:


                          Net Underwriting        Compensation on     Brokerage Commissions
                            Discounts and         Redemption and        in Connection with              Other
         Fund              Commissions(1)          Repurchase(2)        Fund Transactions        Compensation(3)
         ----              --------------          -------------        -----------------        ---------------
Money Market                   $                     $                         $0                    $
Government                       N/A                    N/A                    $0                    $
Tax-Exempt                       N/A                    N/A                    $0                    $
U.S. Treasury                    N/A                    N/A                    $0                    $
Institutional                    N/A                    N/A                    $0                       N/A
  Government
  Money Market
Connecticut                      N/A                    N/A                    $0                    $
  Municipal Money
  Market
Massachusetts                    N/A                    N/A                    $0                    $
  Municipal Money
  Market

----------------

* The New York Municipal Money Market Fund was not in operation and the Connecticut Municipal Money Market and Massachusetts Municipal Money Market Funds did not offer Prime Shares during the fiscal year ended October 31, 1999.
(1) Represents amounts received from commissions received in connection with sales of Retail B Shares.
(2) Represents amounts received from contingent deferred sales charges on Retail B Shares. The basis on which such sales charges are paid is described in the Prospectus relating to Retail B Shares.
(3) Represents payments made under the Shareholder Services Plan and Distribution and Services Plan for Retail B Shares during the fiscal year ended October 31, 1999, which includes fees accrued in the fiscal year ended October 31, 1998, which were paid in 1999 (see "Shareholder Services Plan - Retail A Shares" and "Distribution and Services Plans - Retail B Shares" above).


                                    AUDITORS


       [               ], independent auditors, with offices at
[                ], serve as auditors for Galaxy. The financial highlights
for the respective Funds included in their Prospectuses and the financial statements for the Funds contained in Galaxy's Annual Reports to Shareholders
with respect to the Funds (the "Annual Reports") and [                ] into
this Statement of Additional Information for the fiscal year ended October
31, 1999 have been audited by [               ]. For the respective fiscal
years and periods prior to October 31, 1999, the financial highlights for the Funds included in the Prospectuses and the financial statements for such years and periods
contained in the Annual Reports were audited by [               ], Galaxy's
former auditors.

                                     COUNSEL

       Drinker Biddle & Reath LLP (of which W. Bruce McConnel, III, Secretary of Galaxy, is a partner), One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, are counsel to Galaxy and will pass upon certain legal matters on its behalf. The law firm of Day, Berry & Howard LLP, CityPlace, Hartford, Connecticut 06103-3499, serves as special Connecticut counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the Connecticut Municipal Money Market Fund concerning Connecticut taxes and the description of special considerations relating to Connecticut Municipal Securities. The law firm of Ropes & Gray, One International Place, Boston, Massachusetts 02110-2624, serves as special Massachusetts counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the Massachusetts Municipal Money Market Fund concerning Massachusetts taxes and the description of special considerations relating to Massachusetts Municipal Securities. The law firm of Willkie Farr and Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022, serves as special New York counsel to Galaxy and has reviewed the portion of this Statement of Additional Information and the Prospectuses with respect to the New York Municipal Money Market Fund concerning New York taxes and the description of special considerations relating to New York Municipal Securities.

                        PERFORMANCE AND YIELD INFORMATION

       The standardized annualized seven-day yields for the Funds are computed by: (1) determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account in a Fund having a balance of one share at the beginning of a seven-day period, for which the yield is to be quoted, (2) dividing the net change in account value by the value of the account at the beginning of the base period to obtain the base period return, and (3) annualizing the results (i.e., multiplying the base period return by (365/7)). The net change in the value of the account in each Fund includes the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, and all fees that are charged by a Fund to all shareholder accounts in proportion to the length of the base period, other than non-recurring account and sales charges. For any account fees that vary with the size of the account, the amount of fees charged is computed with respect to the Fund's mean (or median) account size. The capital changes to be excluded from the calculation of the net change in account value are realized gains and losses from the sale of securities and unrealized appreciation and depreciation. The effective compound yield quotation for each Fund is computed by adding 1 to the unannualized base period return (calculated as described above), raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result.


       In addition, the Tax-Exempt, Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds may calculate a "tax equivalent yield." The tax equivalent yield is computed by dividing that portion of a Fund's yield which is tax-exempt by one minus a stated income tax rate and adding the product to that portion, if any, of the Fund's computed yield that is not tax-exempt. Tax equivalent yields assume the payment of federal income taxes at a rate of 31%. Tax equivalent yields of the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds assume ___, ___% and ___% combined federal and state tax rates, respectively, and indicate what each Fund would have had to earn to equal its actual yield, assuming that income earned by a Fund is 100% tax-exempt.


       The current yields for the Funds may be obtained by calling PDI at 1-877-BUY-GALAXY (1-877-289-4252).


       For the seven-day period ended October 31, 1999, the annualized yields and effective yields for Retail A Shares of the Money Market, Government, U.S. Treasury, Tax-Exempt, Connecticut Municipal Money Market, Massachusetts Municipal Money Market and Institutional Government Money Market Funds, and the tax-equivalent yield for Retail A Shares of the Tax-Exempt Fund, Connecticut Municipal Money Market and Massachusetts Municipal Money Market Funds were as set forth below:


                                                                                                    TAX-
                                                                    ANNUALIZED      EFFECTIVE    EQUIVALENT
FUND                                                                  YIELD           YIELD         YIELD
----                                                                  -----           -----         -----
Money Market....................................................          %               %           *
Government......................................................          %               %           *
U. S. Treasury..................................................          %               %           *
Tax-Exempt......................................................          %               %             %
Institutional Government Money Market...........................          %               %           *
Connecticut Municipal Money Market..............................          %               %             %
Massachusetts Municipal Money Market............................          %               %             %
New York Municipal Money Market.................................          %               %             %

----------------------
*      Not applicable

       As of October 31, 1999, the New York Municipal Money Market Fund had not yet commenced operations.

       For the seven-day period ended October 31, 1999, the annualized yields and effective yields for Trust Shares of the Money Market, Government, U.S. Treasury and Tax-Exempt Funds, and the tax-equivalent yield for Trust Shares of the Tax-Exempt Fund were as set forth below:



                                                                                                    TAX-
                                                                    ANNUALIZED      EFFECTIVE    EQUIVALENT
FUND                                                                  YIELD           YIELD         YIELD
----                                                                  -----           -----         -----
Money Market                                                              %               %            *
Government                                                                %               %            *
U. S. Treasury                                                            %               %            *
Tax-Exempt                                                                %               %             %

----------------------
*      Not applicable

       For the seven-day period ended October 31, 1999, the annualized yield and effective yield for Retail B Shares of the Money Market Fund were ____% and ____%, respectively.


       For the seven day period ended October 31, 1999, the annualized yield and effective yield for Shares of the Institutional Government Money Market Fund were ____% and _____%, respectively.


       The U.S. Treasury Fund may calculate a "state flow through yield," which shows the level of taxable yield needed to produce an after-tax yield equivalent to a particular state's tax-exempt yield achieved by the Fund. The state flow through yield refers to that portion of income that is derived from interest income on direct obligations of the U.S. Government, its agencies or instrumentalities and which qualifies for exemption from state taxes. The yield calculation assumes that 100% of the interest income is exempt from state personal income tax. A state flow through yield is computed by dividing that portion of the Fund's yield which is tax-exempt by one minus a stated income tax rate. Based on the foregoing calculation and assuming, for purposes of illustration, state income tax rates of 3%, 7% and 11%, the state flow through yields for the seven-day period ended October 31, 1999 for Retail A Shares and Trust Shares of the U.S. Treasury Fund were as set forth below:



SERIES                                 3%               7%               11%
------                                 --               --               ---
Retail A Shares                          %                 %                %
Trust Shares                             %                 %                %


       Prime Shares of the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds were not offered prior to the date of this Statement of Additional Information.


TAX-EQUIVALENCY TABLES - CONNECTICUT MUNICIPAL MONEY MARKET, MASSACHUSETTS MUNICIPAL MONEY MARKET AND NEW YORK MUNICIPAL MONEY MARKET FUNDS


       The Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds may use tax-equivalency tables in advertising and sales literature. The interest earned by the Municipal Securities in the Funds' respective portfolios generally remains free from federal regular income tax, and from the regular personal income tax imposed by Connecticut, Massachusetts and New York. Some portion of either Fund's income may, however, be subject to the federal alternative minimum tax and state and local regular or alternative minimum taxes. As the tables below indicate, "tax-free" investments may be attractive choices for investors, particularly in times of narrow spreads between "tax-free" and taxable yields.



         The charts below are for illustrative purposes only and use tax brackets that were in effect beginning January 1, 1999. These are not indicators of past or future performance of the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds.


         Note: The maximum marginal tax rate for each bracket was used in calculating the taxable yield equivalent for each chart. Furthermore, additional state and local taxes paid on comparable taxable investments were not used to increase federal deductions. Moreover, the charts do not reflect the possible effect of all items relating to the effective marginal tax rate, such as alternative minimum tax, personal exemptions, tax credits, the phase-out of exemptions or credits, itemized deductions (including the federal deduction for state taxes paid) or the possible partial disallowance of deductions.

         Connecticut Note: The charts below do not address taxable equivalent yields applicable to married taxpayers filing separate returns or heads of households.

         Investors are urged to consult their own tax advisors as to these matters.

                                               TAXABLE YIELD EQUIVALENT FOR 1999
                                                      STATE OF CONNECTICUT

Federal Tax Bracket:           15.00%       28.00%             31.00%                36.00%                39.60%
Combined Federal and State:    19.50%       32.50%             35.50%                40.50%                44.10%
Joint Return:                  $1-43,050    $43,051-104,050    $104,051-158,550      $158,551-283,150      Over $283,150
Single Return:                 $1-25,750    $25,751-62,450     $62,451-130,250       $130,251-283,150      Over $283,150
Tax-Exempt Yield:

                                                    Taxable Yield Equivalent

1.50%                          1.86%        2.22%              2.33%                      2.52%                 2.68%
2.00%                          2.48%        2.96%              3.10%                      3.36%                 3.58%
2.50%                          3.11%        3.70%              3.88%                      4.20%                 4.47%
3.00%                          3.73%        4.44%              4.65%                      5.04%                 5.37%
3.50%                          4.35%        5.19%              5.43%                      5.88%                 6.26%
4.00%                          4.97%        5.93%              6.20%                      6.72%                 7.16%
4.50%                          5.59%        6.67%              6.98%                      7.56%                 8.05%
5.00%                          6.21%        7.41%              7.75%                      8.40%                 8.94%
5.50%                          6.83%        8.15%              8.53%                      9.24%                 9.84%
6.00%                          7.45%        8.89%              9.30%                     10.08%                10.73%

                                          TAXABLE YIELD EQUIVALENT FOR 1999
                                               STATE OF MASSACHUSETTS

Federal Tax Bracket:           15.00%       28.00%             31.00%                36.00%                39.60%
Combined Federal and State:    20.95%       33.95%             36.95%                41.95%                45.55%
Joint Return:                  $1-43,050    $43,051-104,050    $104,051-158,550      $158,551-283,150      Over $283,151
Single Return:                 $1-25,750    $25,751-62,450     $62,451-130,250       $130,251-283,150      Over $283,151
Tax-Exempt Yield:

                                            Taxable Yield Equivalent

1.50%                          1.90%             2.27%              2.38%                 2.58%                 2.75%
2.00%                          2.53%             3.03%              3.17%                 3.45%                 3.67%
2.50%                          3.16%             3.79%              3.97%                 4.31%                 4.59%
3.00%                          3.80%             4.54%              4.76%                 5.17%                 5.51%
3.50%                          4.43%             5.30%              5.55%                 6.03%                 6.43%
4.00%                          5.06%             6.06%              6.34%                 6.89%                 7.35%
4.50%                          5.69%             6.81%              7.14%                 7.75%                 8.26%
5.00%                          6.33%             7.57%              7.93%                 8.61%                 9.18%
5.50%                          6.96%             8.33%              8.72%                 9.47%                10.10%
6.00%                          7.59%             9.08%              9.52%                10.34%                11.02%

NEW YORK STATE AND CITY: 1999

Equivalent yields: Tax-exempt


                                                        State               New York State    New York State
          Taxable Income*                   State       City      Federal     and Federal    City and Federal
              Single         City rate***   Rate      Combined     rate     Effective Date   Effective Rate**
          --------------------------------------------------------------------------------------------------------
             0 - 8,000          3.05%         4%     7.04950%      15%        18.40%            20.99%
          8,001 - 11,000        3.05%       4.5%     7.54950%      15%        18.83%            21.42%
          11,001 - 12,000       3.05%      5.25%     8.29950%      15%        19.46%            22.05%
          12,001 - 13,000       3.71%      5.25%     8.96355%      15%        19.46%            22.62%
          13,001 - 20,000       3.71%       5.9%     9.61355%      15%        20.02%            23.17%
          20,001 - 25,000       3.71%      6.85%    10.56355%      15%        20.82%            23.98%
          25,001 - 25,750       3.77%      6.85%    10.62055%      15%        20.82%            24.03%
          25,751 - 50,000       3.77%      6.85%    10.62055%      28%        32.93%            35.65%
          50,001 - 61,450       3.83%      6.85%    10.62055%      28%        32.93%            35.69%
         61,451 - 130,250       3.83%      6.85%    10.67755%      31%        35.73%            38.37%
         130,251 - 283,150      3.83%      6.85%    10.67755%      36%        40.38%            42.83%
             OVER 283,150       3.83%      6.85%    10.67755%    39.6%        43.74%            46.05%
         ---------------------------------------------------------------------------------------------------------

         New York Tax Equivalent Yields:****

         --------------------------------------------------------------------------------------
          1.5%       2.0%      2.5%     3.0%      3.5%     4.0%       5.0%     5.5%      6.0%
         --------------------------------------------------------------------------------------
          1.90%     2.53%     3.16%     3.80%    4.43%    5.06%      6.33%     6.96%     7.59%
          1.91%     2.55%     3.18%     3.82%    4.45%    5.09%      6.36%     7.00%     7.64%
          1.92%     2.57%     3.21%     3.85%    4.49%    5.13%      6.41%     7.06%     7.70%
          1.94%     2.58%     3.23%     3.88%    4.52%    5.17%      6.46%     7.11%     7.75%
          1.95%     2.60%     3.25%     3.90%    4.56%    5.21%      6.51%     7.16%     7.81%
          1.97%     2.63%     3.29%     3.95%    4.60%    5.26%      6.58%     7.23%     7.89%
          1.97%     2.63%     3.29%     3.95%    4.61%    5.27%      6.58%     7.24%     7.90%
          2.33%     3.11%     3.88%     4.66%    5.44%    6.22%      7.77%     8.55%     9.32%
          2.33%     3.11%     3.89%     4.66%    5.44%    6.22%      7.77%     8.55%     9.33%
          2.43%     3.25%     4.06%     4.87%    5.68%    6.49%      8.11%     8.92%     9.74%
          2.62%     3.50%     4.37%     5.25%    6.12%    7.00%      8.75%     9.62%    10.50%
          2.78%     3.71%     4.63%     5.55%    6.49%    7.41%      9.27%    10.19%    11.12%
         -------------------------------------------------------------------------------------



                                                        State               New York State    New York State
          Taxable Income*                   State       City      Federal     and Federal    City and Federal
              Single         City rate***   Rate      Combined     rate     Effective Date   Effective Rate**
          -------------------------------------------------------------------------------------------------------
            0 - 16,000          3.05%         4%     7.04950%      15%        18.40%            20.99%
          16,001 - 21,600       3.05%       4.5%     7.54950%      15%        18.83%            21.42%
          21,601 - 22,000       3.71%       4.5%     8.21355%      15%        18.83%            21.88%
          22,001 - 26,000       3.71%      5.25%     8.96355%      15%        19.46%            22.62%
          26,001 - 40,000       3.71%       5.9%     9.61355%      15%        20.02%            23.17%
          40,001 - 43,050       3.71%      6.85%    10.56355%      15%        20.82%            23.98%
          43,051 - 45,000       3.71%      6.85%    10.56355%      28%        32.93%            35.61%
          45,001 - 90,000       3.77%      6.85%    10.62055%      28%        32.93%            35.65%
         90,001 - 104,050       3.83%      6.85%    10.67755%      28%        32.93%            35.69%
         104,051 - 158,550      3.83%      6.85%    10.67755%      31%        35.73%            38.37%
         158,551 - 283,150      3.83%      6.85%    10.67755%      36%        40.38%            42.83%
           OVER 283,150         3.83%      6.85%    10.67755%    39.6%        43.74%            46.05%
-----------------------------------------------------------------------------------------------------------------

         New York Tax Equivalent Yields:****

         --------------------------------------------------------------------------------------
          1.5%       2.0%      2.5%     3.0%      3.5%     4.0%       5.0%     5.5%      6.0%
         --------------------------------------------------------------------------------------
          1.90%     2.53%     3.16%     3.80%    4.43%    5.06%      6.33%     6.96%     7.59%
          1.91%     2.55%     3.18%     3.82%    4.45%    5.09%      6.36%     7.00%     7.64%
          1.92%     2.56%     3.20%     3.85%    4.49%    5.13%      6.41%     7.05%     7.69%
          1.94%     2.59%     3.23%     3.88%    4.52%    5.17%      6.46%     7.11%     7.75%
          1.95%     2.60%     3.25%     3.90%    4.56%    5.21%      6.51%     7.16%     7.81%
          1.97%     2.63%     3.29%     3.95%    4.60%    5.26%      6.58%     7.23%     7.89%
          2.33%     3.11%     3.88%     4.66%    5.44%    6.21%      7.76%     8.54%     9.32%
          2.33%     3.11%     3.88%     4.66%    5.44%    6.22%      7.77%     8.55%     9.32%
          2.33%     3.11%     3.89%     4.66%    5.44%    6.22%      7.77%     8.55%     9.33%
          2.43%     3.25%     4.06%     4.87%    5.68%    6.49%      8.11%     8.92%     9.74%
          2.62%     3.50%     4.37%     5.25%    6.12%    7.00%      8.75%     9.62%    10.50%
          2.78%     3.71%     4.63%     5.56%    6.49%    7.41%      9.27%    10.19%    11.12%
         -------------------------------------------------------------------------------------


* This amount represents taxable income as defined in the Internal Revenue Code. It is assumed that taxable income as defined in the Internal Revenue Code is the same as under the New York State or City Personal Income Tax law; however, New York state or city taxable income may differ due to differences in exemptions, itemized deductions, and other items.

** For federal tax purposes, these combined rates reflect the applicable marginal rates for 1998, including indexing for inflation. These rates include the effect of deducting state and city taxes on your Federal return. For New York purposes, these combined rates reflect the expected New York State and New York City tax and surcharge rates for 1998.

*** The New York city rate is comprised of the tax base rate, city surcharge, and the additional city surcharge for 1998.

****     These represent New York State, City, and Federal Equivalent Yields.

PERFORMANCE REPORTING


         From time to time, in advertisements or in reports to shareholders, the yields of the Funds, as a measure of their performance, may be quoted and compared to those of other mutual funds with similar investment objectives and to other relevant indexes or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, such data is reported in national financial publications such as DONOGHUE'S MONEY FUND REPORT-Registered Trademark-, a widely recognized independent publication that monitors the performance of mutual funds. Also, the Funds' yield data may be reported in national financial publications including, but not limited to, MONEY MAGAZINE, FORBES, BARRON'S, THE WALL STREET JOURNAL, and THE NEW YORK TIMES, or in publications of a local or regional nature. The performance of the Money Market, Government, U.S. Treasury and Institutional Government Money Market Funds may also be compared to the average yields reported by the BANK RATE MONITOR for money market deposit accounts offered by the 50 leading banks and thrift institutions in the top five standard metropolitan statistical areas. Yield data will be calculated separately for Trust Shares, Retail A Shares and/or Retail B Shares of the Money Market, Government, U.S. Treasury and Tax-Exempt Funds and for Retail A Shares and Prime Shares of the Connecticut Municipal Money Market, Massachusetts Municipal Money Market and New York Municipal Money Market Funds.


         The yield of a Fund refers to the income generated over a seven-day period identified in the advertisement and is calculated as described above. Each Fund may also advertise its "effective yield" which is calculated as described above. The "effective yield" will be slightly higher because of the compounding effect of the assumed reinvestment. Also, each Tax-Exempt Money Market Fund may from time to time advertise a "tax-equivalent yield" to demonstrate the level of taxable yield necessary to produce an after-tax yield equivalent to that achieved by the Fund. The "tax-equivalent yield" is computed as described above. The U.S. Treasury Fund may also advertise a "state flow through yield," as discussed above.

         The Funds' yields will fluctuate and any quotation of yield should not be considered as representative of the future performance of the Funds. Since yields fluctuate, yield data cannot necessarily be used to compare an investment in a Fund's shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance is generally a function of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. Any fees charged directly by institutions to accounts of customers that have invested in shares of a Fund will not be included in calculations of yield.

         The portfolio managers of the Funds and other investment professionals may from time to time discuss in advertising, sales literature or other material, including periodic publications, various topics of interest to shareholders and prospective investors. The topics may include but are not limited to the advantages and disadvantages of investing in tax-deferred and taxable investments; Fund performance and how such performance may compare to various market indices; shareholder profiles and hypothetical investor scenarios; the economy; the financial and capital markets; investment strategies and techniques; investment products; and tax, retirement and investment planning.

                                  MISCELLANEOUS

         As used in this Statement of Additional Information, "assets belonging to" a particular Fund or series of a Fund means the consideration received by Galaxy upon the issuance of shares in that particular Fund or series of the Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds and a portion of any general assets of Galaxy not belonging to a particular series or Fund. In determining the net asset value of a particular series of a Fund, assets belonging to the particular series of the Fund are charged with the direct liabilities in respect of that series and with a share of the general liabilities of Galaxy, which are allocated in proportion to the relative asset values of the respective series and Funds at the time of allocation. Subject to the provisions of Galaxy's Declaration of Trust, determinations by the Board of Trustees as to the direct and allocable liabilities, and the allocable portion of any general assets with respect to a particular series or Fund, are conclusive.

         Shareholders will receive unaudited semi-annual reports describing the Funds' investment operations and annual financial statements audited by independent certified public accountants.

         A "vote of the holders of a majority of the outstanding shares" of a particular Fund or a particular series of shares in a Fund means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in an investment objective or fundamental investment policy, the affirmative vote of the holders of the lesser of (a) more than 50% of the outstanding shares of such Fund or such series of shares, or (b) 67% or more of the shares of such Fund or such series of shares present at a meeting if more than 50% of the outstanding shares of such Fund or such series of shares are represented at the meeting in person or by proxy.

       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record more than 5% of the outstanding Trust Shares of each of Galaxy's investment portfolios (including shares of the Institutional Government Money Market Fund) were as follows: Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000150286 (99.87%); Tax-Exempt Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000007717 (100.00%); Government Money Market Fund --Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000012621 (98.58%); Equity Value Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000064 (76.43%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000003204 (14.55%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000011551 (7.23%); Equity Growth Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000082 (70.31%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000010017 (15.31%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000030718 (14.04%); Equity Income Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000015771 (48.75%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000003748 (36.92%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (13.37%); International Equity Fund --Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000073 (42.99%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000876 (39.29%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000004088 (14.13%); Growth and Income Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503793 (76.73%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503873 (19.78%); Asset Allocation Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000073 (93.27%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000002598 (5.98%); Small Company Equity -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000046 (66.04%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001492 (24.41%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000006102 (7.33%); Institutional Treasury Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main Street, NY/RO/TO3C, Rochester, NY 14638, Account 00000000019 (91.11%); Luitpold Pharmaceuticals Inc., Kirk Sobecki, CFO, Attn: Harold Noviello, One Luitpold Drive, Shirley,

NY 11967, Account 05100281441 (7.02%); Small Cap Value Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503999 (48.74%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503917 (31.01%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 05000503953 (19.77%); Strategic Equity Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 5100115522 (97.48%); Intermediate Government Income Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000038408 (38.48%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000007183 (34.80%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (26.20%); High Quality Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (62.76%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001465 (24.53%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000006095 (12.37%); Short-Term Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000008627 (31.48%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000064 (46.43%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001090 (21.82%); Tax-Exempt Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000005899 (34.38%) Gales & Co, Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000028 (38.95%); Gales and Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000670 (26.42%); Connecticut Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000019 (74.69%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000037 (24.84%); Massachusetts Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000019 (48.96%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000073 (49.06%); Corporate Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000046 (44.33%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000006102 (36.50%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001492 (12.65%); New Jersey Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/T04A, 159 East Main Street, Rochester, NY 14638, Account 5100115489 (51.69%); Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 5100115504 (35.56%); BOB & Co., c/o Bank
of Boston, Attn: Mutual Fund Dept. 45-02-06, P.O. Box 1809, Boston, MA 02105, Account 5102076990 (12.74%); and New York Municipal Bond Fund -- Gales & Co., Fleet Investment Services, Mutual Funds Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000000019 (9.36%); Gales & Co., Fleet Investment Services, Mutual Fund Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001107 (70.04%); Gales & Co., Fleet Investment Services, Mutual Fund Unit - NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000005292 (14.85%); BOB & Co., c/o Bank of Boston, Attn: Mutual Fund Dept. 45-02-06, P.O. Box 1809, Boston, MA 02105, Account 5102076990 (5.68%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record more than 5% of the outstanding Retail A Shares of each of Galaxy's investment portfolios (including shares of the Connecticut Municipal Money Market and Massachusetts Municipal Money Market Funds) were as follows: Tax-Exempt Money Market Fund -- Ellsworth Kelly, P.O. Box 151, 45 South Street, Spencertown, NY 12165, Account 0000063825 (6.99%); U.S. Treasury Money Market Fund -- US Clearing, a Division of Fleet Securities Inc., 26 Broadway, New York, NY 10004, Account 05100115684 (10.40%);
Massachusetts Municipal Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main St., NY/RO/TO3C, Rochester, NY 14638, Account 05100058503 (61.34%); Connecticut Municipal Money Market Fund -- Fleet New York, Fleet Investment Services, 159 East Main St., NY/RO/TO3C, Rochester, NY 14638, Account 05100058521 (48.64%); William L. Bucknall & Norma Lee Bucknall, 5 Oak Ridge Drive, Bethany, CT 06524, Account 0000002259 (5.16%); Rhode Island Municipal Bond Fund --Gales & Co., Fleet Investment Services, Mutual Funds Unit
- NY/RO/TO4A, 159 East Main Street, Rochester, NY 14638, Account 00000001492 (40.88%); James R. McCulloch, c/o Microfibre, PO Box 1208, Pawtucket, RI 02860, Account 05000414933 (9.11%); New York Municipal Bond Fund -- Marilyn J. Brantley, 5954 Van Allen Road, Belfast, NY 14711, Account 05100977627 (11.78%); New Jersey Municipal Bond Fund -- Jeffery W. Golden, 7 Hampton Ridge CT, Old Tappan, NJ 07675, Account 05100780704 (16.09%); John W. Maki & Kimberly McGrath Maki JT, 1 Connet Lane, Mendham, NJ, 07945, Account 05100011377 (33.47%); US Clearing Corp., FBO 979-06374-12, 26 Broadway, New York, NY 10004-1798, Account 07000100574 (27.89%); Serene W. Peng, 70 Chelsea, Watchung, NJ 07060, Account 5101583480 (17.19%); Tax-Exempt Bond Fund -- Danny Schulman, 9 Corn Mill Ct., Upper Saddle River, NJ 07458, Account 510116598 (6.11%); and Massachusetts Municipal Bond Fund -- New England Realty Assoc., Robert Blank, Ronald Brown, Harold Brown and Carl Veleri, 39 Brighton Ave., Boston MA 02134, Account 5100587013 (6.59%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record more than 5% of the outstanding Retail B Shares of each of Galaxy's investment portfolios were as follows: Money Market Fund -- Worldmark Master Fund, LLC, D. Dean Rhodes auth. officer or Richard J. Gates (investment adviser), 11466 Old Harber Road, N. Palm Beach, FL 33408, Account 5102031823 (18.24%); Worldmark Master Fund, LLC, D. Dean Rhodes auth. officer or Richard J. Gates (investment adviser) 11465 Old Harbor Road, N. Palm Beach, FL 33408, Account 5102074064 (20.78%); Intermediate Government Income Fund; Adriana Vita, 345 Park Avenue, New York, NY 10154, Account 05101563377 (8.84%); Short-Term Bond Fund -- Elizabeth Mugar, 10 Chestnut St., Apt. 1808, Springfield, MA 01103,

Account 5100760012 (7.15%); Chelsea Police Relief Assoc., John R. Phillips, Treasurer, and Michael McCona, Clerk, 180 Crescent Avenue, Chelsea, MA 02150, Account 0970036155 (13.23%); Josve Colon, Cust., Hazel Colon UGMA CT, 400 LaSalle Street, New Britain, CT 06051, Account 5101157039 (7.37%); U.S. Clearing Corp., FBO 978-02086-18, Eugene J. Margaret Dunscomb, 505 Apple Tree Lane, Brewster, NY 10509-6004, Account 70000100609 (7.09%); Tax-Exempt Bond Fund -- David Fendler & Sylvia Fendler JT WROS, 72 Brinkerhoff Ave., Stamford, CT 06905, Account 05100255354 (7.48%); Frances E. Stady, P.O. Box 433, 3176 Main Street, Yorkshire, NY 14173, Account 05102027437 (5.84%); and Strategic Equity Fund -- Betsey Tan, 7 Donovan's Lane, Natick, MA 01760, Account 05101043778 (7.41%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held beneficially more than 5% of the outstanding Trust Shares of each of Galaxy's investment portfolios were as follows: Money Market Fund--Stable Asset Fund, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638, (12.05%); Hope-Sayles Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638, (10.65%); Government Money Fund -- AMS Trust Account, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638, (9.76%); Beacon Mutual Insurance Co., c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (6.33%); U.S. Treasury Money Fund -- Loring Walcott Client Sweep Acct., c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (23.17%); Equity Value Fund--Fleet Savings Plus-Equity Value, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (24.21%); Equity Growth Fund--Fleet Savings Plus-Equity Growth, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (23.54%); Nusco Retiree Health VEBA Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (6.82%); International Equity Fund--FFG International Equity Fund, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (12.68%); Fleet Savings Plus-Intl. Equity, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (9.82%); Intermediate Government Income Fund -- Nusco Retiree Health VEBA Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (6.44%); Strategic Equity Fund--FFG Retirement & Pension VDG, c/o Fleet Financial Group, 159 East Main, Rochester, NY 14638, (93.39%); High Quality Bond Fund--Fleet Savings Plus Plan-HQ Bond, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (19.60%); Asset Allocation Fund--Fleet Savings Plus-Asset Allocation, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (26.52%); Small Company Equity Fund--Fleet Savings Plus-Small Company, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (33.58%); Tax Exempt Bond Fund -- Nusco Retiree Health VEBA Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (37.64%); Corporate Bond Fund--Cole Hersee Pension Plan, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (8.40%); Growth Income Fund--Fleet Savings Plus-Growth Income, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (43.81%); Crumpton & Knowles IARP, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638 (10.11%); Small Cap Value Fund--FFG Emp. Ret. Misc. Assets SNC, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (25.16%); Institutional Government Fund --IBEW Local #99 Annuity, c/o Norstar Trust Co., Gales & Co., 159 East Main Street, Rochester, NY 14638 (5.26%); New Jersey Municipal Bond Fund--Perillo Tours, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (22.47%); Royal Chambord IMA, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY, 14638, (11.24%); McKee Wendell A. Marital Trust, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester,

NY 14638, (11.16%); Varco Inc. IMA, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (5.62%); and Tiernan Diana V IA, c/o Norstar Trust Co., Gales & Co., 159 East Main, Rochester, NY 14638, (5.10%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding A Prime Shares of Galaxy's Asset Allocation, Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, International Equity, Small Cap Value, Small Company Equity, Short-Term Bond, Intermediate Government Income, High Quality Bond and Tax-Exempt Bond Funds were as follows: Asset Allocation Fund--U.S. Clearing, A Division of Fleet Securities, Inc., FBO #147-97697-11, Ray Wayne Prince, 11010 Stephens Road, Berlin Heights, OH 44814-9673 (18.52%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #135-29801-11, Joseph P. Quinn & Genevieve H. Quinn Trust, 725 N. Riverside Drive, Apt. 405, Pompano Beach, FL 33062-4536 (12.47%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #175-97327-10, Margaret Ann Gillenwater, 2525 E. Prince Road #23, Tucson, AZ 85716-1146 (11.92%); U.S. Clearing, A
Division of Fleet Securities, Inc., FBO #114-97238-17, Sara Mallow, 936 Broadway, New York, NY 10010-6013 (25.26%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #166-88586-13, Pamela Ann Radamaker, 1001 Tramway Blvd. NE, Albuquerque, NM 87112-6280 (10.72%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #114-23817-12, John R. Johnson, P.O. Box 4338, Deerfield Beach, FL 33442-4338 (8.31%); Growth and Income Fund--U.S. Clearing, A Division of Fleet Securities Inc., FBO #160-27022-17, Linda Shaw, Trustee for the Linda
J. Shaw Trust, 920 Meadows Road, Geneva, IL 60134-3052 (34.66%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #113-27816-16, Pamela M. Fein, 68 Oak Ridge Drive, Bethany, CT 06524-3118 (29.85%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #175-97327-10, Margaret Ann Gillenwater, 2525 E. Prince Road #23, Tucson, AZ 85716-1146 (23.43%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #103-80080-19, Saint Clare School Endowment Fund, Attn: Fr. O'Shea/Andrew J. Houvouras and/or Bruce Blatman, 821 Prosperity Farms Road, No. Palm Beach, FL 33408-4299 (6.09%); Equity Growth Fund--U.S. Clearing, A Division of Fleet Securities Inc., FBO #104-32732-16, Hilda Brandt, 3900 North Charles Street, Baltimore, MD 21218-1724 (50.91%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #114-97236-17, Sara Mallow, 936 Broadway, New York, NY 10010-6013 (26.57%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #120-97689-18, Yook Y. Doo, 4634 Robinson St., Flushing, NY 11355-3445 (8.84%);
U.S. Clearing, A Division of Fleet Securities Inc., FBO #021-90471-15, Mabel L. Bowman, 35634 Meyers Ct., Fremont, CA 84536-2540 (7.00%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #143-27206-11, Mary V. Mastroianni & Pasqual Mastroianni JT Ten, 1811 Randolph Road, Schenectady, NY 12308-2021 (5.44%); International Equity Fund--U.S. Clearing, A Division of Fleet Securities Inc., FBO #125-98055-11, Albert F. Twanmo, 6508 81st St., Cabin John, MD 20818-1203 (94.66%); Small Cap Value Fund U.S. Clearing, A Division of Fleet Securities Inc., FBO # 104-32732-16, Hilda Brandt, 3900 North Charles Street, Baltimore, MD 21218-1724 (26.87%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 150-98301-11, N. Clifford Nelson Jr., 58 Middlebury Road, Orchard Park, NY 14127-3581 (16.93%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-60254-19, Frederick W. Geissinger, 601 NW 2nd Street, Evansville, IN 47708-1013 (16.81%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 103-97564-14, Thomas X. McKenna, 170 Turtle Creek Drive, Tequesta, FL 33469-1547 (12.55%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 103-31296-18, Edward U.

Roddy III, 109 Angler Avenue, Palm Beach, FL 33480-3101 (8.27%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 180-24606-24, Gary R. Plemons, P.O. Box 190, Madisonville, TN 37354-0190 (5.56%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 165-26664-29, Special Risk Underwriters, P.O. Box 54699, Phoenix, AZ 85078-4699 (5.31%); High Quality Bond Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 103-30971-12, Doris G. Schack, FBO # 103-30971-12, Doris G. Schack Living Trust, 9161 East Evans, Scottsdale, AZ 85260-7575 (72.18%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 013-02964-11, Jane L. Grayhurst, 770 Boylston St., Apt. 10G, Boston, MA 02199-7709 (15.46%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #132-90090-11, Virginia Holmes, 303 Bella Vista Drive, Ithaca, NY 14850-5774 (12.10%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding B Prime Shares of Galaxy's Asset Allocation, Equity Income, Growth and Income, Strategic Equity, Equity Value, Equity Growth, International Equity, Small Cap Value, Small Company Equity, Short-Term Bond, Intermediate Government Income, High Quality Bond and Tax-Exempt Bond Funds were as follows: Asset Allocation Fund -- U.S. Clearing, A Division of Fleet Securities Inc., FBO # 138-97818-14, Carol Y. Foster, 524 Marie Ave., Blountstown, FL 32424-1218 (10.07%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-92974-11, Ann E. Herzog, 74 Tacoma St., Staten Island, NY 10304-4222 (9.61%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 166-98559-16, Ann P. Sargent, 422 Los Encinos Ave., San Jose, CA 95134-1336 (6.40%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 166-97970-19, Alicia E. Schober, 10139 Ridgeway Drive, Cupertino, CA 95014-2658 (6.22%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 19414889-16, Paul R. Thornton & Karin
Z. Thornton, JT TEN, 1207 Oak Glen Lane, Sugar Land, TX 77479-6175 (5.70%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO #147-29049-19, Randall Prince, Rt. 1, Box 865, Turtletown, TN 37391-9700 (6.06%); Growth and Income Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-97497-13, Martin Allen Sante, 15222 Birch Lakeshore Drive, Vandalia, MI 49095-9741 (27.18%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #103-31744-16, Irwin Luftig & Elaine Luftig, 6119 Bear Creek Ct., Lake Worth, FL 33467-6812 (19.02%); Linda M. Berke & Michael E. Berke, JT WROS, 30941 Westwood Rd., Farmington Hills, MI 48331-1466 (15.25%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-29019-15, Walter W. Quan, 2617 Skyline Drive, Lorain, OH 44053-2243 (14.87%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #014-90365-19, Peter Burr Bickford, 65 A Lazell St., Hingham, MA 02043-4403 (7.44%); U.S. Clearing, A Division of Fleet Securities Inc., FBO #108-00116-10, Michael Kennedy & Carleen Kennedy, JT WROS, 12 Walton Avenue, Locust Valley, NY 11560-1227 (5.48%); Equity Growth Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 111-98315-17, Thomas J. Bernfeld, 185 West End Ave., Apt. 21D, New York, NY 10023-5548 (29.52%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 166-31108-13, Frank Catanho, Trustee of the Frank Catanho 1996 Trust dated 10/22/96, 24297 Mission Blvd., Hayward, CA 94544-1020 (19.07%);
U.S. Clearing, A Division of Fleet Securities Inc., FBO # 183-97247-11, W.P. Fleming, 66500 E. 253rd, Grove, OK 74344-6163 (8.77%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 131-96122-18, Elaine B. Odessa, 9 Newman Rd., Pawtucket, RI 02860-8183 (6.66%); International Equity Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-5924-17, Church & Friary of St. Francis of Assisi, c/o Fr.

Ronald P. Stark OFM, 135 West 31st St., New York, NY 10001-3405 (82.40%); Small Cap Value Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-97574-19, Ray William Mominey, 1340 San Cristobal Villa, Punta Gorda, FL 33983-6616 (15.90%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 111-98315-17, Thomas J. Bernfeld, 185 West End Ave., Apt. 21D, New York, NY 10023-5548 (10.13%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 107-30623-15, Andrejs Zvejnieks, 2337 Christopher Walk, Atlanta, GA 30327-1110 (6.86%); E-Trade: Cust. for the rollover IRA, FBO Rufus O. Eddins, Jr., A/C # 11042697, 360 Dominion Circle, Knoxville, TN 37922-2750 (5.34%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 221-97250-13, Micheal A. Veschi, 106 Exmoor Court, Leesburg, VA 20176-2049 (5.13%); High Quality Bond Fund - U.S. Clearing, A Division of Fleet Securities Inc., FBO # 200-70099-19, Neil C. Feldman, 41 Windham Way, Englishtown, NJ 07726-8216 (25.37%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 119-97697-10, Ira Sornborg, 4219 Nautilus Ave., Brooklyn, NY 11224-1019 (10.23%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 216-12779-14, Les H. Galex & Nan Galex, JT TEN, 7540 Farragut St., Hollywood, FL 33024-2626 (8.11%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-93287-11, Marjorie Dion, 301 Raimond St., Yaphank, NY 11980-9725 (7.31%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 102-68909-11, Marjorie Dion, 301 Raimond St., Yaphank, NY 11980-9725 (8.61%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 147-24459-13, Jay Robert Klein, 26800 Amhearst Circle, #209, Cleveland, OH 44122-7572 (8.40%); U.S. Clearing, A Division of Fleet Securities Inc., FBO # 157-98031-13, Patricia Fusco, 112 E. Chapel Ave., Cherry Hill, NJ 08034-1204 (6.53%); U.S. Clearing, A Division of Fleet Securities, Inc., FBO # 216-13463-13, Jerry H. Dunmire, 5151 SW 89 Terrace, Cooper City, FL 33328-3631 (6.48%).


       As of November 30, 1999, the name, address and share ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding shares of Galaxy's Prime Reserves, Government Reserves and Tax Exempt Reserves were as follows: Prime Reserves -- U.S. Clearing, 26 Broadway, New York, NY 10004 (6.96%); Government Reserves -- U.S. Clearing, 26 Broadway, New York, NY 10004 (100.00%); and Tax Exempt Reserves -- U.S. Clearing, 26 Broadway, New York, NY 10004 (100.00%).


       As of November 30, 1999, no entity or person held of record or beneficially more than 5% of the outstanding Retail A and Retail B Shares of Galaxy's Equity Income, New York Municipal Bond, Connecticut Municipal Bond, Massachusetts Municipal Bond, Rhode Island Municipal Bond, Massachusetts Municipal Money Market, Connecticut Municipal Money Market and Short Term Bond Funds.

                              FINANCIAL STATEMENTS


         Galaxy's Annual Reports to Shareholders with respect to the Funds for the fiscal year ended October 31, 1999 [has been filed] with the SEC. The financial statements contained in such Annual Reports are [ ] into this Statement of Additional Information. The financial statements and financial highlights for the Funds for the fiscal year ended October 31, 1999 have been audited by Galaxy's independent accountants, [ ], whose reports thereon also appears in such Annual Reports and [ ]. The financial statements in such Annual Reports have been [ ] in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                   APPENDIX A

COMMERCIAL PAPER RATINGS


               A Standard & Poor's commercial paper rating is a current opinion of credit worthiness of an obligor with respect to financial obligations having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard and Poor's for commercial paper:


               "A-1" - Obligations are rated in the highest category indicating that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

               "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

               "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

               "B" - Obligations are regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

               "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.


               "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


               Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually senior debt obligations not having an original maturity in excess of one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for commercial paper:

               "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

               "Prime-2" - Issuers (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

               "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

               "Not Prime" - Issuers do not fall within any of the Prime rating categories.


               The three rating categories of Duff & Phelps for investment grade commercial paper and short-term debt are "D-1," "D-2" and "D-3." Duff & Phelps employs three designations, "D-1+," "D-1" and "D-1-," within the highest rating category. The following summarizes the rating categories used by Duff & Phelps for commercial paper:

               "D-1+" - Debt possesses the highest certainty of timely payment. Short-term liquidity, including internal operating factors and/or access to alternative sources of funds, is outstanding, and safety is just below risk-free U.S. Treasury short-term obligations.

               "D-1" - Debt possesses very high certainty of timely payment. Liquidity factors are excellent and supported by good fundamental protection factors. Risk factors are minor.

               "D-1-" - Debt possesses high certainty of timely payment. Liquidity factors are strong and supported by good fundamental protection factors. Risk factors are very small.

               "D-2" - Debt possesses good certainty of timely payment. Liquidity factors and company fundamentals are sound. Although ongoing funding needs may enlarge total financing requirements, access to capital markets is good. Risk factors are small.

               "D-3" - Debt possesses satisfactory liquidity and other protection factors qualify issues as to investment grade. Risk factors are larger and subject to more variation. Nevertheless, timely payment is expected.

               "D-4" - Debt possesses speculative investment characteristics. Liquidity is not sufficient to insure against disruption in debt service. Operating factors and market access may be subject to a high degree of variation.

               "D-5" - Issuer has failed to meet scheduled principal and/or interest payments.


               Fitch IBCA short-term ratings apply to debt obligations that have time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities. The following summarizes the rating categories used by Fitch IBCA for short-term obligations:

               "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

               "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

               "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

               "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

               "C" - Securities possess high default risk. This designation indicates that default is a real possibility and that the capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

               "D" - Securities are in actual or imminent payment default.



               Thomson BankWatch short-term ratings assess the likelihood of an untimely payment of principal and interest of debt instruments with original maturities of one year or less. The following summarizes the ratings used by Thomson Financial BankWatch:



               "TBW-1" - This designation represents Thomson Financial BankWatch's highest category and indicates a very high likelihood that principal and interest will be paid on a timely basis.



               "TBW-2" - This designation represents Thomson Financial BankWatch's second-highest category and indicates that while the degree of safety regarding timely repayment of principal and interest is strong, the relative degree of safety is not as high as for issues rated "TBW-1."

               "TBW-3" - This designation represents Thomson BankWatch's lowest investment-grade category and indicates that while the obligation is more susceptible to adverse developments (both internal and external) than those with higher ratings, the capacity to service principal and interest in a timely fashion is considered adequate.

               "TBW-4" - This designation represents Thomson BankWatch's lowest rating category and indicates that the obligation is regarded as non-investment grade and therefore speculative.


CORPORATE AND MUNICIPAL LONG-TERM DEBT RATINGS

               The following summarizes the ratings used by Standard & Poor's for corporate and municipal debt:

               "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

               "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

               "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

               "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

               Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

               "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

               "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

               "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment, and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

               "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

               "C" - The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.


               "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.


               PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

               "r" - This symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk - such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

         The following summarizes the ratings used by Moody's for corporate and municipal long-term debt:

               "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

               "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

               "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

               "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.


               "Ba," "B," "Caa," "Ca," and "C" - Bonds that possess one of these ratings provide questionable protection of interest and principal ("Ba" indicates speculative elements; "B" indicates a general lack of characteristics of desirable investment; "Caa" indicates poor standing; "Ca" represents obligations which are speculative in a high degree; and "C" represents the lowest rated class of bonds). "Caa," "Ca" and "C" bonds may be in default.


               Con. (---) - Bonds for which the security depends upon the completion of some act or the fulfillment of some condition are rated conditionally. These are bonds secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals which begin when facilities are completed, or (d) payments to which some other limiting condition attaches. Parenthetical rating denotes probable credit stature upon completion of construction or elimination of basis of condition.

               Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

               The following summarizes the long-term debt ratings used by Duff & Phelps for corporate and municipal long-term debt:

               "AAA" - Debt is considered to be of the highest credit quality. The risk factors are negligible, being only slightly more than for risk-free U.S. Treasury debt.

               "AA" - Debt is considered to be of high credit quality. Protection factors are strong. Risk is modest but may vary slightly from time to time because of economic conditions.

               "A" - Debt possesses protection factors which are average but adequate. However, risk factors are more variable in periods of greater economic stress.

               "BBB" - Debt possesses below-average protection factors but such protection factors are still considered sufficient for prudent investment. Considerable variability in risk is present during economic cycles.

               "BB," "B," "CCC," "DD," and "DP" - Debt that possesses one of these ratings is considered to be below investment grade. Although below investment grade, debt rated "BB" is deemed likely to meet obligations when due. Debt rated "B" possesses the risk that obligations will not be met when due. Debt rated "CCC" is well below investment grade and has considerable uncertainty as to timely payment of principal, interest or preferred dividends. Debt rated "DD" is a defaulted debt obligation, and the rating "DP" represents preferred stock with dividend arrearages.

               To provide more detailed indications of credit quality, the "AA," "A," "BBB," "BB" and "B" ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major categories.

               The following summarizes the ratings used by Fitch IBCA for corporate and municipal bonds:

               "AAA" - Bonds considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

               "AA" - Bonds considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

               "A" - Bonds considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

               "BBB" - Bonds considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity.

               "BB" - Bonds considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic changes over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

               "B" - Bonds are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

               "CCC," "CC", and "C" - Bonds have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.


               "DDD," "DD" and "D" - Bonds are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.



               Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.



               To provide more detailed indications of credit quality, the Fitch IBCA ratings from and including "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within these major rating categories.



               Thomson Financial BankWatch assesses the likelihood of an untimely repayment of principal or interest over the term to maturity of long term debt and preferred stock which are issued by United States commercial banks, thrifts and non-bank banks; non-United States banks; and broker-dealers. The following summarizes the rating categories used by Thomson BankWatch for long-term debt ratings:


               "AAA" - This designation indicates that the ability to repay principal and interest on a timely basis is extremely high.

               "AA" - This designation indicates a very strong ability to repay principal and interest on a timely basis, with limited incremental risk compared to issues rated in the highest category.

               "A" - This designation indicates that the ability to repay principal and interest is strong. Issues rated "A" could be more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.


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               "BBB" - This designation represents the lowest investment-grade category and indicates an acceptable capacity to repay principal and interest. Issues rated "BBB" are more vulnerable to adverse developments (both internal and external) than obligations with higher ratings.


               "BB," "B," "CCC," and "CC" - These designations are assigned by Thomson Financial BankWatch to non-investment grade long-term debt. Such issues are regarded as having speculative characteristics regarding the likelihood of timely repayment of principal and interest. "BB" indicates the lowest degree of speculation and "CC" the highest degree of speculation.


               "D" - This designation indicates that the long-term debt is in default.

               PLUS (+) OR MINUS (-) - The ratings from "AAA" through "CC" may include a plus or minus sign designation which indicates where within the respective category the issue is placed.


MUNICIPAL NOTE RATINGS


               A Standard and Poor's note rating reflects the liquidity concerns and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's Ratings Group for municipal notes:



               "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.


               "SP-2" - The issuers of these municipal notes exhibit satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

               "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.


               Moody's ratings for state and municipal notes and other short-term loans are designated Moody's Investment Grade ("MIG") and variable rate demand obligations are designated Variable Moody's Investment Grade ("VMIG"). Such ratings recognize the differences between short-term credit risk and long-term risk. The following summarizes the ratings by Moody's Investors Service, Inc. for short-term notes:


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               "MIG-1"/"VMIG-1" - This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad-based access to the market for refinancing.


               "MIG-2"/"VMIG-2" - This designation denotes high quality. Margins of protection are ample although not so large as in the preceding group.


               "MIG-3"/"VMIG-3" - This designation denotes favorable quality, with all security elements accounted for but lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

               "MIG-4"/"VMIG-4" - This designation denotes adequate quality. Protection commonly regarded as required of an investment security is present and although not distinctly or predominantly speculative, there is specific risk.

               "SG" - This designation denotes speculative quality. Debt instruments in this category lack of margins of protection.

               Fitch IBCA and Duff & Phelps use the short-term ratings described under Commercial Paper Ratings for municipal notes.


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